PROSPECTUS	FILED PURSUANT TO RULE 424(b)(3) REGISTRATION NO. 333-284260

Phoenix Asia Holdings Limited

500,000 Ordinary Shares to be sold by the Selling Shareholder

This prospectus relates to the resale of 500,000 Ordinary Shares (the “Ordinary Shares”) of Phoenix Asia Holdings Limited (the “Company”) (the “Offering” or “Resale Offering”) that may be sold from time to time by Phoenix Prosperity Investment Limited (the “Selling Shareholder’), an existing shareholder of the Company. The Company will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder. We intend to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “PHOE”.

Assuming the Selling Shareholder will sell all the Ordinary Shares offered pursuant to the Resale Prospectus, immediately after this Offering, Phoenix Prosperity Investment Limited will own 72.22% of our outstanding Ordinary Shares (or 71.43% of our outstanding Ordinary Shares if the underwriters’ option to purchase additional shares is exercised in full. As a result, we expect to be a “controlled company” within the meaning of rule 5615(c) of Nasdaq Stock Market LLC (“Nasdaq Listing Rules”). See section titled “Prospectus Summary—Implications of Being a Controlled Company”.

Investing in the Ordinary Shares involves a high degree of risk. See section titled “Risk Factors” beginning on page 13 of this prospectus.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in Hong Kong through our Operating Subsidiary. We do not have any operations in mainland China and currently do not have or intend to have any operating subsidiary established in mainland China or any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in mainland China, but because all of our operations are conducted in Hong Kong through our wholly-owned Operating Subsidiary, and Hong Kong is a Special Administrative Region of China, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

In the event that the PRC regulatory authorities disallow our business structure, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors — If the Chinese government chooses to extend oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” for further details.

We may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the Chinese government or authorities in Hong Kong in this regard. Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our Ordinary Shares;
●	could significantly limit or completely hinder our ability to continue our operations;
●	could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors; and
●	may cause the value of our Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding its efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Hong Kong Operating Subsidiary’s daily business operations, their ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchange. These actions could result in a material change in our operations and/or to the value of our Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors. See “Risk Factors — Most of our Operating Subsidiary’s operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may influence such operations at any time, which could result in a material change in the operations of the Operating Subsidiary and/or the value of our Ordinary Shares. The PRC government may also impose restrictions on our ability to transfer money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. There are uncertainties regarding the enforcement of PRC laws, and rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale.” for further information.

Recent statements by the PRC government have indicated an intent to exert more exert oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 24, 2021, the China Securities Regulatory Commission (the “CSRC”) released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and require “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. These rules state that in the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the Trial Measures and the Guidance Rules and Notice, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, shall arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing.

The Management understands that as of the date of this prospectus, the Group has no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our potential operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares.

We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, on July 10, 2021, the Cyberspace Administration of China (the “CAC”) issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. It remains unclear whether a Hong Kong company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or this Offering as we do not believe that our Operating Subsidiary would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) our Operating Subsidiary organized and operating in Hong Kong and the Revised Review Measures remains unclear whether it shall be applied to Hong Kong companies; (ii) our Operating Subsidiary operates without any subsidiary or VIE structure in Mainland China; (iii) as of date of this prospectus, our Operating Subsidiary has collected and stored personal information of less than 100 PRC individual clients, which is far less than one million users; and (iv) as of the date of this prospectus, our Operating Subsidiary not been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures are adopted into law in the future and if our Operating Subsidiary is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our operation and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

We have been advised by David Fong & Co., our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company and its Operating Subsidiary, are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, the Operating Subsidiary received all requisite permissions or approvals from the Hong Kong authorities to operate their businesses in Hong Kong, including but not limited to their business registration certificates. However, we have been advised by David Fong & Co. that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Based on management’s internal assessment that the Company and its subsidiary currently have no material operations in the PRC, management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our Operating Subsidiary is not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or if applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals, (ii) we inadvertently conclude that relevant permissions or approvals were not required or (iii) we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance (the “PRC MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. Our auditor, ARK Pro CPA & Co, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ARK Pro CPA & Co’s compliance with applicable professional standards. ARK Pro CPA & Co is headquartered in Hong Kong, and can be inspected by the PCAOB. ARK Pro CPA & Co was identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of our auditor for three consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCA Act and our access to the U.S. capital markets may be limited or restricted. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary—Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is April 25, 2025

The Offering

Shares offered by the Selling Shareholder	500,000 Ordinary Shares

Shares outstanding before this Offering:	20,000,000 Ordinary Shares

Shares outstanding immediately after the Initial Public Offering pursuant to the Public Offering Prospectus	21,600,000 Ordinary Shares (or 21,840,000 Ordinary Shares if the Representative exercises its option to purchase additional Shares within 45 days of the date of the closing of the Offering from us in full).

Proposed listing and symbol:	We intend to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “PHOE.”

Terms of the Offering	The Selling Shareholder will determine when and how it will sell the securities offered in this prospectus.

Use of proceeds	We are not selling any Ordinary Shares covered by this Resale Prospectus. As such, we will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder named in this prospectus.

The definitions of certain capitalized terms used in this prospectus can be found in the section titled “Prospectus Summary—Conventions Which Apply to this Prospectus” beginning on page 11 of this prospectus.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus, or on any free writing prospectus, that we have authorized for use in connection with this Offering. Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of the Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Ordinary Shares. For a more complete understanding of us and this Offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and the related notes included elsewhere in this prospectus. Some of the statements in this prospectus are forward-looking statements. See section titled “Special Note Regarding Forward-Looking Statements.” In this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “our Group” or the “Company” refer to Phoenix Asia Holdings Limited together with its subsidiaries.

Our Business

Our Mission

We strive to become a premier substructure contractor in Hong Kong, delivering unparalleled customer satisfaction, the highest standards of work and safety, and exceptional craftsmanship and environmental performance.

Overview

We are an exempted company with limited liabilities incorporated under the laws of the Cayman Islands on August 9, 2024. We operate as a holding company. We operate our business primarily through our indirectly wholly-owned Operating Subsidiary, Winfield Engineering (Hong Kong) Limited. We mainly engage in substructure works, such as site formation, ground investigation and foundation works, in Hong Kong. To a lesser extent, we also provide other construction services such as structural steelworks. We mostly undertake substructure works in the role of subcontractor for the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023.

Winfield Engineering (Hong Kong) Limited was founded in 1990. Over our 30 years of operating history, we have focused on substructure works, serving as a subcontractor and building up significant expertise and a strong track record. Substructure refers to the foundation support system constructed beneath ground level. We take great pride in our capability to effectively address substructure works challenges during the completion of our works. In 2023, we were awarded with a public project for a major trunk road, which involves marine grouting works and the project is expected to be completed in late-2025. This project further demonstrates our versatility and commitment to delivering high-quality substructure solutions.

Through our Operating Subsidiary, we are mainly engaged in public sector and private sector projects in Hong Kong. In 2023, we were awarded with an infrastructure project for the redevelopment of a riding school with an initial contract sum of over HKD24.4 million (USD3.1 million), which is expected to be completed in mid-2025.

As of the date of this prospectus, Winfield Engineering (Hong Kong) Limited is (i) a Registered Specialist Contractor under the sub-registers of foundation works, site formation works and ground investigation field works categories maintained by the Buildings Department of Hong Kong; and (ii) a Registered Subcontractor under foundation and piling (sheet piles, bored piles, driven piles, diaphragm walls, micro piles and hand-dug caisson) and general civil works (earthwork and ground investigation) of the Registered Specialist Trade Contractors Scheme of the Construction Industry Council of Hong Kong.

We, through our Operating Subsidiary, have achieved significant growth in our business. For the fiscal years ended March 31, 2024 and 2023, our total revenue derived from substructure and other construction services was approximately USD5.8 million and USD2.2 million, respectively. The number of customers with revenue contribution to us was 18 for the fiscal year ended March 31, 2023 and 11 for the fiscal year ended March 31, 2024.

According to the Census and Statistic Department, between 2014 and 2023, the construction industry in Hong Kong maintained growth with a compounded annual growth rate of 1.53%. Driven by (i) sustained supply of residential units and urban renewal program; (ii) the Government’s funding support in innovative constructive methods and new technologies; (iii) the Government’s continuous effort in enhancing rail connectivity, which requires extensive substructure works; and (iii) rapid advancement in technology to optimize productivity and reduce costs such as the building information management and industrialized building system, it is expected that the Hong Kong civil engineering industry will continue to grow.

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Our Competitive Strengths

●	Established operating history and track record
●	Stable relationships with our customers and suppliers
●	Experienced and dedicated management team
●	Stringent quality control

Our Growth Strategies

●	Enhance competitiveness and expand our market share
●	Acquire innovative machinery to enhance productivity and our service capacity
●	Improve our technical capability through technology investment
●	Enhance brand recognition of our brand, “Winfield”

Corporate History and Structure

The Company, Phoenix Asia Holdings Limited, an exempted company with limited liability incorporated under the law of the Cayman Islands on August 9, 2024. The authorized share capital of the Company is USD50,000 divided into 5,000,000,000 ordinary shares with a par value of USD0.00001. Ogier Global Subscriber (Cayman) Limited was the sole shareholder holds 1 ordinary share from date of incorporation to August 15, 2024. 1 share was transferred to Phoenix Prosperity Investment Limited on August 15, 2024 and 9,999 additional shares were issued to Phoenix Prosperity Investment Limited on same date to come up with the 10,000 shares. As such, the sole shareholder of the Company, Phoenix Prosperity Investment Limited, holds 10,000 ordinary shares of the Company.

Phoenix (BVI) Limited was incorporated on August 16, 2024 under the laws of the British Virgin Islands, as an intermediate holding company. The sole shareholder of Phoenix (BVI) Limited, Phoenix Asia Holdings Limited, holds 1 ordinary share.

Winfield Engineering (Hong Kong) Limited was incorporated on February 23, 1990 in Hong Kong. Mr. Chi Kin Kelvin Yeung acquired the entire issued share capital of 20 shares at the consideration of HKD1 per share from three parties on November 30, 2016 and became the sole shareholder of Winfield Engineering (Hong Kong) Limited. On August 30, 2024, Winfield Engineering (Hong Kong) Limited issued 785 shares to Mr. Chi Kin Kelvin Yeung at the consideration of HKD785 (USD101). Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805 shares by Mr. Chi Kin Kelvin Yeung. On September 2, 2024, Winfield Engineering (Hong Kong) Limited issued 48, 49, 49 and 49 shares to More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Subsequently, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited injected HKD720,000 (USD92,308), HKD735,000 (USD94,231), HKD735,000 (USD94,231) and HKD735,000 (USD94,231), respectively, into Winfield Engineering (Hong Kong) Limited. Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805, 48, 49, 49 and 49 shares by Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited.

On September 12, 2024, Phoenix (BVI) Limited and the Company entered into share exchange agreements with (i) Mr. Chi Kin Kelvin Yeung and Phoenix Prosperity Investment Limited, (ii) More Resources Holdings Limited, (iii) Quest Dragon International Limited, (iv) Rich Plenty Investment Limited and (v) Unique Resources Holdings Limited. Pursuant to the share exchange agreements, the Company issued 16,090,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares to Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited, in exchange of 805, 48, 49, 49 and 49 shares in Winfield Engineering (Hong Kong) Limited, being 100% ownership of Winfield Engineering (Hong Kong) Limited, via Phoenix (BVI) Limited, from Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Upon completion of the above share exchange, Winfield Engineering (Hong Kong) Limited became direct wholly-owned subsidiary of Phoenix (BVI) Limited.

Subsequently, Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited holds 16,100,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares of the Company with a par value of USD0.00001, representing 80.5%, 4.8%, 4.9%, 4.9% and 4.9% of the issued outstanding share capital of the Company.

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Corporate Structure

The chart below illustrates our corporate structure and identifies our subsidiaries prior to and after our Group’s initial public offering, assuming no exercise of the over-allotment option and that the Selling Shareholder will not sell all of the Ordinary Shares it offered for sale pursuant to the Resale Prospectus:

(1)	As of the date of this prospectus, there are 4 (four) shareholders of record that have shareholding less than 5%

The chart below illustrates our corporate structure and identifies our subsidiaries prior to and after our Group’s initial public offering, assuming that the Selling Shareholder sell all of the Ordinary Shares it offered for sale pursuant to the Resale Prospectus:

(1)	As of the date of this prospectus, there are 4 (four) shareholders of record that have shareholding less than 5%

Transfers of Cash to and from our Subsidiaries

Phoenix Asia Holdings Limited is a holding company with no operations of its own. It conducts its operation in Hong Kong through its Operating Subsidiary, Winfield Engineering (Hong Kong) Limited. Our Company relies on dividends or payments to be paid by its Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses.

Our Company is permitted under the laws of the Cayman Islands to provide funding to its Operating Subsidiary in Hong Kong through loans and/or capital contributions without restrictions on the amount of the funds. Phoenix (BVI) Limited is permitted under the laws of the BVI to provide funding to our Company, through dividend distributions or payments, without restrictions on the amount of the funds. Winfield Engineering (Hong Kong) Limited is also permitted under the laws of Hong Kong to provide funding to our Company, through dividend distributions or payments, without restrictions on the amount of the funds. There are no restrictions or limitation on our ability to distribute earnings by dividends from our subsidiaries, to our Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, authorize and declare a dividend to shareholders at such time and in such amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and our Company will be able to pay our debts as they become due. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further Cayman Islands, BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us.

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Our Company is a Cayman Islands company, Phoenix (BVI) Limited is a BVI company and our Operating Subsidiary is a Hong Kong company. There are no restrictions on foreign exchange and there are no limitations on the abilities of our Company to transfer cash to or from our Operating Subsidiary, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between our Company and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to our Company and U.S. investors and amounts owed. Since the only transfer of cash among our Company and our Operating Subsidiary were in the form of dividends and there are no limitations on the abilities of the Company to transfer cash to or from its subsidiaries or to investors under Hong Kong law, our Company has not established cash management policies that dictate how funds are transferred.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks related to our Corporate Structure — We will in the future rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business. In the future, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash.” on page 21, and the audited combined financial statements and the accompanying footnotes beginning on F-2 of this prospectus, for more information.

David Fong & Co., our counsel to Hong Kong law, have advised us that there is uncertainty as to whether the courts of the Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our Hong Kong counsel also advised us that in Hong Kong, foreign judgments can be enforced under statute under the Foreign Judgments (Reciprocal Enforcement) Ordinance or under common law. The Foreign Judgments (Reciprocal Enforcement) Ordinance is a registration scheme for the recognition and enforcement of foreign judgments based on reciprocity but the United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities, such as the SEC, and other actions, will not be enforced by the Hong Kong courts under the statutory regime. In addition, the Supreme People’s Court of the PRC and the Government of Hong Kong have entered into the “Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region pursuant to Choice of Court Agreements between Parties Concerned,” or the Arrangement. The Mainland Judgements (Reciprocal Enforcement) Ordinance gave effect to the Arrangement and is a registration scheme for recognition and enforcement of PRC judgements based on reciprocity. Other than the Arrangement, Hong Kong has not entered into any multilateral convention or bilateral treaty regarding the recognition and enforcement of foreign judgments. Accordingly, any judgments rendered by a court in the United States will need to be enforced under common law. In order to enforce a foreign judgment under common law in Hong Kong, the judgment must meet certain criteria before it can be enforced, such as the judgment being final and conclusive. As a result, it may be time-consuming and costly for you to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the Cayman Islands and Hong Kong. See “Risk Factors - Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares - Due to lack of reciprocity and cost and time constraints, you may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in Cayman Islands, Hong Kong and China against us or our directors and officers based on foreign law.” on page 39 for more information.

Risk Factors Summary

We face risks and uncertainties relating to our business and operation, including, but not limited to the following:

Risks Related to Our Business and Industry

●	Our performance depends on market conditions and trends in the civil engineering industry and if there is any slowdown in the development of infrastructure in Hong Kong, the availability of substructure projects in Hong Kong may decrease significantly. See a more detailed discussion of this risk factor with the same title on page 13 of this prospectus.

●	Our revenue is mainly derived from projects which are non-recurrent in nature and there is no guarantee that our customers will provide us with new businesses. See a more detailed discussion of this risk factor with the same title on page 14 of this prospectus.

●	Our cost of revenue has historically fluctuated. If we experience any significant increase in cost of revenue, our gross profit margin might decrease and our business operations and financial position might be materially and adversely affected. See a more detailed discussion of this risk factor with the same title on page 14 of this prospectus.

●	If we do not comply with certain laws, we could be suspended or debarred contracting, which could have a material adverse effect on our business. See a more detailed discussion of this risk factor with the same title on page 15 of this prospectus.

●	During the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023, our five largest customers accounted for a significant portion of our total revenue. See a more detailed discussion of this risk factor with the same title on page 16 of this prospectus.

●	We may not be able to implement our business plans effectively to achieve future growth. See a more detailed discussion of this risk factor with the same title on page 16 of this prospectus.

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●	Failure to complete our projects on a reliable and timely basis could materially affect our reputation, our financial performance or may subject us to claim. See a more detailed discussion of this risk factor with the same title on page 17 of this prospectus.

●	We are subject to credit risk in relation to the collectability of our trade receivables and contract assets. See a more detailed discussion of this risk factor with the same title on page 18 of this prospectus.

●	Our significant shareholder has considerable influence over our corporate matters. See a more detailed discussion of this risk factor with the same title on page 18 of this prospectus.

●	If we fail to promote and maintain our brand effectively and cost-efficiently, our business and results of operations may be harmed. See a more detailed discussion of this risk factor with the same title on page 19 of this prospectus.

●	Failure to maintain safe construction sites and/or implement our safety management system may lead to the occurrence of personal injuries, property damages, fatal accidents or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council. See a more detailed discussion of this risk factor with the same title on page 19 of this prospectus.

●	There is no assurance that we will be able to renew our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council and as a registered specialist contractor under the Buildings Department of Hong Kong. See a more detailed discussion of this risk factor with the same title on page 20 of this prospectus.

●	We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business. In particular, there may be potential employees’ compensation claims and personal injury claims. See a more detailed discussion of this risk factor with the same title on page 20 of this prospectus.

●	Our business is susceptible to government policies and macroeconomic conditions. See a more detailed discussion of this risk factor with the same title on page 21 of this prospectus.

Risks Related to Our Corporate Structure

●	We will in the future rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business. In the future, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. See a more detailed discussion of this risk factor with the same title on page 21 of this prospectus.

Risks Related to Doing Business in Hong Kong

●	Hong Kong’s legal system is evolving and has inherent uncertainties that could limit the legal protection available to you. See a more detailed discussion of this risk factor with the same title on page 23 of this prospectus.

●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary in Hong Kong. See a more detailed discussion of this risk factor with the same title on page 24 of this prospectus.

●	Recently in 2023, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our Operating Subsidiary and any changes in such laws and regulations and interpretations may impair its ability to operate profitably, which could result in a material negative impact on its operations and/or the value of our Ordinary Shares. See a more detailed discussion of this risk factor with the same title on page 24 of this prospectus.

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●	We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, the Trial Measures and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. See a more detailed discussion of this risk factor with the same title on page 25 of this prospectus.

●	Most of our Operating Subsidiary’s operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may influence such operations at any time, which could result in a material change in the operations of the Operating Subsidiary and/or the value of our Ordinary Shares. The PRC government may also impose restrictions on our ability to transfer money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. There are uncertainties regarding the enforcement of PRC laws, and rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. See a more detailed discussion of this risk factor with the same title on page 29 of this prospectus.

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering. See a more detailed discussion of this risk factor with the same title on page 30 of this prospectus.

Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws against us, our management or the experts named in the prospectus.

●	Due to lack of reciprocity and cost and time constraints, you may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in Cayman Islands, Hong Kong and China against us or our directors and officers based on foreign law.

Recent Regulatory Developments in the PRC

We do not have any operations in mainland China and currently do not have or intend to have any operating subsidiary established in mainland China or any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in mainland China, but because all of our operations are conducted in Hong Kong through our wholly-owned Operating Subsidiary, and Hong Kong is a Special Administrative Region of China, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

In the event that the PRC regulatory authorities disallow our business structure, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors — If the Chinese government chooses to extend oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” for further details.

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We may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the Chinese government or authorities in Hong Kong in this regard. Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our Ordinary Shares;
●	could significantly limit or completely hinder our ability to continue our operations;
●	could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors; and
●	may cause the value of our Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding its efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Hong Kong Operating Subsidiary’s daily business operations, their ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchange. These actions could result in a material change in our operations and/or to the value of our Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors. See “Risk Factors — Most of our Operating Subsidiary’s operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may influence such operations at any time, which could result in a material change in the operations of the Operating Subsidiary and/or the value of our Ordinary Shares. The PRC government may also impose restrictions on our ability to transfer money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. There are uncertainties regarding the enforcement of PRC laws, and rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale.” for further information.

Recent statements by the PRC government have indicated an intent to exert more exert oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 24, 2021, the China Securities Regulatory Commission (the “CSRC”) released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and require “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. These rules state that in the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

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Under the Trial Measures and the Guidance Rules and Notice, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, shall arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing.

The Management understands that as of the date of this prospectus, the Group has no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our potential operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares.

We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, on July 10, 2021, the Cyberspace Administration of China (the “CAC”) issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. It remains unclear whether a Hong Kong company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or this Offering as we do not believe that our Operating Subsidiary would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) our Operating Subsidiary organized and operating in Hong Kong and the Revised Review Measures remains unclear whether it shall be applied to Hong Kong companies; (ii) our Operating Subsidiary operates without any subsidiary or VIE structure in Mainland China; (iii) as of date of this prospectus, our Operating Subsidiary has collected and stored personal information of less than 100 PRC individual clients, which is far less than one million users; and (iv) as of the date of this prospectus, our Operating Subsidiary not been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures are adopted into law in the future and if our Operating Subsidiary is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our operation and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

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We have been advised by David Fong & Co., our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company and its Operating Subsidiary, are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, the Operating Subsidiary received all requisite permissions or approvals from the Hong Kong authorities to operate their businesses in Hong Kong, including but not limited to their business registration certificates. However, we have been advised by David Fong & Co. that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Based on management’s internal assessment that the Company and its subsidiary currently have no material operations in the PRC, management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our Operating Subsidiary is not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or if applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals, (ii) we inadvertently conclude that relevant permissions or approvals were not required or (iii) we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

On December 2, 2021, the SEC adopted final amendments to its rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which took effect on January 10, 2022. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year, as defined in the rules, under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, shortening the timeline for the application of the HPCAA’s delisting and trading prohibition from three years to two, and thus, would reduce the time before securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

Corporate Information

Our registered office is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands and our principal office is Workshop B14, 8/F, Block B, Tonic Industrial Center, 19 Lam Hing Street, Kowloon Bay, Hong Kong. The telephone number of our principal office is +852 2838 9928. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is www.winfield.hk. Information contained on our website does not constitute part of this prospectus.

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Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. These provisions include:

●	the option to include in an initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

●	reduced executive compensation disclosure; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) in the assessment of our internal controls over financial reporting.

The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

●	the last day of our fiscal year following the fifth anniversary of the closing of this Offering;

●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies.

In addition, upon closing of this Offering, we will report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the Nasdaq rules that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

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We are also a foreign private issuer. Foreign private issuers, like emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

●	the majority of our executive officers or directors are U.S. citizens or residents;

●	more than 50% of our assets are located in the United States; or

●	our business is administered principally in the United States.

Implications of Being a Controlled Company

Upon the completion of this Offering, we will be a “controlled company” as defined under the Nasdaq Listing Rules because Mr. Chi Kin Kelvin Yeung will, through his wholly owned entity Phoenix Prosperity Investment Limited, own approximately 74.54% of our outstanding Ordinary Shares (or 73.72% of our outstanding Ordinary Shares if the underwriters’ option to purchase additional shares is exercised in full). For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See section titled “Risk Factors—Risks Relating to an Investment in our Ordinary Shares.”

Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers.

Conventions Which Apply to this Prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

●	“Amended Memorandum and Articles” refers to our amended and restated memorandum and articles of association to be in effect upon completion of this Offering;
●	“Audit Committee” refers to the audit committee of our Board of Directors;
●	“Board” or “Board of Directors” refer to the board of Directors of our Company;
●	“China” or the “PRC” refers to the People’s Republic of China, including Hong Kong and Macau. For reference to specific laws and regulations adopted by the PRC, the definition of “China” or the “PRC” refers to the People’s Republic of China, excluding Hong Kong and Macau. The legal and operational risks associated with operating in China also apply to our operations in Hong Kong;
●	“Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;
●	“Directors” refers to the directors of our Company;
●	“Executive Officers” refers to the executive officers of our Company;
●	“Government” refers to the government of Hong Kong;
●	“Hong Kong” refers to Hong Kong Special Administrative Region, People’s Republic of China;
●	“Nominating and Corporate Governance Committee” refers to the nominating and corporate governance committee of our Board of Directors
●	“Offering” refers to the initial public offering of Phoenix Asia Holdings Limited;
●	“Operating Subsidiary” refers to Winfield Engineering (Hong Kong) Limited;
●	“Ordinary Shares” refers to Phoenix Asia Holdings Limited’s ordinary shares with par value of USD0.00001 each;
●	“our Group” or “the Group” refers to Phoenix Asia Holdings Limited and its subsidiaries;
●	“SEC” refers to the U.S. Securities and Exchange Commission;
●	“Selling Shareholder” is to Phoenix Prosperity Investment Limited, an existing shareholder of the Company (also the controlling shareholder), that is selling its Ordinary Shares pursuant to the Resale Prospectus;
●	“we”, “us”, “our Company”, “our” or “the Company” refers to Phoenix Asia Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands, and in the context of describing its operation and business, its subsidiaries;
●	“H.K. dollar”, “H.K. dollars”, “Hong Kong dollar”, or “HKD” refers to the legal currency of Hong Kong;
●	“U.S. dollar”, “U.S. dollars”, “dollars”, “USD”, “USD” or “$” refers to the legal currency of the United States.

Phoenix Asia Holdings Limited a holding company with operations conducted in Hong Kong through its Operating Subsidiary in Hong Kong, Winfield Engineering (Hong Kong) Limited. Winfield Engineering (Hong Kong) Limited’s reporting currency is in Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the noon buying rate of USD1 = HKD7.8, representing the noon buying rate in The City of New York for cable transfers of HKD as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of September 30, 2024. We make no representation that the HKD or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HKD, as the case may be, at any particular rate or at all. Our fiscal year ends on March 31.

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The Offering

Ordinary Shares offered by us:	1,600,000 Ordinary Shares (or 1,840,000 Ordinary Shares if the Representative exercises its option to purchase additional Ordinary Shares within 45 days of the date of the closing of this Offering in full).

Offer Price:	$4.00 per Ordinary Share.

Shares outstanding before this Offering:	20,000,000 Ordinary Shares

Shares to be outstanding immediately after this Offering:	21,600,000 Ordinary Shares (or 21,840,000 Ordinary Shares if the Representative exercises its option to purchase additional Shares within 45 days of the date of the closing of the Offering from us in full). The Selling Shareholder, Phoenix Prosperity Investment Limited, is also registering the resale up to 500,000 Ordinary Shares (these shares will not be part of this initial public offering).

Over-allotment option to purchase additional Ordinary Shares:	We have granted the Representative an option to purchase up to 240,000 additional Ordinary Shares from us within 45 days of the date of the closing of this Offering.

Use of proceeds:

We estimate that we will receive net proceeds from this Offering of approximately USD6,063,721 (or USD7,161,721 if the Representative exercises its over-allotment option to purchase additional Ordinary Shares from us in full), based on the initial public offering price of USD4.00 per share, after deducting the estimated underwriting discounts, commissions and offering expenses payable by us.

We intend to use the net proceeds from this Offering for enhancing our capacities in hiring additional staff, acquiring innovative machinery to enhance our productivity and service capacity, enhancing our brand, “Winfield”, and working capital and other general corporate purposes. See “Use of Proceeds” on page 43 for more information.

We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholder.

Lock-up:

The Company, our directors and officers and shareholders of the issued and outstanding Ordinary Shares have agreed with the Representative, subject to certain exceptions and other than the Ordinary Shares offered by the Selling Shareholder in the Resale Prospectus, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days after the closing date of this Offering.

See sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information.

Nasdaq symbol:	“PHOE.”

Risk factors:	See section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Ordinary Shares.

Transfer agent:	Odyssey Transfer and Trust Company

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RISK FACTORS

An investment in our Ordinary Shares involves various risks. Prospective investors should carefully consider and evaluate each of the following considerations and all other information set forth in this prospectus before deciding to invest in our Ordinary Shares. The following section describes some of the significant risks known to us now that could directly or indirectly affect us and the value or trading price of our Ordinary Shares and should not be construed as a comprehensive listing of all risk factors. The following section does not state risks unknown to us now but which could occur in the future and risks which we currently believe to be not material but may subsequently turn out to be so. Should these risks occur and/or turn out to be material, they could materially and adversely affect our business, financial condition, results of operations and prospects. To the best of our Directors’ knowledge and belief, the risk factors that are material to investors in making an informed judgment have been set out below. If any of the following considerations and uncertainties develops into actual events, our business, financial condition, results of operations and prospects could be materially and adversely affected. In such cases, the trading price of our Ordinary Shares could decline and investors may lose all or part of their investment in our Shares. Prospective investors are advised to apprise themselves of all factors involving the risks of investing in our Ordinary Shares from their professional advisers before making any decision to invest in our Ordinary Shares.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties faced by us described below and elsewhere in this prospectus. See section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Our performance depends on market conditions and trends in the civil engineering industry and if there is any slowdown in the development of infrastructure in Hong Kong, the availability of substructure projects in Hong Kong may decrease significantly.

For the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023, the majority of our revenue was derived from substructure projects in Hong Kong. To a lesser extent, we also provide advisory services and supervision services to our customers in our substructure projects and charge on a monthly basis. The future development of the civil engineering industry and the availability of substructure projects in Hong Kong largely depend on the continued development of infrastructure by the Government of Hong Kong. The nature, extent and timing of available substructure projects will be determined by an interplay of a variety of factors, including the Government’s policies on the infrastructure development in Hong Kong, its land supply and public housing policy, the investment and budget of the Government of Hong Kong and the general conditions and prospects of Hong Kong’s economy. These factors may affect the availability of substructure projects in Hong Kong.

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If there is any slowdown in the development of infrastructure by the Government in Hong Kong, there is no assurance that the availability of substructure projects in Hong Kong would not decrease significantly and our business and financial position and prospect may be adversely and materially affected.

Our revenue is mainly derived from projects which are non-recurrent in nature and there is no guarantee that our customers will provide us with new businesses.

Our revenue is typically derived from projects which are non-recurrent in nature and our customers are under no obligation to award projects to us. For the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023, we secured new businesses mainly through invitations for tender by customers. There is no assurance that we will be able to secure new contracts in the future. Accordingly, the number and scale of projects and the amount of revenue we are able to derive therefrom may vary significantly from period to period, and it may be difficult to forecast the volume of future business. In the event that we fail to secure new contracts or there is a significant decrease in the number of tender invitations or contracts available for bidding in the future, our business, financial position and prospects could be materially and adversely affected.

Our cost of revenue has historically fluctuated. If we experience any significant increase in cost of revenue, our gross profit margin might decrease and our business operations and financial position might be materially and adversely affected.

For the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023, our total revenue derived from substructure and other construction services was approximately USD3.8 million, USD5.8 million and USD2.2 million, respectively. Our revenue is typically derived from projects, with each contract sum being determined with reference to tender price that are formulated based on a certain mark-up over our estimated costs. Pricing of our services is determined on a case-by-case basis and is dependent on various factors, which generally include (i) the type of services required; (ii) market trend of the price of the materials and subcontracting services required; (iii) particular technical difficulties of the project; (iv) the complexity and the location of the project; (v) the estimated quantity and type of equipment required; (vi) the completion time requested by our customers; and (vii) the availability of human and financial resources. For advisory services and supervision services, the monthly charge is typically determined with reference to a mark-up over our estimated costs, taking into consideration (i) the manpower required; (ii) the length of the project; and (iii) the estimated difficulty and time-required. We will review the cost budget from time to time. If the actual cost is higher than originally budgeted, it may reduce our profit margin and affect our financial performance. If we fail to keep the costs within the initial budget, our business operation and financial results may be adversely affected.

The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers.

Our customers may request additional, reduction or alteration of works beyond the scope of the contract during project implementation by placing variation orders with us. The aggregate amount of revenue that we are able to derive from a project may be different from the original estimated contract sum specified in the relevant contract due to variation orders placed by our customers. As such, there is no assurance that the amount of fees and charges as finally agreed with our customers would be sufficient to recover our costs incurred or provide us with a reasonable profit margin or the amount of revenue derived from our projects will not be substantially different from the original estimated contract sum as specified in the relevant contracts and our financial condition may be adversely affected by any decrease in our revenue as a result of variation orders. As a result, there is no assurance that our revenue and profit margin in the future will remain at a level comparable to those recorded during the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023.

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If we do not comply with certain laws, we could be suspended or debarred contracting, which could have a material adverse effect on our business.

Various statutes to which our operations are subject, such as Factories and Industrial Undertakings Ordinance (Cap. 59 of the Laws of Hong Kong), Construction Site (Safety) Regulations (Cap. 59I of the Laws of Hong Kong), Factory and Industrial Undertakings (Safety Officers and Safety Supervisors) Regulations (Cap. 59Z of the Laws of Hong Kong), Factories and Industrial Undertakings (Safety Management) Regulations (Cap. 59AF of the Laws of Hong Kong) and Occupational Safety and Health Ordinance (Cap. 509 of the Laws of Hong Kong), which deal with the health and safety during the construction process and various other statutes provide for discretionary suspension and/or debarment in certain circumstances.

The scope and duration of any suspension or debarment may vary depending upon the facts of a particular case and the statutory or regulatory grounds for debarment. Any suspension or debarment from contracting will have a material adverse effect on our financial condition, results of operations or liquidity.

Unsatisfactory performance by our subcontractors or unavailability of subcontractors may adversely affect our operation and profitability.

Occasionally we may engage subcontractors to perform a part of the site work under our supervision. In order to control and ensure the quality and progress of the works of our subcontractors, we select subcontractors based on (i) scope of service and their specialties; (ii) quality of their services; (iii) their experience, qualifications and manpower; (iii) prevailing market price; (iv) expected delivery time of service; and (v) their fee quotations. There is no assurance that the work quality of our subcontractors can always meet our requirements. We may be affected by the non-performance, inappropriate or poor quality of works rendered by our subcontractors. Such events could impact upon our profitability, financial performance and reputation. In addition, there is no assurance that we will always be able to secure services from suitable subcontractors when required, or be able to negotiate acceptable fees and terms of service with subcontractors. In such event, our operation and financial position may be adversely affected.

In the event that our subcontractors fail to follow the safety guidelines and other requirements imposed by our customers, we may be liable to pay to our customers the expenses and penalties incurred by them. Although we are entitled to be compensated by our subcontractors in relation to such penalties under the subcontracting agreement, we may not be able to claim from such subcontractors in order to maintain a stable relationship with our major subcontractors. In such event, we may be subject to additional costs and penalties incurred by our subcontractors in relation to their failure to comply with the safety procedures and other requirements imposed by our customers.

We depend on third parties for supply of materials to operate our business.

We generally purchase materials from our suppliers for the provision of our services. The major types of materials sourced from our suppliers include concrete, steel and pipes. We cannot assure you that our favorable working relationships with our suppliers will continue in the future.

The inability to purchase materials could severely impact our business. If our suppliers experience price increases or disruptions to their business, such as labor disputes, supply shortages or distribution problems, our business, financial condition, results of operations, liquidity and cash flows could be materially and adversely affected.

We may not be able to compete favorably in our highly competitive industry.

Some of our competitors may have certain advantages, including but not limited to having long operating history, better financing capabilities and well-developed technical expertise. New participants may wish to enter the industry provided that they have the appropriate skills, local experience, necessary equipment, capital and they are granted the requisite licenses or approvals by the relevant regulatory bodies. Any significant increase in competition may result in lower operating margins and loss of market share, which may adversely affect our profitability and operating results.

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During the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023, our five largest customers accounted for a significant portion of our total revenue.

A significant portion of our revenue was derived from a limited number of customers. Our five largest customers for the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023 accounted for approximately 95.0%, 93.4% and 77.5% of our revenue in the corresponding periods, respectively. In particular, one of our top customers contributed approximately 38.4%, 40.9% and 23.9% of our total revenue for the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023. We were engaged by our customers on a project-by-project basis. There is no assurance that we will continue to obtain contracts from our major customers in the future. If there is a significant decrease in the number of projects awarded by our major customers, and we are unable to secure suitable projects of a comparable size and quantity as replacements from other customers, our financial condition and operating results would be materially and adversely affected.

Environmental, health and safety laws and regulations and any changes to, or liabilities arising under, such laws and regulations could have a material adverse effect on our financial condition, results of operations and liquidity.

Our operations are subject to stringent and complex laws and regulations governing the discharge of materials into the environment, health and safety aspects of our operations or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations applicable to our operations, including: the acquisition of a permit or other approval before conducting regulated activities; the restriction of the types, quantities and concentration of materials that can be released into the environment; the limitation or prohibition of activities on certain lands lying within wilderness, wetlands, and other protected areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution resulting from our operations.

A number of government authorities have the power to enforce compliance with these laws and regulations and the permits issued under them. Such enforcement actions often involve difficult and costly compliance measures or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil, or criminal penalties, natural resource damages, the imposition of investigatory or remedial obligations, and the issuance of orders limiting or prohibiting some or all of our operations.

Certain environmental laws impose strict liability (i.e., no showing of “fault” is required) or joint and several liability for costs required to remediate and restore sites where hazardous substances, hydrocarbons or solid wastes have been stored or released. We may be required to remediate contaminated properties currently or formerly owned or operated by us or third-party facilities that received waste generated by our operations regardless of whether such contamination resulted from the conduct of others or from the consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. Furthermore, the existence of contamination at properties we own, lease or operate could result in increased operational costs or restrictions on our ability to use those properties as intended.

In certain instances, citizen groups also have the ability to bring legal proceedings against us if we do not comply with environmental laws or challenge our ability to receive environmental permits that we need to operate. In addition, claims for damages to persons or property, including natural resources, may result from our operations’ environmental, health, and safety impacts. Our insurance may not cover all environmental risks and costs or may not provide sufficient coverage if an environmental claim is made against us. Moreover, public interest in protecting the environment has increased dramatically in recent years. The trend of more expansive and stringent environmental legislation and regulations applied to our industry could continue, resulting in increased costs of doing business and consequently affecting profitability.

We may not be able to implement our business plans effectively to achieve future growth.

Our expansion plan is based upon a forward-looking assessment of market prospects of the civil engineering industry in Hong Kong and there is no assurance that such assessment will always turn out to be correct or that it will be able to grow our business as planned. Expansion plans may be affected by a number of factors beyond our control. Such factors include, but are not limited to, changes in economic conditions in Hong Kong, changes in supply and demand for our substructure services and government regulations in relation to the civil engineering industry. Our future growth depends on our ability to improve our administrative, technical and operational infrastructure. As the business expands, we may encounter a range of difficulties in managing our business, such as difficulties (i) generating sufficient liquidity internally or obtaining external financing for capital needs, and (ii) allocating its resources and managing its relationships with a growing number of customers, suppliers and other business partners. There can be no assurance that future growth will materialize or that we will be able to manage future growth effectively, and failure to do so would have a material adverse effect on our business, financial position and results of operations.

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Our continued success requires us to hire, train and retain qualified personnel and subcontractors in a competitive industry.

The success of our business depends upon our ability to attract, train and retain qualified, reliable personnel, including, but not limited to, our executive officers and key management personnel, such as Mr. Chi Kin Kelvin Yeung and Mr. Hoi Ki Leung. Additionally, the successful operation of our business depends upon project management personnel, other employees and qualified subcontractors who possess the necessary and required experience and expertise and who will perform their respective services at a reasonable and competitive rate. Competition for these and other experienced personnel is intense. As a result, it may be difficult to attract and retain qualified individuals with the requisite expertise and in the timeframe demanded by our clients.

In addition, the cost of providing our services, including the extent to which we utilize our workforce, affects our profitability. For example, the uncertainty of contract award timing can present difficulties matching our workforce size with our contracts. If an expected contract award is delayed or not received, we could incur costs resulting from excess staff or redundancy of facilities that could have a material adverse impact on our business, financial conditions and results of operations.

Failure to complete our projects on a reliable and timely basis could materially affect our reputation, our financial performance or may subject us to claim.

The contracts with our customers generally contain a liquidated damages clause under which we are liable to pay liquidated damages to our customers if we are unable to deliver or perform the contractual works within the time specified in the contract. Liquidated damages are generally determined on the basis of a fixed sum per day.

Delay in a project may occur from time to time due to various unforeseen factors such as shortage of manpower, delays by subcontractors, industrial accidents, and delay in delivery of materials. If there is any delay on our part in completion of a project, we may be liable to pay liquidated damages under the contract. There is no assurance that there will not be any delay in our existing and future projects resulting in claims in relation to liquidated damages, which in turn will have adverse impact on our reputation, business, financial condition and results of operations.

Our operations are subject to special hazards that may cause personal injury or property damage, subjecting us to liabilities and possible losses which may not be covered by insurance.

Operating hazards inherent in our business, some of which may be outside our control, can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. We maintain insurance coverage in amounts and against the risks we believe are consistent with industry practice, but this insurance may be inadequate or unavailable to cover all losses or liabilities we may incur in our operations.

Our insurance policies are subject to varying levels of deductibles. Losses up to our deductible amounts are accrued based upon our estimates of the ultimate liability for claims incurred and an estimate of claims incurred but not reported. However, liabilities subject to insurance are difficult to estimate due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of unreported incidents, and our safety programs’ effectiveness. If we were to experience insurance claims or costs above our estimates, we may be required to use working capital to satisfy these claims rather than using working capital to maintain or expand our operations.

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We may need to raise additional capital in the future for working capital, capital expenditures and/or acquisitions, and we may not be able to do so on favorable terms or at all, which would impair our ability to operate our business or achieve our growth objectives.

Our ongoing ability to generate cash is important for funding our continuing operations, making acquisitions and servicing our indebtedness. To the extent that existing cash balances and cash flow from operations, together with borrowing capacity are insufficient to make investments or acquisitions or provide needed working capital, we may require additional financing from other sources. Our ability to obtain such additional financing in the future will depend in part upon prevailing capital market conditions and conditions in our business and our operating results. Those factors may affect our efforts to arrange additional financing on terms acceptable to us.

Furthermore, if global economic, political or other market conditions adversely affect the financial institutions that provide credit to us, it is possible that our ability to draw upon credit facilities may be impacted. If adequate funds are not available, or are not available on acceptable terms, we may not be able to make future investments, take advantage of acquisitions or other opportunities, or respond to competitive challenges, resulting in loss of market share, each of which could have a material adverse impact on our financial position, results of operations, cash flows and liquidity.

We are subject to credit risk in relation to the collectability of our trade receivables and contract assets.

A contract asset represents our right to consideration from customers in exchange for the provision of substructure works that we have transferred to the customers that is not yet unconditional. Contract assets arise when our right to payment is still conditional on factors other than passage of time. Any amount previously recognized as a contract asset is reclassified to trade receivables at the point when our right to payment becomes unconditional other than passage of time.

There is no assurance that we will be able to bill all or any part of contract assets for our services completed according to the payment terms of the contracts and there is no assurance that the retention monies will be released by our customers to us on a timely basis and in full accordingly. Further, there can be no assurance that our customers will settle our invoices on time and in full. In the event that we are unable to collect a substantial portion of our trade receivables within the payment terms or at all, our cash flows and financial positions will be adversely affected. Any difficulty in collecting a substantial portion of our trade receivables and contract assets could materially and adversely affect our cash flows and financial positions.

We are a holding company whose principal source of operating cash is the income received from our Operating Subsidiary.

We are dependent on the income generated by our Operating Subsidiary in order to make distributions and dividends on the shares. The amount of distributions and dividends, if any, which may be paid to us from our Operating Subsidiary will depend on many factors, including such subsidiary’s results of operations and financial condition, limits on dividends under applicable law, its constitutional documents, documents governing any indebtedness, and other factors which may be outside our control. If our Operating Subsidiary do not generate sufficient cash flow, we may be unable to make distributions and dividends on the shares.

Our significant shareholder has considerable influence over our corporate matters.

Mr. Chi Kin Kelvin Yeung, our Chairman and Chief Executive Officer, through Phoenix Prosperity Investment Limited, beneficially owns and controls 16,100,000 Ordinary Shares that correspond to 80.50% of the aggregate voting power on a pre-Offering basis and 74.54% of the aggregate voting power on a post-Offering basis of our issued and outstanding Ordinary Shares, assuming that the underwriters do not exercise its over-allotment option. If Phoenix Prosperity Investment sell all of the 500,000 Ordinary Shares it offered for sale pursuant to the Resale Prospectus, it will own and control 15,600,000 Ordinary Shares that correspond to 72.22% of the aggregate voting power on a post-Offering basis, assuming that the underwriters do not exercise its over-allotment option. Mr. Yeung will hold considerable influence over corporate matters requiring shareholder approval and will independently control the operations of the Company, including without limitation, electing directors and approving material mergers, acquisitions or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

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If we fail to promote and maintain our brand effectively and cost-efficiently, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand, “Winfield”, effectively is critical to attracting new and retaining existing customers. Successful promotion of our brand and our ability to attract customers depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. Our future marketing efforts will likely require us to incur additional expenses. These efforts may not result in increased revenue in the immediate future or at all and, even if they do, any increase in revenue may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Events such as epidemics, natural disasters, adverse weather conditions, political unrest and terrorist attacks could significantly delay, or even prevent us from completing, our projects.

Our operations are subject to uncertainties and contingencies beyond our control that could result in material disruptions in our operations and adversely affect our business. These include epidemics, natural disasters, fire, adverse weather conditions, political unrest, wars and terrorist attacks. Any such events could cause us to reduce or halt our operation, adversely affect our business operation, increase our costs and/or prevent us from completing our projects, any one of which could materially and adversely affect our business, financial condition and results of operations.

In such an event, our business operations may also be severely disrupted due to a negative impact on investor confidence and risk appetites, the fund-raising activities of issuers and proposed listing applicants, the macroeconomic conditions as well as the financial conditions in Hong Kong. Our business operations, financial condition as well as our fund-raising activities as contemplated by this prospectus may be materially and adversely affected as a result.

Failure to maintain safe construction sites and/or implement our safety management system may lead to the occurrence of personal injuries, property damages, fatal accidents or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.

Due to the nature of works in construction sites, risks of accidents or injuries to workers are inherent. Notwithstanding our occupational health and safety measures that are required to be followed by our employees and employees of our subcontractors, accidents leading to personal injuries, property damages and/or fatal accidents remain an inherent risk at work sites. There is no assurance that there will not be any violation of our safety measures or other related rules and regulations by our employees or employees of our subcontractors. Any such violation may lead to higher probability of occurrences, and/or increased seriousness, of personal injuries, property damages and/or fatal accidents at work sites, which may materially and adversely affect our business operations as well as our financial position to the extent not covered by insurance policies. Also, failure to maintain safe construction sites and/or to implement safety management measures resulting in the occurrence of serious personal injuries or fatal accidents may lead to negative publicity and/or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council, which in turn adversely affect our reputation, financial position and results of operation.

In addition, any personal injuries and/or fatal accidents to our employees and employees of our subcontractors may lead to claims or other legal proceedings against us. Any such claims or legal proceedings could adversely and materially affect our financial position to the extent not covered by insurance policies. Also, notwithstanding the merits of any such claims or legal proceedings, we need to divert management resources and incur extra costs to handle these matters. Any such claims or legal proceedings could therefore have a material and adverse impact on our business operations.

Although the risks of accidents or injuries to workers are inherent due to the nature of works in the construction industry, such accident record may adversely affect our industry reputation, which may in turn affect our prospect of receiving tender invitations from potential new customers or being awarded with future tenders from both our existing and potential new customers. Furthermore, we may have to incur additional costs to strengthen our safety management measures, such as recruiting additional safety supervision staff, which may have an adverse impact on our profitability.

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There is no assurance that we will be able to renew our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council and as a registered specialist contractor under the Buildings Department of Hong Kong.

We are required to obtain and maintain certain registrations in order to conduct our business. Contractors registered with the Buildings Department are subject to a regulatory regime which we must ensure certain level of standards. Renewal of registration is required every three years. Subcontractors engaged under public sector projects initiated by the Government are generally required to possess registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council. Renewal of registration under the Registered Specialist Trade Contractors Scheme is required every three or five years and is generally subject to certain technical and relevant industry experience requirements. There is no assurance that we will be able to renew such registration every time in the future.

We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business. In particular, there may be potential employees’ compensation claims and personal injury claims.

We may be involved in claims and litigations in respect of various matters from our customers, subcontractors, workers and other parties concerned with our works from time to time. Such claims may include in particular employees’ compensation claims and personal injury claims in relation to personal injuries suffered by workers as a result of accidents arising out of and in the course of employment of the injured workers. There is no assurance that we will not be involved in any claims or legal proceedings, nor can we assure you that any such claims or legal proceedings would not have a material adverse impact on our business. Should any claims against us fall outside the scope and/or limit of insurance coverage, our financial position may be adversely affected. Regardless of the merits of any outstanding and potential claims, we need to divert management resources and incur extra costs to handle these claims, which could affect our corporate image and reputation if they were published by the press. If the aforesaid claims were successfully made against us and are not covered by insurance policies, we may need to pay damages and legal costs, which in turn could adversely affect our results of operations and financial position.

Our insurance coverage may not be adequate to cover potential liabilities.

Certain risks disclosed elsewhere in this section such as risks in relation to customer concentration, our ability to obtain new contracts, our ability to retain and attract personnel, availability and performance of subcontractors, project and cost management, our ability to maintain and renew our registrations, credit risk and liquidity risk, are generally not covered by insurance because they are either uninsurable or it is not cost justifiable to insure against such risks. Insurance policies covering losses from acts of war, terrorism, or natural catastrophes are also either unavailable or cost prohibitive.

Further, we may be subject to liabilities against which we are not insured adequately or at all or liabilities against which cannot be insured. Should any significant liabilities arise due to accidents, natural disasters, or other events which are not covered or are inadequately covered by our insurance, our business may be adversely affected, potentially lead to a loss of assets, lawsuits, employee compensation obligations, or other forms of economic loss.

We cannot guarantee that our current levels of insurance are sufficient to cover all potential risks and losses. In addition, we cannot guarantee that we can renew our policies or can renew our policies on similar or other acceptable terms. If we suffer from severe unexpected losses or losses that far exceed the policy limits, it could have a material and adverse effect on our business, financial position, results of operations and prospect.

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Possible difficulty in recruiting sufficient labor or significant increase in labor costs may hinder our future business strategies.

The civil engineering industry in Hong Kong has been facing the problem of labor shortage and ageing workforce. The supply and cost of labor in Hong Kong are affected by the availability of labor in the market as well as economic factors in Hong Kong including the inflation rate and standard of living. There is no guarantee that the supply of labor and labor costs will be stable. In addition, the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) requires that an employee is entitled to be paid wages in respect of any wage period of not less than the minimum wage, which shall be derived by reference to the prescribed minimum hourly wage rate (currently set at HKD40 per hour (i.e. approximately USD5.1) (effective from May 1, 2023)). There is no assurance that the statutory minimum wage will not increase in the future. In the event that we or our subcontractors fail to retain existing labor and/or recruit sufficient labor in a timely manner to cope with the demand of our existing or future jobs and/or there is a significant increase in the costs of labor, we may not be able to complete our jobs on schedule and/or within budget and our operations and profitability may be adversely affected.

Substructure works is often labor-intensive and we cannot be certain that there will be sufficient workers for projects when needed. Any unpredicted rise in labor cost might be borne by us and may reduce our profit margin. Moreover, potential customers may be hesitant to engage us if the quotation price has to increase to fully consider any expected future increase in labor cost.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Ordinary Shares.

Our revenues and expenses will be denominated predominantly in Hong Kong dollars. The value of the Hong Kong dollar against the U.S. dollar may fluctuate and may be affected by, among other things, changes in political and economic conditions. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar.

Our business is conducted in Hong Kong, our books and records are maintained in H.K. dollar, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between H.K. dollar and United States dollar affect the value of our assets and the results of our operations, when presented in United States dollars. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on our revenue and financial condition. For example, to the extent that we are required to convert U.S. dollars we receive from this Offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Our business is susceptible to government policies and macroeconomic conditions.

The market growth of construction industry in Hong Kong highly correlates to government policies and macroeconomic environment. Particularly, during economic downturns, due to limited financial budgets, property developers and tenants are more conservative to invest capital resources to renovate their living spaces and the Government of Hong Kong may slow down the development of land and infrastructure development. On the other hand, government policies, such as urban renewal and development program and land sales, may affect the availability of land for property developers to construct and subsequently the demand for substructure projects in Hong Kong may deteriorate. As a result, the issue of overreliance on government policies and cyclical nature of construction works may adversely impact the development of substructure works market in Hong Kong.

Risks Related to Our Corporate Structure

We will in the future rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business. In the future, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash.

Phoenix Asia Holdings Limited is a holding company, and we will in the future rely on dividends and other distributions on equity paid by the Operating Subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate we will retain any earnings to support operations and to finance the growth and development of our business. If the Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Please refer to the section titled “Dividend Policy” for more information.

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According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, such company’s liabilities do not exceed its assets and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. Any limitation on the ability of our Hong Kong subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation — Hong Kong taxation.” The PRC laws and regulations do not currently have any material impact on transfers of cash from Phoenix Asia Holdings Limited to our Operating Subsidiary or our Operating Subsidiary to Phoenix Asia Holdings Limited, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Shares.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Our independent registered public accounting firm did not conduct an audit of our internal control over financial reporting. However, in connection with the audits of our combined financial statements as of March 31, 2024 and 2023, we and our independent registered public accounting firm identified a few material weaknesses in our internal control over financial reporting PCAOB of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to (1) our lack of sufficient full-time personnel with appropriate levels of accounting knowledge and experience to monitor the daily recording of transactions, address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; (2) our lack of a functional internal audit department or personnel that monitors the consistencies of the preventive internal control procedures as well as adequate policies and procedures in internal audit function to ensure that our policies and procedures have been carried out as planned; and (3) our lack of appropriate policies and procedures in place to evaluate the proper accounting and disclosures of key documents and agreements.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including i) hiring more qualified staff to fill up the key roles in the operations; and ii) appointing independent directors, establishing an audit committee and strengthening corporate governance.

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We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before this Offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our Ordinary Share price may decline and we may be unable to maintain compliance with the NASDAQ Listing Rules.

Risks Related to Doing Business in Hong Kong

Hong Kong’s legal system is evolving and has inherent uncertainties that could limit the legal protection available to you.

For the six months ended September 30, 2024 and the two years ended March 31, 2024, our revenue mainly derived from substructure services in Hong Kong. The Hong Kong legal system embodies uncertainties which could limit the legal protections available to you and us.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC had to accept some conditions such as Hong Kong’s Basic Law before its return. The Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for 50 years from 1997. This agreement gave Hong Kong the freedom to function in a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

Some international observers and human rights organizations have expressed doubts about the future of the relative political freedoms enjoyed in Hong Kong and the PRC’s pledge to allow a high degree of autonomy in Hong Kong. On July 14, 2020, the U.S. signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. If the PRC were to, in fact, renege on its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the U.S. or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

On March 23, 2024, the Hong Kong government has enacted the Safeguarding National Security Ordinance (“SNSO”), which is a domestic security legislation under Article 23 of the Basic Law, to prohibit four types of offenses, including secession, subversion, terrorist activities and collusion with a foreign country or with external elements to endanger national security, as well as other offences relating to the endangering of national security, which has been considered as having further significantly undermined the autonomy of Hong Kong. It is difficult for us to predict the degree of adverse impact of the legislation of the SNSO on Hong Kong or our business in Hong Kong. However, in any event, since all of our operations are based in Hong Kong, any change of the political arrangements between Hong Kong and the PRC may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

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The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary in Hong Kong.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities which are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA — authorized sanctions on eleven individuals, including former HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Operating Subsidiary in Hong Kong are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

Recently in 2023, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our Operating Subsidiary and any changes in such laws and regulations and interpretations may impair its ability to operate profitably, which could result in a material negative impact on its operations and/or the value of our Ordinary Shares.

Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any subsidiary or any contractual arrangement to establish a VIE structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our Operating Subsidiary, being based in Hong Kong and having all of its operations to date in Hong Kong. Additionally, the legal and operational risks associated in mainland China may also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a company such as our Operating Subsidiary and Phoenix Asia Holdings Limited, given the substantial operations of our Operating Subsidiary in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. Therefore, the legal and operational risks associated with operating in China also apply to our operations in Hong Kong. In the event we or our Operating Subsidiary were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Operating Subsidiary might be subject to fines, experienced evaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted. Our organizational structure involves risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our Operating Subsidiary’s operations and/or a material change in the value of our Ordinary Shares, including the risk that such event could cause the value of such securities to significantly decline or become worthless. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

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We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, the Trial Measures and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies on August 8, 2006, and amended on June 22, 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) (the “Draft Administrative Regulations”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively the “Draft Rules on Overseas Listing”, for public opinion.

Phoenix Asia Holdings Limited is a holding company incorporated in the Cayman Islands with one operating subsidiary based in Hong Kong, as of the date of this prospectus, we have no subsidiary, VIE structure or any direct operations in mainland China, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in mainland China, and we are not controlled by any companies or individuals of mainland China. Further, we are headquartered in Hong Kong and our chief executive officer, chief financial officer and all members of the board of directors of Phoenix Asia Holdings Limited are based in Hong Kong are not mainland China citizens and all of our revenues and profits are generated by our subsidiary in Hong Kong and we have not generated any revenues or profits in mainland China. Additionally, we do not intend to operate in mainland China in the foreseeable future. As such, we do not believe we would be subject to the M&A Rules, or would be required to file with the CSRC under the Trial Measures. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).Therefore, we believe, as of the date of this prospectus, the CSRC’s approval or review is not required for the listing and trading of our Ordinary Shares in the U.S. exchange as provided under the M&A Rules and the Trial Measures.

We are aware that recently, in 2023, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding its efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Hong Kong subsidiary’s daily business operations, their ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchange. These actions could result in a material change in our operations and/or to the value of our Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors.

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In addition, on December 28, 2021, the Measures were published and became effective February 15, 2022, and require that, among other things, and in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and which further elaborate on the factors to be considered when assessing the national security risks of the relevant activities. The publication of the Measures indicates greater oversight by the CAC over data security, which may impact our business and this Offering in the future. As of the date of this prospectus, our Operating Subsidiary does not have any mainland China individuals as clients. However, our Operating Subsidiary may collect and store certain data (including certain personal information) from its customers for “Know Your Customers” purposes, which may include mainland China individuals in the future. As of the date of this prospectus, we do not expect the Measures to have an impact on our business, operations or this Offering to subject us or our Operating Subsidiary to permission requirements from the CAC or any other government agency that is required to approve our subsidiary’s operations, as we do not believe we will be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) all of our operations are conducted by our Operating Subsidiary which currently solely serve the Hong Kong local market, we currently have no operations in mainland China; (ii) we do not have or intend to have any subsidiary nor do we have or intend to establish a VIE structure with any entity in mainland China and the Measures remain unclear whether they shall be applied to a company like us; (iii) as of date of this prospectus, we have neither collected nor stored any personal information of any mainland China individual or within mainland China, nor do we entrust or expect to be entrusted by any individual or entity to conduct any data processing activities of any mainland China individual or within mainland China; (iv) as of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we must file for a cybersecurity review; and (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our subsidiary’s business operations and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review or we and our subsidiary might be covered by permission from the CAC or any other government agency that is required to approve our subsidiary’s operations in the future. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It also remains uncertain what the potential impact such modified or new laws and regulations will have on our subsidiary’s daily business operations, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. If any or all of the foregoing were to occur, it may significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless. As of the date of this prospectus, there are no commensurate laws or regulations in Hong Kong which result in similar significant oversight over data security for companies seeking to offer securities on a foreign exchange. However, we cannot guarantee that, if, in the future, such laws or regulations were issued in Hong Kong, we would be compliant with such laws or regulations in a timely manner or at all. In addition, we may have to spend significant time and costs to become compliant. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the relevant regulatory authorities, and our ability to conduct our business, or offer securities on a U.S. or other international securities exchange may be restricted. As a result of the foregoing, our business, reputation, financial condition, and results of operations may be materially and adversely affected.

Recent statements by the PRC government have indicated an intent to exert more exert oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

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On December 24, 2021, the China Securities Regulatory Commission (the “CSRC”) released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and require “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. These rules state that in the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the Trial Measures and the Guidance Rules and Notice, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, shall arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing.

The Management understands that as of the date of this prospectus, the Group has no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our potential operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

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Furthermore, on July 10, 2021, the Cyberspace Administration of China (the “CAC”) issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. It remains unclear whether a Hong Kong company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or this Offering as we do not believe that our Operating Subsidiary would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) our Operating Subsidiary is organized and operating in Hong Kong and the Revised Review Measures remains unclear whether it shall be applied to Hong Kong companies; (ii) our Operating Subsidiary operates without any subsidiary or VIE structure in Mainland China; (iii) as of date of this prospectus, our Operating Subsidiary has collected and stored personal information of less than 100 PRC individual clients, which is far less than one million users; and (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures are adopted into law in the future and if our Operating Subsidiary is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our operation and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

We have been advised by David Fong & Co., our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company and its subsidiary, our Operating Subsidiary, are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiary or denied by any relevant authorities. As of the date of this prospectus, our Operating Subsidiary have received all requisite permissions or approvals from the Hong Kong authorities to operate their businesses in Hong Kong, including but not limited to their business registration certificates. However, we have been advised by David Fong & Co. that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Based on management’s internal assessment that the Company and its subsidiary currently have no material operations in the PRC, management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our Operating Subsidiary is not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or if applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals, (ii) we inadvertently conclude that relevant permissions or approvals were not required or (iii) we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

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Most of our Operating Subsidiary’s operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may influence such operations at any time, which could result in a material change in the operations of the Operating Subsidiary and/or the value of our Ordinary Shares. The PRC government may also impose restrictions on our ability to transfer money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. There are uncertainties regarding the enforcement of PRC laws, and rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

Recently in 2023, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Given the recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline or be worthless. Additionally, any further control over offerings conducted overseas and/or foreign investment impacting our subsidiary in Hong Kong by the Hong Kong government could result in a material change in our Operating Subsidiary’s operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

There are uncertainties regarding the enforcement of PRC laws, and rules and regulations in China can change with little advance notice. For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it began an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that company’s app be removed from smartphone app stores. The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Furthermore, given the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although we are currently not required to obtain permission from any of the PRC federal or local government and has not received any denial to list on the U.S. exchange, it is uncertain whether or when we might be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even if such permission is obtained, whether it will be later denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our shares to significantly decline or be worthless.

If the Chinese government chooses to extend oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government in 2022 and 2023, including the Measures, the PRC Personal Information Protection Law and the Trial Measures have already indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. We could be subject to approval or review by Chinese regulatory authorities to pursue this Offering. We do not have any operations in mainland China and currently do not have or intend to have any operating subsidiary established in mainland China or any contractual arrangement to establish a VIE structure with any entity in mainland China, but because all of our operations are conducted in Hong Kong through our wholly-owned subsidiary, and Hong Kong is a Special Administrative Region of China, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

In the event that the PRC regulatory authorities disallow our business structure, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

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The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCAA. On December 18, 2020, the HFCAA was signed into law. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the U.S.. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks, and their implications to U.S. investors, associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On December 2, 2021, the SEC adopted final amendments to its rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which took effect on January 10, 2022. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year, as defined in the rules, under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, shortening the timeline for the application of the HPCAA’s delisting and trading prohibition from three years to two, and thus, would reduce the time before securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations.

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On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance (the “PRC MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. Our auditor, ARK Pro CPA & Co, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ARK Pro CPA & Co’s compliance with applicable professional standards. ARK Pro CPA & Co is headquartered in Hong Kong, and can be inspected by the PCAOB. ARK Pro CPA & Co was identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of our auditor for three consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCA Act and our access to the U.S. capital markets may be limited or restricted. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

If the PCAOB in the future again determines it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the lack of access to the PCAOB inspection in China would prevent the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors could be deprived of the benefits of such PCAOB inspections, if the PCAOB again determines it is unable to inspect and investigate completely auditors in mainland China and Hong Kong. The inability of the PCAOB to conduct inspections of auditors in China would make it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. Although our auditor was not identified by the PCAOB in its report as a firm subject to the PCAOB’s determinations, which determinations were vacated on December 15, 2022, should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, this could adversely affect us and our securities for the reasons noted above.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in Hong Kong, and has been inspected by the PCAOB with the last inspection in May, 2024. However, the recent developments would add uncertainties to our Offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Ongoing geopolitical tensions around the world may have a material adverse effect on our business, financial condition, and results of operations.

We face risks associated with heightened tensions in geopolitical and economic relations. Rivalries and sanctions between major powers, including the United States and China, and unrest, terrorist threats, wars and other conflicts involving Ukraine, the Middle East and elsewhere have created increased global uncertainty. Such geopolitical tensions, along with trade disputes and regional conflicts, may result in economic instability, market volatility, and regulatory changes, which could impact our supply chain, operations, and consumer demand. Furthermore, such tensions may lead to consumer boycotts, increased security measures, and travel restrictions, all of which could negatively affect our ability to conduct business, maintain supply chain operations, and expand into new markets. Any restrictions on international trade and capital flows may have a negative impact on our ability to access capital, procure raw materials, and expand our operations. As a result, any of these events could have a material adverse effect on our business, financial condition, and results of operations.

Separately, we may also be subject to review and enforcement under domestic and foreign laws that screen foreign investment and acquisitions. In both the U.S. and non-U.S. jurisdictions, these regulatory requirements may treat companies differently based on the type of company in question and investor profile in the company. As a result of these laws, investments by particular investors may need to be filed with local regulators, which in turn may impose added costs on our business, impact our operations, and/or limit our ability to engage in strategic transactions that might otherwise be beneficial to us and our investors. These laws are also regularly changed and updated. For example, recently the Office of Investment Security of the U.S. Department of the Treasury issued a final rule (the “Outbound Investment Rule”) to implement the Executive Order 14105, which provided for the establishment of a new national security regulatory framework to control outbound investment from the United States in certain sensitive industry sectors in the People’s Republic of China, including Hong Kong and Macau. The Outbound Investment Rule took effect in January 2025 and restricts U.S. persons’ direct and indirect investment into companies with specified connections to China that engage in specified “Covered Activities” within three areas of technology: semiconductors and microelectronics, quantum information technologies, and artificial intelligence systems. Notably, President Trump issued the America First Trade Policy Memorandum on February 20, 2025, which proposes to further expand the set of technologies of concern. These rules may limit our ability to engage in certain kinds of business operations; they may also limit our ability to raise capital from U.S. and other sources if we engage in the development of such technologies of concern. Continuing changes in both U.S. and non-U.S. jurisdictions to foreign investment laws and rules could adversely affect our strategic initiatives, financial performance, and growth prospects.

Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this Offering, we will become a public company in the U.S.. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq require significantly heightened corporate governance practices for public companies. As a result, we expect these rules and regulations to increase our legal, accounting and financial compliance costs and make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Ordinary Shares could decline.

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As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC and the Nasdaq impose various requirements on the corporate governance practices of public companies. As a company with less than USD1.235 billion in net revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other generally applicable requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the Securities and Exchange Commission. We also expect that operating as a public company will make it more difficult and expensive for us to obtain director and officer liability insurance. We may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. We are subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this Offering, we will be a publicly listed company in the U.S.. As a publicly listed company, we will be required to file periodic reports with the SEC upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our Company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, mostly private companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

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We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. In addition, we will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

As a Cayman Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Capital Market corporate governance listing standards. However, Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Capital Market corporate governance listing standards. We do not currently plan to rely on home country practice with respect to any corporate governance matters. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). We elected to avail ourselves of the extended transition period for implementing new or revised financial accounting standards. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner (1) if our revenue exceed $1.235 billion, (2) if we issue more than $1 billion in non-convertible debt in a three-year period, or (3) if the market value of our shares held by non-affiliates exceeds $700 million as of any March 31 before that time, in which case we would no longer be an emerging growth company as of the following March 31. We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests and our financial statements may not be comparable to companies that comply with public company effective dates. We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company.

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We are a “controlled company” defined under the Nasdaq Stock Market Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We expect that our Chairman and Chief Executive Officer, Mr. Chi Kin Kelvin Yeung, through Phoenix Prosperity Investment Limited, own a majority of our Ordinary Shares following the Offering and continue to be a controlled company pursuant to “controlled company” defined under the Nasdaq Stock Market Rules. Accordingly, we will be a controlled company under the applicable Nasdaq listing standards. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the Offering. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Please refer to the paragraph titled “Risk Factors — Our significant shareholder has considerable influence over our corporate matters.”

Ordinary Shares eligible for future sale may adversely affect the market price of our Ordinary Shares, as the future sale of a substantial amount of outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.

The market price of our Ordinary Shares could decline as a result of sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. An aggregate of 20,000,000 Ordinary Shares are outstanding before the consummation of this Offering and 21,600,000 Ordinary Shares will be outstanding immediately after this Offering. All of the Ordinary Shares sold in the Offering and Ordinary Shares pursuant to the Resale Prospectus will be freely transferable without restriction or further registration under the Securities Act. The remaining Ordinary Shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

Resales of our Ordinary Shares in the public market during this Offering by the Selling Shareholder may cause the market price of our Ordinary Shares to decline. The Ordinary Shares sold in this Offering pursuant to the Public Offering Prospectus and the Ordinary Shares sold by the Selling Shareholder pursuant to the Resale Prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements.

Future sales, or the perception of future sales, by us or our shareholder in the public market following this Offering could cause the market price for our Ordinary Shares to decline.

The sale of substantial amounts of Ordinary Shares in the public market, or the perception that such sales could occur could harm the prevailing market price of our Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Upon completion of this Offering we will have a total of 21,600,000 Ordinary Shares outstanding. Of the outstanding Ordinary Shares, the 1,600,000 Ordinary Shares sold or issued in this Offering and 500,000 Ordinary Shares pursuant to the Resale Prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or Securities Act, except that any Ordinary Shares held by our affiliates, as that term is defined under Rule 144 of the Securities Act, may be sold only in compliance with the limitations described in “Ordinary Shares Eligible for Future Sale.” All remaining Ordinary Shares, which are currently held by our shareholder, may be sold in the public market in the future subject to the lock-up agreements and the restrictions contained in Rule 144 under the Securities Act. If our shareholder sells a substantial amount of Ordinary Shares, the prevailing market price for our Ordinary Shares could be adversely affected. Our executive officers, directors and shareholder will sign lock-up agreements with the underwriters that will, subject to certain customary exceptions, restrict the sale of our Ordinary Shares and certain other securities held by them for a period of no less than six months following the date of this prospectus. The underwriters may, in their sole discretion and at any time without notice, release all or any portion of the Ordinary Shares subject to any such lock-up agreements. As restrictions on resale end, the market price of our Ordinary Shares could drop significantly if the holders of our restricted shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our Ordinary Shares or other securities.

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The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The IPO price for our Ordinary Shares was determined through negotiations between the Representative and us and may vary from the market price of our Ordinary Shares following our IPO. If you purchase our Ordinary Shares in our IPO, you may not be able to resell those Ordinary Shares at or above the IPO price. We cannot assure you that our Ordinary Shares’ IPO price, or the market price following our IPO, will equal or exceed prices in privately negotiated transactions of our Ordinary Shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent IPOs, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the Ordinary Shares they hold or may not be able to sell their Ordinary Shares at all.

Future issuances or sales, or perceived issuances or sales, of substantial amounts of Ordinary Shares in the public market could materially and adversely affect the prevailing market price of the Ordinary Shares and our ability to raise capital in the future.

The market price of our Ordinary Shares could decline as a result of future sales of substantial amounts of shares or other securities relating to the shares in the public market, including by the Company’s significant shareholder, or the issuance of new shares by the Company, or the perception that such sales or issuances may occur. Future sales, or perceived sales, of substantial amounts of the shares could also materially and adversely affect our ability to raise capital in the future at a time and at a price favorable to us, and our shareholders will experience dilution in their holdings upon our issuance or sale of additional securities in the future. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. A few shareholders hold a significant portion of our Ordinary Shares and these are “restricted securities” as defined in Rule 144. These Ordinary Shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our IPO. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our IPO in a manner that does not produce income or that loses value.

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There may not be an active, liquid trading market for our Ordinary Shares, and we do not know if a more liquid market for our Ordinary Shares will develop to provide you with adequate liquidity.

Prior to this Offering, there has not been a public trading market for our Ordinary Shares. We cannot assure you that an active trading market for our Ordinary Shares will develop following this Offering, or if it does develop, will be maintained. We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this Offering. The closing of the Offering is conditional upon Nasdaq’s final approval of our listing application. We cannot assure you that our application will be approved; if it is not approved, we will not complete the Offering. You may not be able to sell your securities quickly or at the market price if trading in our securities is not active. The public offering price for the Ordinary Shares will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the trading market. We intend to apply to list our Ordinary Shares on Nasdaq but we provide no assurance that our ordinary shares will be approved for listing on Nasdaq in connection with this Offering. Further, if we are successful in listing the Ordinary Shares on Nasdaq we cannot ensure that an active public market for our Ordinary Shares will develop after this Offering, or that if it does develop, it will be sustained. In the absence of a public trading market:

●	you may not be able to liquidate your investment in our Ordinary Shares;

●	you may not be able to resell your Ordinary Shares at or above the public offering price;

●	the market price of our Ordinary Shares may experience more price volatility; and

●	there may be less efficiency in carrying out your purchase and sale orders.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, not required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

You will experience immediate and substantial dilution.

The IPO price of our Ordinary Shares is substantially higher than the pro forma net tangible book value per share of our Ordinary Shares. Assuming the completion of the Offering, if you purchase Ordinary Shares in this Offering, you will incur immediate dilution of approximately $3.63 in the pro forma net tangible book value per share from the price per share that you pay for the shares. Accordingly, if you purchase shares in this Offering, you will incur immediate and substantial dilution of your investment. Please refer to the section titled “Dilution.”

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws against us, our management or the experts named in the prospectus.

Although we are an exempted company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in Hong Kong and substantially all of our assets are located in Hong Kong. In addition, a majority of our directors and executive officers reside within Hong Kong, and most of the assets of these persons are located within Hong Kong. As a result, it may be difficult for you to effect service of process within the U.S. upon us or these individuals, or to bring an action against us or against these individuals in the U.S. in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Hong Kong is a Special Administrative Region of the PRC. A foreign judgment can be registered and enforced in Hong Kong either under the Foreign Judgments (Reciprocal Enforcement) Ordinance (Cap. 319) (the “Ordinance”) or at common law. Registration of a foreign judgment under the Ordinance can be made by an ex parte application with the local court but this avenue is limited to judgments entered in designated jurisdictions, which currently include: Australia, Austria, Belgium, Bermuda, Brunei, France, Germany, India, Israel, Italy, Malaysia, The Netherlands, New Zealand, and Singapore and Sri Lanka. An action to enforce a foreign judgment at common law is a comparatively cumbersome process. It is in essence an independent suit in Hong Kong and the judgment creditor must follow normally applicable service procedures. Judgments entered in the U.S. and the United Kingdom can be enforced in Hong Kong only at common law. To be eligible for common-law recognition, the judgment must (1) be for a definite sum of money; (2) be final and conclusive; and (3) have been entered by a court with competent jurisdiction over the defendant. With respect to finality, a Hong Kong court will generally refrain from enforcing a judgment during the pendency of an appeal. This raises the possibility of undue delay and asset dissipation. With respect to the requirement of competent jurisdiction of the foreign judgment seeking to be enforced in Hong Kong, it is governed by private international law as interpreted in Hong Kong, not the law of the foreign forum. Jurisdiction can generally be asserted on the basis of the defendant’s physical presence in the foreign forum, appearance in the underlying legal proceeding or prior contractual consent to jurisdiction. Under the common law and the Ordinance, only limited defenses on the grounds such as fraud, due process and Hong Kong public policy can be raised against a duly registered foreign judgment. There is no mechanism for reconsideration of the merits of the underlying foreign litigation.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands and conduct substantially all of our operations in Hong Kong through our wholly-owned Hong Kong Operating Subsidiary. Most of our directors and substantially all of our executive officers reside outside the U.S. and a substantial portion of their assets are located outside of the U.S.. As a result, it may be difficult for our shareholders to effect service on these persons or bring an action against us or against these individuals in the Cayman Islands or in Hong Kong in the event that they believe that their rights have been infringed under the securities laws of the U.S. or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render them unable to enforce a judgment against our assets or the assets of our directors and officers.

Our corporate affairs are governed by our memorandum and articles of association (as amended from time to time), the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, actions by our minority shareholders and the fiduciary duties of our directors under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgage and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Amended Memorandum and Articles to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

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Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, please refer to the section titled “Description of Ordinary Shares – Material Differences in Cayman Islands Law and our Memorandum and Articles of Association and Delaware Law”.

Due to lack of reciprocity and cost and time constraints, you may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in Cayman Islands, Hong Kong and China against us or our directors and officers based on foreign law.

As at the date of this prospectus, our chairman and chief executive officer, Mr. Chi Kin Kelvin Yeung, chief financial officer, Mr. Hoi Ki Leung, and all members of the board of directors of Phoenix Asia Holdings Limited, including Mr. Chi Hei Tsoi, Ms. Shing Yan Cheng and Dr. Chun Ming Tommy Yip, are based in Hong Kong. All of our directors and officers are nationals of Hong Kong. We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the U.S. based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S..

There is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., however, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

●	is given by a foreign court of competent jurisdiction;
●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
●	is final;
●	is not in respect of taxes, a fine or a penalty;
●	was not obtained by fraud; and
●	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

David Fong & Co., our counsel to Hong Kong law, have advised us that there is uncertainty as to whether the courts of the Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

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Our Hong Kong counsel also advised us that in Hong Kong, foreign judgments can be enforced under statute under the Foreign Judgments (Reciprocal Enforcement) Ordinance or under common law. The Foreign Judgments (Reciprocal Enforcement) Ordinance is a registration scheme for the recognition and enforcement of foreign judgments based on reciprocity but the United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities, such as the SEC, and other actions, will not be enforced by the Hong Kong courts under the statutory regime. In addition, the Supreme People’s Court of the PRC and the Government of Hong Kong have entered into the “Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region pursuant to Choice of Court Agreements between Parties Concerned,” or the Arrangement. The Mainland Judgements (Reciprocal Enforcement) Ordinance gave effect to the Arrangement and is a registration scheme for recognition and enforcement of PRC judgements based on reciprocity. Other than the Arrangement, Hong Kong has not entered into any multilateral convention or bilateral treaty regarding the recognition and enforcement of foreign judgments. Accordingly, any judgments rendered by a court in the United States will need to be enforced under common law. In order to enforce a foreign judgment under common law in Hong Kong, the judgment must meet certain criteria before it can be enforced, such as the judgment being final and conclusive. As a result, it may be time-consuming and costly for you to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the Cayman Islands and Hong Kong

We could become a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our shares to significant adverse United States income tax consequences.

We will be a “passive foreign investment company,” or “PFIC,” if, in any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income (the “asset test”). In determining whether we are a PFIC, we are permitted to take into account the assets and income of our Operating Subsidiary because we own 100% of its stock. We may be considered a PFIC in 2023 and possibly later years, depending on a number of factors, including the composition of our and our Operating Subsidiary’s income and assets, how quickly we use our liquid assets, including the cash raised pursuant to this Offering (if we determine not to, or are unable to, deploy significant amounts of cash for active purposes our risk of being a PFIC will substantially increase), the market price of our Ordinary Shares, and fluctuations in that price. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance we will not be a PFIC for 2023 or any future taxable year. Please refer to the paragraph titled “Taxation — United States Federal Income Taxation”.

If we are a PFIC in any taxable year, a U.S. holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the Ordinary Shares and on the receipt of distributions on the Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules. A U.S. holder may also be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which such U.S. holder holds our Ordinary Shares. Please refer to the paragraph titled “Taxation — United States Federal Income Taxation”.

We do not expect to pay dividends in the foreseeable future after this Offering. You must rely on price appreciation of the Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this Offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Please refer to the section titled “Dividend Policy.” Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

Our board of directors (“BOD”) has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the Ordinary Shares will likely depend entirely upon any future price appreciation of the Ordinary Shares. There is no guarantee that the Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in the Ordinary Shares and you may even lose your entire investment in the Ordinary Shares.

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New climate-related disclosure obligations in proposed SEC rule amendments could have uncertain impacts on our business, impose additional reporting obligations on us, and increase our costs.

Following from 2022, the SEC proposed rule amendments that would implement a framework for the reporting of climate-related risks and create a wide range of new climate-related disclosure obligations for all registrants, including us. The proposed rules would require us to include certain climate-related information in registration statements and annual reports, including (i) climate-related risks and their actual or likely material impacts on our business, strategy, and outlook; (ii) our governance of climate-related risks and relevant risk management processes; (iii) information on our greenhouse gas emissions; (iv) certain climate-related financial statement metrics and related disclosures in a note to our audited financial statements; and (v) information about our climate-related targets, goals, and transition plans.

The proposed rules remain open to public comment and may be subject to challenges and litigation. Thus, the ultimate scope and impact of the proposed rules on our business remain uncertain. To the extent new rules, if finalized, impose additional reporting obligations on us, we could face substantial increased costs. Separately, the SEC also announced it is scrutinizing climate-change related disclosures in public filings, increasing the potential for enforcement if the SEC were to allege that our existing climate disclosures are misleading or deficient.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the Cayman Islands. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those listed under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations,” and other sections in this prospectus, that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	changes in our plan to enter into certain new business sectors; and

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder. In addition, the underwriter will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholder. The Selling Shareholder will receive all of the net proceeds from the sales of Ordinary Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholder.

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DIVIDEND POLICY

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay any indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors may deem relevant. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium, provided that in no circumstances may a dividend be paid if following such payment the Company would be unable to pay its debts as they fall due in the ordinary course of business. According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

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CAPITALIZATION

The following tables set forth our capitalization as of September 30, 2024:

●	on an actual basis; and

●	on a pro forma as adjusted basis to give effect to the issuance and sale of 1,600,000 Ordinary Shares at an assumed initial public Offer Price of $4.00 per Ordinary Shares after deducting the underwriting discounts and commissions and estimated Offering expenses payable by us

●	on a pro forma as adjusted basis assuming full exercise of the over-allotment option

You should read this table together with “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our combined financial statements and the related notes included elsewhere in this prospectus.

	As of September 30, 2024
	Actual	As Adjusted	As adjusted, assumed full exercise of the over-allotment option
	(in USD)
Indebtedness, consisting of finance lease liabilities, operating lease liabilities and due to a director	201,830	201,830	201,830

Equity:
Ordinary Shares, 5,000,000,000 Ordinary Shares authorized, par value USD0.00001 each, 20,000,000 Ordinary Shares issued and outstanding as of September 30, 2024 and March 31, 2024 and 2023; 21,600,000 Ordinary Shares outstanding on an as adjusted basis	200	216	218
Subscription receivable	(161)	(161)	(161)
Additional paid-in capital	375,064	4,974,769	5,853,167
Retained earnings	2,339,985	2,339,985	2,339,985
Total Shareholders’ Equity	2,715,088	7,314,809	8,193,209
Total capitalization	2,916,918	7,516,639	8,395,039

(1)	Gives effect to the 1,600,000 Ordinary Shares in this Offering at an assumed Offer Price of USD4.00 per Ordinary Share, and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public Offer Price per share and our net tangible book value per share after this Offering. Dilution results from the fact that the initial public Offer Price per share is substantially in excess of the book value per ordinary share attributable to the existing Shareholders for our presently outstanding shares.

Net tangible book value represents the amount of our total assets, excluding goodwill and other intangible assets, less our total liabilities. Our net tangible book value as of September 30, 2024 was USD0.14 per ordinary share.

After giving effect to the issuance and sale of 1,600,000 Ordinary Shares in this Offering at an assumed initial public Offer Price of USD4.00 per share, and after deducting underwriting discounts and estimated Offering expenses payable by us, the pro forma as adjusted net tangible book value after the Offering would be USD7,314,809 and our pro forma as adjusted net tangible book value as of September 30, 2024 would have been USD0.37 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of USD0.23 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of USD3.63 per Ordinary Share to investors purchasing Ordinary Shares in this Offering. The following table illustrates such dilution:

	Offering without Over-allotment Option	Offering with Full Exercise of Over-allotment Option
Initial public Offer Price	4.00	4.00
Net tangible book value per Ordinary Share as of September 30, 2024	0.14	0.14
Pro forma net tangible book value per Ordinary Share after giving effect to this Offering	0.37	0.41
Amount of dilution in net tangible book value per Ordinary Share to investors in this Offering	3.63	3.59

Each USD1 increase (decrease) in the initial public offering price of USD4.00 per Ordinary Share would increase (decrease) the pro forma as adjusted amount of net tangible book value as of September 30, 2024, after this Offering by USD0.08 per Ordinary Share and would increase (decrease) dilution to new investors by USD0.92 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value after the Offering would be USD8,193,209, the pro forma as adjusted net tangible book value as of September 30, 2024 would have been USD0.41 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of USD0.27 to existing shareholders and an immediate dilution in net tangible book value of USD3.59 per Ordinary Share to investors purchasing Ordinary Shares in this Offering.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2024, the total number of Ordinary Shares purchased from us, the total cash consideration paid to us, and the average price per share paid by existing Shareholders and by investors in this Offering. The table below reflects an assumed initial public Offering Price of USD4.00 per share, for Ordinary Shares purchased in this Offering and excludes underwriting discounts and commissions and estimated Offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price per Share
	Number	%	USD	%	USD
Existing Shareholders	20,000,000	92.59	375,264	5.54	0.02
Investors in this Offering	1,600,000	7.41	6,400,000	94.46	4.00
Total	21,600,000	100.00	6,775,264	100.00	0.31

The dilution information in this section is presented for illustrative purposes only. Our as adjusted net tangible book value following the consummation of this Offering is subject to adjustment based on the actual initial public Offer Price of our Ordinary Shares and other terms of this Offering determined at pricing.

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MANANGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information, which are included elsewhere in this prospectus. This discussion contains forward-looking statements. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Further, a result of these factors, risks and uncertainties, the forward-looking events may not occur. Relevant factors, risks and uncertainties include, but are not limited to, those discussed in the section entitled “Business”, “Risk Factors” and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s beliefs and opinions as of the date of this registration statement. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are an exempted company with limited liabilities incorporated under the laws of the Cayman Islands on August 9, 2024. We operate as a holding company. We operate our business primarily through our indirectly wholly-owned Operating Subsidiary, Winfield Engineering (Hong Kong) Limited. We mainly engage in substructure works, such as site formation, ground investigation and foundation works, in Hong Kong. To a lesser extent, we also provide other construction services such as structural steelworks. We mostly undertake substructure works in the role of subcontractor. To a lesser extent, we also provide advisory services and supervision services to our customers in our substructure projects and charge on a monthly basis.

Winfield Engineering (Hong Kong) Limited was founded in 1990. Over our 30 years of operating history, we have focused on substructure works, serving as a subcontractor and building up significant expertise and a strong track record. Substructure refers to the foundation support system constructed beneath ground level. We take great pride in our capability to effectively address substructure works challenges during the completion of our works. In 2023, we were awarded with a public project for a major trunk road, which involves marine grouting works and the project is expected to be completed in late-2025. This project further demonstrates our versatility and commitment to delivering high-quality substructure solutions.

Through our Operating Subsidiary, we are mainly engaged in public sector projects in Hong Kong. To a lesser extent, we also participate in private sector projects. In 2023, we were awarded with an infrastructure project for the redevelopment of a riding school with an initial contract sum of over HKD24.4 million (USD3.1 million), which is expected to be completed in mid-2025.

As of the date of this prospectus, Winfield Engineering (Hong Kong) Limited is (i) a Registered Specialist Contractor under the sub-registers of foundation works, site formation works and ground investigation field works categories maintained by the Buildings Department of Hong Kong; and (ii) a Registered Subcontractor under foundation and piling (sheet piles, bored piles, driven piles, diaphragm walls, micro piles and hand-dug caisson) and general civil works (earthwork and ground investigation) of the Registered Specialist Trade Contractors Scheme of the Construction Industry Council of Hong Kong.

We, through our Operating Subsidiary, have achieved significant growth in our business. For the six months ended September 30, 2024 and 2023, our total revenue derived from construction services was approximately USD3.8 million and USD3.0 million, respectively. The number of customers with revenue contribution to us was 10 for the six months ended September 30, 2024 and 9 for the six months ended September 30, 2023. For the fiscal years ended March 31, 2024 and 2023, our total revenue derived from substructure services was approximately USD5.8 million and USD2.2 million, respectively. The number of customers with revenue contribution to us was 18 for the fiscal year ended March 31, 2023 and 11 for the fiscal year ended March 31, 2024.

According to the Census and Statistic Department, between 2014 and 2023, the construction industry in Hong Kong maintained growth with a compounded annual growth rate of 1.53%. Driven by (i) sustained supply of residential units and urban renewal program; (ii) the Government’s funding support in innovative constructive methods and new technologies; (iii) the Government’s continuous effort in enhancing rail connectivity, which requires extensive substructure works; and (iii) rapid advancement in technology to optimize productivity and reduce costs such as the building information management and industrialized building system, it is expected that the Hong Kong civil engineering industry will continue to grow.

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Our Competitive Strengths

●	Established operating history and track record
●	Stable relationships with our customers and suppliers
●	Experienced and dedicated management team
●	Stringent quality control

Our Growth Strategies

●	Enhance competitiveness and expand our market share
●	Acquire innovative machinery to enhance productivity and our service capacity
●	Improve our technical capability through technology investment
●	Enhance brand recognition of our brand, “Winfield”

Corporate History and Structure

The Company, Phoenix Asia Holdings Limited, an exempted company with limited liability incorporated under the law of the Cayman Islands on August 9, 2024. The authorized share capital of the Company is USD50,000 divided into 5,000,000,000 ordinary shares with a par value of USD0.00001. Ogier Global Subscriber (Cayman) Limited was the sole shareholder, and held 1 ordinary share from date of incorporation to August 15, 2024. 1 share was transferred to Phoenix Prosperity Investment Limited on August 15, 2024 and 9,999 additional shares were issued to Phoenix Prosperity Investment Limited on same date to come up with the 10,000 shares. As such, the sole shareholder of the Company, Phoenix Prosperity Investment Limited, holds 10,000 ordinary shares of the Company.

Phoenix (BVI) Limited was incorporated on August 16, 2024 under the laws of the British Virgin Islands, as an intermediate holding company. The sole shareholder of Phoenix (BVI) Limited, Phoenix Asia Holdings Limited, holds 1 ordinary share.

Winfield Engineering (Hong Kong) Limited was incorporated on February 23, 1990 in Hong Kong. Mr. Chi Kin Kelvin Yeung acquired the entire issued share capital of 20 shares at the consideration of HKD1 per share from three parties on November 30, 2016 and became the sole shareholder of Winfield Engineering (Hong Kong) Limited. On August 30, 2024, Winfield Engineering (Hong Kong) Limited issued 785 shares to Mr. Chi Kin Kelvin Yeung at the consideration of HKD785 (USD101). Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805 shares by Mr. Chi Kin Kelvin Yeung. On September 2, 2024, Winfield Engineering (Hong Kong) Limited issued 48, 49, 49 and 49 shares to More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Subsequently, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited injected HKD720,000 (USD92,308), HKD735,000 (USD94,231), HKD735,000 (USD94,231) and HKD735,000 (USD94,231), respectively, into Winfield Engineering (Hong Kong) Limited. Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805, 48, 49, 49 and 49 shares by Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited.

On September 12, 2024, Phoenix (BVI) Limited and the Company entered into share exchange agreements with (i) Mr. Chi Kin Kelvin Yeung and Phoenix Prosperity Investment Limited, (ii) More Resources Holdings Limited, (iii) Quest Dragon International Limited, (iv) Rich Plenty Investment Limited and (v) Unique Resources Holdings Limited. Pursuant to the share exchange agreements, the Company issued 16,090,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares to Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited, in exchange of 805, 48, 49, 49 and 49 shares in Winfield Engineering (Hong Kong) Limited, being 100% ownership of Winfield Engineering (Hong Kong) Limited, via Phoenix (BVI) Limited, from Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Upon completion of the above share exchange, Winfield Engineering (Hong Kong) Limited became direct wholly-owned subsidiary of Phoenix (BVI) Limited.

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Subsequently, Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited holds 16,100,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares of the Company with a par value of USD0.00001, representing 80.5%, 4.8%, 4.9%, 4.9% and 4.9% of the issued outstanding share capital of the Company.

Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

Non-recurrent nature of our projects

Our revenue is typically derived from projects which are non-recurrent in nature and our customers are under no obligation to award projects to us. For the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023, we secured new businesses mainly through invitation for tender by customers. There is no assurance that we will be able to secure new contracts in the future. Accordingly, the number and scale of projects and the amount of revenue we are able to derive therefrom may vary significantly from period to period, and it may be difficult to forecast the volume of future business. In the event that we fail to secure new contracts or there is a significant decrease in the number of tender invitations or contracts available for bidding in the future, our business, financial position and prospects could be materially and adversely affected.

Performance and availability of our subcontractors

We focus on the role of project management and supervision in carrying out our projects and we generally engage subcontractors to perform part of the site works under our supervision. In order to control and ensure the quality and progress of the works of our subcontractors, we select subcontractors based on their quality of services, qualifications, skills and technique, prevailing market price, delivery time, availability of resources in accommodating our requests, and reputation. There is no assurance that the work quality of our subcontractors can always meet our requirements. We may be affected by the non-performance, inappropriate, or poor quality of works rendered by our subcontractors. Such events could impact upon our profitability, financial performance, and reputation. In addition, there is no assurance that we will always be able to secure services from suitable subcontractors when required, or be able to negotiate favorable fees and terms of service with subcontractors. In such events, our operation and financial position may be adversely affected.

In the event that our subcontractors fail to follow the safety guidelines and other requirements imposed by our customers, we may be liable to pay to our customers the expenses and penalties incurred by them. Although we are entitled to be compensated by our subcontractors in relation to such penalties under the subcontracting agreement, we may not be able to claim from such subcontractors in order to maintain a stable relationship with our major subcontractors. In such event, we may be subject to additional costs and penalties incurred by our subcontractors in relation to their failure to comply with the safety procedures and other requirements imposed by our customers.

Estimation of project costs

When determining our tender price, our management would estimate the time and costs involved in a project taking into account (i) the scope of works; (ii) the price trend for the types of subcontracting services as well as materials required; (iii) the complexity and the location of the project; (iv) the estimated number and types of equipment required; (v) the completion time requested by customers; and (vi) the availability of our labor and financial resources.

There is no assurance that the actual amount of time and costs incurred during the performance of our projects would not exceed our estimation. The actual amount of time and costs incurred in completing a project may be adversely affected by many factors, including unforeseen site conditions, adverse weather conditions, accidents, non-performance by our subcontractors, unexpected significant increase in costs of materials agreed to be borne by us, unexpected increase in the amount of rectification works requested by our customers and other unforeseen problems and circumstances. Any material inaccurate estimation in the time and costs involved in a project may give rise to delays in completion of works and/or cost overruns, which in turn may materially and adversely affect our financial condition, profitability, and liquidity. We typically bear the risk of delays and cost overruns in our projects and we are generally unable to pass these costs to our customers.

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We are exposed to risks of general economic downturn and deteriorating market conditions, such as Sino-U.S. trade conflicts

As our business and operations are based in Hong Kong, our business growth is primarily dependent upon the economy and market condition in Hong Kong and the PRC. The market conditions are directly affected by, among other things, the global and local political and economic environments, such as uncertainties about the Sino-U.S. trade conflicts. Any sudden downturn in the general economic environment or change to political environment in Hong Kong and the PRC beyond our control may adversely affect the financial market sentiment in general. Severe fluctuations in market and economic sentiments may also lead to a prolonged period of slowdowns in the real estate and construction industries. As such, our revenue and profitability may fluctuate and we cannot assure you that we will be able to maintain our historical financial performance in times of difficult or unstable economic conditions.

Basis of Presentation

Our combined financial statements have been prepared in accordance with U.S. GAAP and pursuant to the regulations of SEC. They include the financial statements of our Company and our subsidiaries. All transactions and balances among these entities have been eliminated upon consolidation.

Please also refer to the crucial accounting policies, judgments and estimates adopted by our Company discussed in Note 2 to the consolidated financial statements.

Critical Accounting Policies and Estimates

The discussion of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We evaluate our estimates and assumptions on an ongoing basis using the vest information available. Actual results may differ from these estimates under different assumptions or conditions, and the impact of such differences may be material to our consolidated financial statements.

Critical accounting policies are those policies that, in management’s view, are the most important in the portrayal of our financial condition and results of operations. The notes to the consolidated financial statements also include disclosure of significant accounting policies. The methods, estimates and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our consolidated financial statements. These critical accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Those critical accounting policies and estimates that require the most significant judgment are discussed further below.

Revenue Recognition

Substructure and other construction services

The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. The Company adopted output method using construction works delivered as this method best represents the measure of progress against the performance obligations incorporated within the contractual agreements.

However, the nature of the Company’s contracts gives rise to several types of variable consideration including unpriced change orders and claims, liquidated damages and penalties.

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The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on the most likely amount method, whichever is expected to better predict the amount. Factors considered in determining whether revenue associated with claims (including change orders in dispute and unapproved change orders in regard to both scope and price) should be recognized include the following: (a) the contract or other evidence provides a legal basis for the claim, (b) additional costs were caused by circumstances that were unforeseen at the contract date and not the result of deficiencies in the company’s performance, (c) claim-related costs are identifiable and considered reasonable in view of the work performed, and (d) evidence supporting the claim is objective and verifiable. If the requirements for recognizing revenue for claims or unapproved change orders are met, revenue is recorded only when the costs associated with the claims or unapproved change orders have been incurred.

The Company generally provides limited warranties for work performed under its construction contracts. The warranty periods typically extend for a limited duration of 24 months following substantial completion of the Company’s work on the project. Historically, warranty claims have not resulted in material costs incurred for which the Company was not compensated for by the customer.

There were no material amounts of unapproved change orders or claims recognized during the six months ended September 30, 2024, and 2023 and the years ended March 31, 2024, and 2023.

Consultancy services

The Company provides consultancy services income of substructure works to its customers on monthly basis within certain periods in accordance with respective contract. The Company recognizes consultancy services income over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606. Consultancy services income is recognized on a straight-line basis over the term of the contract.

Expected credit loss allowance

The measurement of the expected credit loss allowance for financial assets measured at amortized cost is an area that requires the use of significant assumptions about future economic conditions and credit behavior (e.g. the likelihood of customers defaulting and the resulting losses). A number of significant judgements are also required in applying the accounting requirements for measuring expected credit loss, such as considering debtors’ credit risk characteristics, historical settlement record, the days past due and forward-looking information.

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Summary of Results of Operations

Comparison of the Six Months Ended September 30, 2024 and 2023

The following table sets forth key components of our results of operations for the six months ended September 30, 2024 and 2023. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the six months ended September 30,		Changes
	2024	2023	Amount	%
	USD	USD	USD
Revenue	3,789,610	2,985,695	803,915	26.9%
Cost of revenue	(2,709,378)	(2,327,350)	(382,028)	16.4%
Gross profit	1,080,232	658,345	421,887	64.1%

Operating expenses
General and administrative expenses	(330,894)	(134,222)	(196,672)	146.5%
Total operating expenses	(330,894)	(134,222)	(196,672)	146.5%

Income from operations	749,338	524,123	225,215	43.0%
Other income (expense)
Interest expense, net	(333)	(420)	87	(20.7)%
Other income	1,121	9,003	(7,882)	(87.5)%
Total other income, net	788	8,583	(7,795)	(90.8)%

Income before tax expense	750,126	532,706	217,420	40.8%
Income tax expense	(118,685)	(66,360)	(52,325)	78.9%
Net income and total comprehensive income	631,441	466,346	165,095	35.4%

Revenue

Our revenue was USD3,789,610 for the six months ended September 30, 2024 as compared to USD2,985,695 for the six months ended September 30, 2023, representing an increase of approximately USD803,915, or approximately 26.9%. The increase in our revenue was mainly driven by the increase number of our projects increased from 9 for the six months ended September 30, 2023 to 18 for the six months ended September 30, 2024.

We secured our new business through direct invitations for tenders from customers and we receive, from time to time, invitations to submit tenders from construction contractors. For the six months ended September 30, 2024 and 2023, we submitted 20 and 41 tenders to our potential customers respectively, and our tender success rate was approximately 10.0% and 9.8% for the respective year. We believe that our proven track record of quality works, our expertise in substructure operations and our ability to deliver work on time are the crucial factors that enable us to gain our customers’ trust and give us a competitive edge when tendering for projects. Our stable tender success rate demonstrates our competitiveness in the Hong Kong substructure works industry and the satisfaction of our customers with our services.

The following table sets forth the breakdown of our revenue by sector for six months ended September 30, 2024 and 2023, respectively:

	For the six months ended September 30,		Changes
	2024	2023	Amount	%
	USD	USD	USD
Revenue
Public	3,171,455	2,447,278	724,177	29.6%
Private	618,155	538,417	79,738	14.8%
Total revenue	3,789,610	2,985,695	803,915	26.9%

Our revenue from public sector projects was USD3,171,455 for the six months ended September 30, 2024 as compared to USD2,447,278 for the six months ended September 30, 2023 representing an increase of approximately USD724,177, or approximately 29.6%. The increase in revenue from our public sector projects was mainly attributable to the number of our public sector projects increased from 3 for the six months ended September 30, 2023 to 6 for the six months ended September 30, 2024.

Our revenue from private sector projects was USD618,155 for the six months ended September 30, 2024 as compared to USD538,417 for the six months ended September 30, 2023, representing an increase of approximately USD79,738, or approximately 14.8%, which was mainly attributable to the increase in the number of our private sector projects.

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Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the six months ended September 30, 2024 and 2023:

	For the six months ended September 30,		Changes
	2024	2023	Amount	%
	USD	USD
Cost of revenue
Subcontracting costs	2,171,669	1,575,676	595,993	37.8%
Material costs	61,394	381,764	(320,370)	(83.9)%
Direct labor costs	448,341	262,714	185,627	70.7%
Overhead costs	27,974	107,196	(79,222)	(73.9)%
Total cost of revenue	2,709,378	2,327,350	382,028	16.4%

Our cost of revenue, primarily consist of subcontracting costs, materials costs, direct labor costs and overhead costs such as machine rental that are directly attributable to services provided. We incurred cost of revenue of USD2,709,378 for the six months ended September 30, 2024, as compared to USD2,327,350 for the six months ended September 30, 2023, representing an increase of approximately USD382,028, or approximately 16.4%. The increase was generally in line with the increase in revenue. Our subcontracting costs and direct labor costs increased by approximately 37.8% and 70.7% respectively for the six months ended September 30, 2024, as compared to the six months ended September 30, 2023, which was mainly due to the increase number of our projects increased from 9 for the six months ended September 30, 2023 to 18 for the six months ended September 30, 2024. Our material costs decreased by approximately 83.9% for the six months ended September 30, 2024, as compared to the six months ended September 30, 2023, which was mainly a sizable project with extra deployment of material and such project was performed for the six months ended September 30, 2023 and completed in January 2024.

Gross profit and gross profit margin

Our total gross profit was USD1,080,232 for the six months ended September 30, 2024, as compared to USD658,345 for the six months ended September 30, 2023, represented an increase of USD421,887 or 64.1%. The increase in total gross profit was mainly attributable to the increase in revenue for the six months ended September 30, 2024, as compared to the six months ended September 30, 2023 as discussed above. Our gross profit margin increased to 28.5% for the six months ended September 30, 2024, as compared to 22.1% for the six months ended September 30, 2023, such increase is explained in the following paragraph.

Our gross profit and gross profit margin by project sector are summarized as follows:

	For the six months ended September 30,				Changes
	2024		2023		Amount		%

Public sector projects
Gross profit	USD	896,602	USD	517,574	USD	379,028	73.2%
Gross profit margin		28.3%		21.1%		7.2%

Private sector projects
Gross profit	USD	183,630	USD	140,771	USD	42,859	30.4%
Gross profit margin		29.7%		26.1%		3.6%

Total
Gross profit	USD	1,080,232	USD	658,345	USD	421,887	64.1%
Gross profit margin		28.5%		22.0%		6.4%

Our gross profit from public sector projects was USD896,602 for the six months ended September 30, 2024, as compared to USD517,574 for the six months ended September 30, 2023, represented an increase of USD379,028, or 73.2%. Our gross profit margin from public sector projects increased from 21.1% for the six months ended September 30, 2023 to 28.3% for the six months ended September 30, 2024. The increase in gross profit with higher gross profit margin from public sector projects was mainly because we have relatively lower mark up for one of our sizable public sector projects when performing variation orders as requested by the customers for this project during the six months ended September 30, 2023.

Our gross profit from private sector projects was USD183,630 for the six months ended September 30, 2024, as compared to USD140,771 for the six months ended September 30 September 30, 2023, an increase of USD42,859 or 30.4%. Our gross profit margin from private sector projects increased from 26.1% for the six months ended September 30, 2023 to 29.7% for six months ended September 30, 2024, which was mainly due to one of our sizable private sector projects that commenced in June 2024 recorded higher gross profit margin. Such project was with tight schedule, and we had set a higher pricing and recorded a relatively higher profit margin.

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General and administrative expenses

General and administrative expenses mainly consist of administrative staff cost, motor vehicle expenses, office rental expenses, legal and professional fees, change of credit loss allowances and other miscellaneous administrative expenses. We incurred general and administrative expenses of USD 330,894 for the six months ended 30 September, 2024, as compared to USD134,222 for the six months ended 30 September, 2023, an increase of USD196,672, or 146.5%. The increase was mainly due to the charge of audit fee for offering of USD92,021, increase in provision of expected credit loss allowance on accounts receivable and contract assets of USD52,116.

Other income (expense)

Other income (expense) mainly included interest expense and other income.

We incurred interest expense of USD333 for the six months ended September 30, 2024, as compared to USD420 for the six months ended September 30, 2023, a decrease of USD87, or 20.7%. The decrease was mainly due to the decrease in our average finance lease balance during the six months ended September 30, 2024.

Other income mainly represents the gain from disposal of plant and equipment and other miscellaneous income. We have no disposal of plant and equipment for six months ended September 30, 2024, as compared to a gain of USD6,410 for the six months ended September 30, 2023.

Income tax expense

Our company, Phoenix Asia Holdings Limited, was incorporated in the Cayman Islands. Our wholly owned subsidiary, Phoenix (BVI) Limited, was incorporated in the British Virgin Islands. Pursuant to the current rules and regulations, the Cayman Islands and British Virgin Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the Cayman Islands or British Virgin Islands.

Our one indirectly wholly-owned subsidiary, Winfield Engineering (Hong Kong) Limited, is subject to income tax within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to HKD2,000,000 (USD256,410), and 16.5% on any part of assessable profits over HKD2,000,000 (USD256,410). For the six months ended September 30, 2024 and 2023, our Group had assessable profits in Hong Kong and a provision for paying the Hong Kong profits tax has been made accordingly.

We incurred income tax expenses of USD118,685 for the six months ended September 30, 2024, as compared to USD66,360 for the six months ended September 30, 2023, an increase of USD52,325, or 78.9%, mainly due to the increase in profit before taxation as a result of the increase in revenue and gross profit as discussed above. Our effective tax rate was approximately 15.8% for the six months ended September 30, 2024 and approximately 12.5% for six months ended September 30, 2023.

Net income and total comprehensive income

As a result of the forgoing, we reported a net income and total comprehensive income of USD631,441 for six months ended September 30, 2024, as compared to USD466,346 for the six months ended September 30, 2023, an increase of USD165,095, or 35.4%. Such increase was mainly attributable to the increase in gross profit and gross profit margin as discussed above.

Comparison of Years Ended March 31, 2024 and 2023

The following table sets forth key components of our results of operations for the years ended March 31, 2024 and 2023. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the years ended March 31,		Changes
	2024	2023	Amount	%
	USD	USD	USD
Revenue	5,755,641	2,228,484	3,527,157	158.3%
Cost of revenue	(4,271,468)	(1,663,220)	(2,608,248)	156.8%
Gross profit	1,484,173	565,264	918,909	162.6%

Operating expenses
General and administrative expenses	(251,493)	(188,481)	(63,012)	33.4%
Total operating expenses	(251,493)	(188,481)	(63,012)	33.4%

Income from operations	1,232,680	376,783	855,897	227.2%
Other income (expense)
Interest expense, net	(820)	(1,137)	317	(27.9)%
Other income	7,790	16,180	(8,390)	(51.9)%
Total other income, net	6,970	15,043	(8,073)	(53.7)%

Income before tax expense	1,239,650	391,826	847,824	216.4%
Income tax expense	(183,067)	(40,761)	(142,306)	349.1%
Net income and total comprehensive income	1,056,583	351,065	705,518	201.0%

Revenue

Our revenue was USD5,755,641 for the year ended March 31, 2024 as compared to USD2,228,484 for the year ended March 31, 2023, representing an increase of approximately USD3,527,157, or approximately 158.3%. The increase in our revenue was mainly driven by the increase in scope of works of existing projects and number of our projects contributed revenue increased from 20 for the year ended March 31, 2023 to 21 for the year ended March 31, 2024.

We secured our new business through direct invitations for tenders from customers and we receive, from time to time, invitations to submit tenders from construction contractors. For the fiscal years ended March 31, 2024 and 2023, we submitted 102 and 93 tenders to our potential customers respectively, and our tender success rate was approximately 12.7% and 11.8% for the respective year. We believe that our proven track record of quality works, our expertise in substructure operations and our ability to deliver work on time are the crucial factors that enable us to gain our customers’ trust and give us a competitive edge when tendering for projects. Our stable tender success rate demonstrates our competitiveness in the Hong Kong substructure works industry and the satisfaction of our customers with our services.

54

The following table sets forth the breakdown of our revenue by sector for the years ended March 31, 2024 and 2023, respectively:

	For the years ended March 31,		Changes
	2024	2023	Amount	%
	USD	USD	USD
Revenue
Public	4,625,386	1,551,763	3,073,623	198.1%
Private	1,130,255	676,721	453,534	67.0%
Total revenue	5,755,641	2,228,484	3,527,157	158.3%

Our revenue from public sector projects was USD4,625,386 for the year ended March 31, 2024 as compared to USD1,551,763 for the year ended March 31, 2023, representing an increase of approximately USD3,076,623, or approximately 198.1%. The increase in revenue from our public sector projects was mainly attributable to the increase in the amount of works performed by our Group in two ongoing sizable public sector projects during the year ended March 31, 2024. The revenue generated from such projects was approximately USD3,584,044 for the year ended March 31, 2024 as compared to USD859,186 for the year ended March 31, 2023.

Our revenue from private sector projects was USD1,130,255 for the year ended March 31, 2024 as compared to USD676,721 for the year ended March 31, 2023, representing an increase of approximately USD453,534, or approximately 67.0%. The increase in revenue from private sector projects was mainly attributable to increase in scope of works of existing private sector projects and the number of our private sector projects increased from 13 for the year ended March 31, 2023 to 14 for the year ended March 31, 2024.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the years ended March 31, 2024 and 2023:

	For the years ended March 31,		Changes
	2024	2023	Amount	%
	USD	USD
Cost of revenue
Subcontracting costs	2,902,963	817,778	2,085,185	255.0%
Material costs	564,055	176,986	387,069	218.7%
Direct labor costs	623,042	581,256	41,786	7.2%
Overhead costs	181,408	87,200	94,208	108.0%
Total cost of revenue	4,271,468	1,663,220	2,608,248	156.8%

Our cost of revenue, primarily consist of subcontracting costs, materials costs, direct labor costs and overhead costs such as machine rental that are directly attributable to services provided. We incurred cost of revenue of USD4,271,468 for the year ended March 31, 2024, as compared to USD1,663,220 for the year ended March 31, 2023, representing an increase of approximately USD2,608,248, or approximately 156.8%. The increase was generally in line with the increase in revenue. Our subcontracting costs and material costs increased by approximately 255.0% and 218.7% for the year ended March 31, 2024, as compared to the year ended March 31, 2023. Such increase was primarily driven by the rise in the number of sizeable projects (i.e. project contributing over USD500,000 in yearly revenue), from 1 project for the year ended March 31, 2023 to 3 projects for the year ended March 31, 2024, such sizable projects generally require higher subcontractor involvement and extra deployment of material.

Gross profit and gross profit margin

Our total gross profit was USD1,484,173 for the year ended March 31, 2024, as compared to USD565,264 for the year ended March 31, 2023, an increase of USD918,909, or 162.6%. The increase in total gross profit was mainly attributable to the increase in revenue for the year ended March 31, 2024, as compared to the year ended March 31, 2023 as discussed above. Our total gross profit margin remained relatively stable at 25.8% for the year ended March 31, 2024 and 25.4% for the year ended March 31, 2023.

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Our gross profit and gross profit margin by project sector are summarized as follows:

	For the years ended March 31,				Changes
	2024		2023		Amount		%

Public sector projects
Gross profit	USD	1,186,394	USD	435,960	USD	750,434	172.1%
Gross profit margin		25.6%		28.1%		(2.5)%

Private sector projects
Gross profit	USD	297,779	USD	129,304	USD	168,475	130.3%
Gross profit margin		26.4%		19.1%		7.3%

Total
Gross profit	USD	1,484,173	USD	565,264	USD	918,909	162.6%
Gross profit margin		25.8%		25.4%		0.4%

Our gross profit from public sector projects was USD1,186,394 for the year ended March 31, 2024, as compared to USD435,960 for the year ended March 31, 2023, an increase of USD750,434, or 172.1%. Our gross profit margin from public sector projects decreased from 28.1% for the year ended March 31, 2023 to 25.6% for the year ended March 31, 2024. The decrease in gross profit with lower gross profit margin from public sector projects was mainly because we have relatively lower mark up for one of our sizable public sector projects when performing variation orders as requested by the customers for this project during the year ended March 31, 2024.

Our gross profit from private sector projects was USD297,779 for the year ended March 31, 2024, as compared to USD129,304 for the year ended March 31, 2023, an increase of USD168,475, or 130.3%. Our gross profit margin from private sector projects increased from 19.1% for the year ended March 31, 2023 to 26.4% for the year ended March 31, 2024, which was mainly due to one of our sizable private sector projects that commenced in October 2023 recorded higher gross profit margin. Such project was with tight schedule, and we had set a higher pricing and recorded a relatively higher profit margin.

General and administrative expenses

General and administrative expenses mainly consist of administrative staff cost, motor vehicle expenses, office rental expenses, legal and professional fees, change of credit loss allowances and other miscellaneous administrative expenses. We incurred general and administrative expenses of USD 251,493 for the year ended March 31, 2024, as compared to USD188,481 for the year ended March 31, 2023, an increase of USD63,012, or 33.4%. The increase was mainly due to the increase in business entertainment and change of provision of expected credit loss allowance on contract assets.

Other income (expense)

Other income (expense) mainly included interest expense and other income.

We incurred interest expense of USD820 for the year ended March 31, 2024, as compared to USD1,137 for the year ended March 31, 2023, a decrease of USD317, or 27.9%. The decrease was mainly due to the decrease in our average finance lease balance during the year ended March 31, 2024.

Other income mainly represents the government grants received by the Group and other miscellaneous income. We received government grants of nil for the year ended March 31, 2024, as compared to USD12,308 for the year ended March 31, 2023. The government grants for the year ended March 31, 2023 mainly included the Employment Support Scheme under Anti-Epidemic Fund, which represented the wage subsidy granted to our Group for the use of paying wages and Mandatory Provident Fund of regular employees from May 2022 to July 2022. These government grants were designed to be relief measures in response to the COVID-19 pandemic and are non-recurring in nature.

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Income tax expense

Our company, Phoenix Asia Holdings Limited, was incorporated in the Cayman Islands. Our wholly owned subsidiary, Phoenix (BVI) Limited, was incorporated in the British Virgin Islands. Pursuant to the current rules and regulations, the Cayman Islands and British Virgin Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the Cayman Islands or British Virgin Islands.

Our one indirectly wholly-owned subsidiary, Winfield Engineering (Hong Kong) Limited, is subject to income tax within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to HKD2,000,000 (USD256,410), and 16.5% on any part of assessable profits over HKD2,000,000 (USD256,410). For the years ended March 31, 2024 and 2023, our Group had assessable profits in Hong Kong and a provision for paying the Hong Kong profits tax has been made accordingly.

We incurred income tax expenses of USD183,067 for the year ended March 31, 2024, as compared to USD40,761 for the year ended March 31, 2023, an increase of USD142,306, or 349.1%, mainly due to the increase in profit before taxation as a result of the increase in revenue and gross profit as discussed above. Our effective tax rate was approximately 14.8% for the year ended March 31, 2024 and approximately 10.4% for the year ended March 31, 2023. The relatively lower effective tax rate for the year ended March 31, 2023 was due to the non-taxable government grants received by our Group during the year ended March 31, 2023.

Net income and total comprehensive income

As a result of the forgoing, we reported a net income and total comprehensive income of USD1,056,583 for the year ended March 31, 2024, as compared to USD351,065 for the year ended March 31, 2023, an increase of USD705,518, or 201.0%. Such increase was mainly attributable to the increase in gross profit and gross profit margin as discussed above.

Discussion of Certain Balance Sheet Items

The following table sets forth selected information from our condensed consolidated balance sheets as of September 30, 2024 and March 31, 2024. This information should be read together with our combined financial statements and related notes included elsewhere in this prospectus.

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)	(audited)
Assets
Current assets
Cash at banks	1,662,345	890,578
Accounts receivable, net	2,385,822	2,489,147
Contract assets, net	48,451	78,303
Deposits and other receivables	6,654	6,654
Total current assets	4,103,272	3,464,682

Non-current assets
Plant and equipment, net	67,072	52,207
Right-of-use assets - operating lease	17,514	28,914
Contract assets, net	261,908	157,292
Deferred offering cost	7,359	-
Deferred tax assets	11,918	1,201
Total non-current assets	365,771	239,614
Total assets	4,469,043	3,704,296

Liabilities
Current liabilities
Accounts payable	1,065,036	1,472,935
Finance lease liabilities	5,334	5,334
Operating lease liabilities	17,661	21,231
Due to a director	162,392	164,057
Accrued expenses and other payables	130,793	81,101
Income tax payable	351,830	222,429
Total current liabilities	1,733,046	1,967,087

Non-current liabilities
Operating lease liabilities	-	5,943
Finance lease liabilities	16,443	18,666
Long service payments obligation	4,466	4,053
Total non-current liabilities	20,909	28,662
Total liabilities	1,753,955	1,995,749

Shareholders’ equity
Ordinary shares, 5,000,000,000 shares authorized; USD0.00001 par value, 20,000,000 and 16,100,000 shares issued and outstanding, as of September 30, 2024 and March 31, 2024, respectively	200	161
Subscription receivable	(161)	(161)
Additional paid in capital	375,064	3
Retained earnings	2,339,985	1,708,544
Total shareholders’ equity	2,715,088	1,708,547
Total liabilities and shareholders’ equity	4,469,043	3,704,296

Cash and cash equivalents

Our cash and cash equivalents increased from USD890,578 as of March 31, 2024 to USD1,662,345 as of September 30, 2024. The increase mainly resulted from our business operations.

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Accounts receivable, net

Our accounts receivable, net decreased from USD2,489,147 as of March 31, 2024 to USD2,385,822 as of September 30, 2024, which was mainly due to the fluctuation of the amounts we received from different customers as at the respective reporting dates.

Contract assets, net

Our contract assets increased from USD235,595 as of March 31, 2024 to USD310,359 as of September 30, 2024, mainly due to the increase of retention receivable amount arising from the increase in revenue for the six months ended September 30, 2024.

Due to a director

For the six months ended September 30, 2024 and 2023, the balance of due to a director represented the advances from a director for working capital.

Accounts payable

Our accounts payable mainly comprised of trade payables to subcontractors and suppliers of materials. Our accounts payable decreased from USD1,472,935 as of March 31, 2024 to USD1,065,036 as of 30 September 30, 2024, primarily due to the different credit periods granted by the suppliers to us and the fluctuation of the amounts we paid to different suppliers as at the respective reporting dates.

Finance lease liabilities

As of September 30, 2024 and March 31, 2024, we had finance lease liabilities of USD21,777 and USD24,000, respectively. The decrease in our finance lease liabilities as of September 30, 2024 was mainly due to the repayment of principal.

The following table sets forth selected information from our combined balance sheets as of March 31, 2024 and 2023. This information should be read together with our combined financial statements and related notes included elsewhere in this prospectus.

	As of March 31,
	2024	2023
	USD	USD
Assets
Current assets
Cash at banks	890,578	377,746
Accounts receivable, net	2,489,147	997,134
Contract assets, net	78,303	8,282
Deposits and other receivables	6,654	7,936
Total current assets	3,464,682	1,391,098

Non-current assets
Plant and equipment, net	52,207	45,123
Right-of-use assets - operating lease	28,914	51,075
Contract assets, net	157,292	110,771
Deferred tax assets	1,201	-
Total non-current assets	239,614	206,969
Total assets	3,704,296	1,598,067

Liabilities
Current liabilities
Accounts payable	1,472,935	348,645
Contract liabilities	-	34,766
Finance lease liabilities	5,334	8,645
Operating lease liabilities	21,231	22,357
Due to a director	164,057	394,826
Accrued expenses and other payables	81,101	18,777
Income tax payable	222,429	24,848
Total current liabilities	1,967,087	852,864

Non-current liabilities
Operating lease liabilities	5,943	27,174
Finance lease liabilities	18,666	13,064
Long service payments obligation	4,053	6,965
Deferred tax liabilities	-	46,036
Total non-current liabilities	28,662	93,239
Total liabilities	1,995,749	946,103

Shareholders’ equity
Ordinary shares, 5,000,000,000 shares authorized; USD0.00001 par value, 16,100,000 and 16,100,000 shares issued and outstanding, as of March 31, 2024 and 2023, respectively*	161	161
Subscription receivable	(161)	(161)
Additional paid in capital	3	3
Retained earnings	1,708,544	651,961
Total shareholders’ equity	1,708,547	651,964
Total liabilities and shareholders’ equity	3,704,296	1,598,067

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Cash and cash equivalents

Our cash and cash equivalents increased from USD377,746 as of March 31, 2023 to USD890,578 as of March 31, 2024. The increase mainly resulted from our business operations.

Accounts receivable, net

Our accounts receivable, net increased from USD997,134 as of March 31, 2023 to USD2,489,147 as of March 31, 2024, which was mainly due to the increase in revenue for the year ended March 31, 2024 and different credit periods granted by us to different customers and the fluctuation of the amounts we received from different customers as at the respective reporting dates.

Contract assets, net

Our contract assets increased from USD119,053 as of March 31, 2023 to USD235,595 as of March 31, 2024, mainly due to the increase of retention receivable amount arise from increase in revenue for the year ended March 31, 2024.

Due to a director

For the years ended March 31, 2024 and 2023, the balance of due to a director represented the advances from a director for working capital.

Accounts payable

Our accounts payable mainly comprised of trade payables to subcontractors and suppliers of materials. Our accounts payable increased from USD348,645 as of March 31, 2023 to USD1,472,935 as of March 31, 2024, primarily due to the increase of revenue for the year ended March 31, 2024 and the different credit periods granted by the suppliers to us and the fluctuation of the amounts we paid to different suppliers as at the respective reporting dates.

Finance lease liabilities

As of March 31, 2024 and 2023, we had finance lease liabilities of USD24,000 and USD21,709, respectively. The increase in our finance lease liabilities as of March 31, 2024 was mainly due to the recognition of a new finance lease for a motor vehicle during the year ended March 31, 2024.

Liquidity and Capital Resources

Our principal sources of funds have historically been our equity capital, cash generated from our operations. Our primary liquidity requirements are to finance our working capital needs, and fund our capital expenditures and the growth of our operations. Going forward, we expect these sources to continue to be our principal sources of liquidity, and we may use a portion of the proceeds from the initial public offering to finance a portion of our liquidity requirements.

As of September 30, 2024 and March 31, 2024, we had USD1,662,345 and USD890,578 in cash respectively. Our working capital requirements are influenced by the size of our operations, the contract sum of our work contracts, the progress of execution on our work contracts, and the timing for collecting accounts receivable, and repayment of accounts payable.

We believe that our current cash balance and cash generated from our operations, and the estimated net proceeds from this Offering will be sufficient to meet our working capital needs for the next 12 months from the date the audited financial statements are issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of debt securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

We intend to use the net proceeds of this Offering as follows:

● Expanding our workforce;

● Acquiring additional equipment;

● Enhancing our brand, “Winfield”; and

● General working capital.

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Cash Flows

The following table sets forth a summary of our cash flows information for the periods indicated:

	For the six months ended September 30,
	2024	2023
	USD	USD
	(unaudited)	(unaudited)
Operating activities:
Net income	631,441	466,346
Adjustments:
Depreciation of plant and equipment	15,349	9,022
Amortization of right-of-use assets – operating lease	11,400	10,975
Gain on disposal of plant and equipment	-	(6,410)
Expected credit loss allowance of contract assets	38,924	(2,293)
Expected credit loss allowance of accounts receivable	35,776	24,877
Long service payment (non-cash)	413	(3,283)
Deferred tax	(10,717)	(49,784)
Change in working capital items:
Change in accounts receivable	67,549	(749,445)
Change in contract assets	(113,688)	-
Change in deposits and other receivable	-	(117,469)
Change in deferred offering cost	(7,359)	-
Change in accounts payable	(407,901)	773,559
Change in operating lease liabilities	(9,512)	(11,073)
Change in income tax payable	129,401	116,145
Change in amount due to a director	(1,565)	(128,205)
Change in accrued expenses	49,692	38,795
Cash generated from operating activities	429,203	371,757

Investing activities:
Acquisition for plant and equipment	(30,214)	(25,641)
Proceeds from disposal of plant and equipment	-	6,410
Cash used in investing activities	(30,214)	(19,231)

Financing activities:
New issued shares	375,000	-
Principal payments for finance lease liabilities	(2,222)	(4,471)
Cash generated from / (used in) financing activities	372,778	(4,471)

Net increase in cash at banks	771,767	348,055

Cash at banks as of beginning of the period	890,578	377,746

Cash at banks as of the end of the period	1,662,345	725,801

Supplementary Cash Flows Information
Cash paid for income tax	-	-

Cash paid for interest	(333)	(420)

Operating Activities

Our operating cash inflows are primarily derived from our revenue by undertaking substructure and other construction works in Hong Kong, whereas our operating cash outflows mainly include subcontracting costs and direct labor costs, the purchase of materials, as well as other working capital needs.

Cash provided by operating activities amounted to USD429,203 for the six months ended September 30, 2024, mainly derived from (i) net income of USD631,441 for the six months ended September 30, 2024; (ii) the decrease in accounts receivable by USD67,549; and (iii) the decrease in accounts payable by USD407,901 and (iv) the increase in income tax payable by USD129,401.

Cash provided by operating activities amounted to USD371,757 six months ended September 30, 2023, mainly derived from (i) net income of USD466,346 for six months ended September 30, 2023; (ii) the increase in accounts receivable by USD749,445; (iii) the increase in accounts payable by USD773,559 and (iv) the decrease in amount due to a director by USD128,205.

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Investing Activities

Cash used in investing activities amounted to USD30,214 for the six months ended September 30, 2024, mainly derived from purchase of equipment.

Cash used in investing activities amounted to USD19,231 for the six months ended September 30, 2023, derived from the proceeds from purchase of equipment and disposal of plant and equipment.

Financing Activities

Cash provided by financing activities amounted to USD372,778 for the six months ended September 30, 2024, which was mainly attributable to new shares issued.

Cash used in financing activities amounted to USD4,471 for the six months ended September 30, 2023, which was mainly attributable to repayment of finance lease liabilities.

The following table sets forth a summary of our cash flows information for the years indicated:

	For the years ended March 31,
	2024	2023
	USD	USD
Operating activities:
Net income	1,056,583	351,065
Adjustments:
Depreciation of plant and equipment	18,557	21,326
Amortization of right-of-use assets – operating lease	22,160	22,536
Gain on disposal of plant and equipment	(6,410)	(2,564)
Expected credit loss allowance of contract assets	5,792	(52,257)
Expected credit loss allowance of accounts receivable	(685)	(8,824)
Long service payment (non-cash)	(2,912)	6,965
Deferred tax	(47,237)	33,653
Change in working capital items:
Change in accounts receivable	(1,491,327)	(163,389)
Change in contract assets	(122,335)	54,534
Change in deposits	1,282	(1,282)
Change in accounts payable	1,124,290	(120,100)
Change in contract liabilities	(34,766)	34,766
Change in operating lease liabilities	(11,796)	(24,080)
Change in income tax payable	197,581	7,107
Change in amount due to a director	(230,769)	(186,073)
Change in accrued expenses	62,324	(30,495)
Cash generated from / (used in) operating activities	540,332	(57,112)

Investing activities:
Acquisition for plant and equipment	-	(22,607)
Proceeds from disposal of plant and equipment	6,410	-
Cash generated from / (used in) investing activities	6,410	(22,607)

Financing activities:
Principal payments for finance lease liabilities	(33,910)	(8,645)
Cash used in financing activities	(33,910)	(8,645)

Net increase (decrease) in cash at banks	512,832	(88,364)

Cash at banks as of beginning of the year	377,746	466,110

Cash at banks as of the end of the year	890,578	377,746

Supplementary Cash Flows Information
Cash paid for income tax	(31,740)	-

Cash paid for interest	(820)	(1,137)

Supplemental of Non-Cash Financing Activities
Lease liabilities arising from obtaining right-of-use assets	25,641	-

Supplemental of Non-Cash Operating Activities
Lease liabilities arising from obtaining right-of-use assets	-	67,676

Operating Activities

Our operating cash inflows are primarily derived from our revenue by undertaking substructure works in Hong Kong, whereas our operating cash outflows mainly include subcontracting costs and direct labor costs, the purchase of materials, as well as other working capital needs.

Cash provided by operating activities amounted to USD540,332 for the year ended March 31, 2024, mainly derived from (i) net income of USD1,056,583 for the year ended March 31, 2024; (ii) the increase in accounts receivable by USD1,491,327 as a result of the increase in works performed by us during the year ended March 31, 2024; (iii) the increase in accounts payable by USD1,1,24,290 and (iv) the decrease in amount due to a director by USD230,769.

Cash used in operating activities amounted to USD57,112 for the year ended March 31, 2023, mainly derived from (i) net income of USD351,065 for the year ended March 31, 2023; (ii) the increase in accounts receivable by USD163,389 as a result of the increase in works performed by us during the year ended March 31, 2023; (iii) the decrease in accounts payable by USD120,100 and (iv) the decrease in amount due to a director by USD186,073.

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Investing Activities

Cash provided by investing activities amounted to USD6,410 for the year ended March 31, 2024, mainly derived from the proceeds from disposal of plant and equipment.

Cash used in investing activities amounted to USD22,607 for the year ended March 31, 2023, derived from purchase of equipment.

Financing Activities

Cash used in financing activities amounted to USD33,910 for the year ended March 31, 2024, which was mainly attributable to repayment of finance lease liabilities.

Cash used in financing activities amounted to USD8,645 for the year ended March 31, 2023, which was mainly attributable to repayment of finance lease liabilities.

Off-Balance Sheet Arrangements

For the periods presented, we did not have, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or for some other contractually narrow or limited purpose.

Commitments and Contingencies

In the normal course of business, we are subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in our financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

The following table summarizes our contractual obligations as of September 30, 2024:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 2 years	3 – 5 years	More than 5 years
	USD	USD	USD	USD	USD
Finance lease liabilities(1)	24,535	6,134	6,134	12,267	-
Operating lease payments(2)	19,872	19,872	-	-	-
	44,407	26,006	6,134	12,267

(1)	As of September 30, 2024, our contractual obligation to repay outstanding finance leases totaled USD24,535.
(2)	We lease our office which is classified as operating lease in accordance with Topic 842. As of September 30, 2024, our future lease payments totaled USD19,872.

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Capital Expenditures

For the six months ended September 30, 2024 and 2023, we purchased plant and equipment of USD30,214 and USD25,641, respectively, mainly for use in our operations.

For the year ended March 31, 2024 and 2023, we purchased plant and equipment of nil and USD22,607, respectively, mainly for use in our operations.

As of and subsequent to September 30, 2024, and as of the date of this prospectus, we did not purchase any material equipment for operational use and do not have any other material commitments to capital expenditures as of September 30, 2024 or as of the date of this prospectus.

Trend Information

Other than as disclosed in “Risk Factors — Risks Related to Our Business and Industry” in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Seasonality

The nature of our business is not affected by seasonal variations.

Quantitative and Qualitative Disclosure about Market Risk

Concentration Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and cash equivalents, accounts receivable, contract assets, due from related party and life insurance policy, cash surrender value. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash and cash equivalents with financial institutions located in Hong Kong. As of September 30, 2024 and March 31, 2024, USD1662,345 and USD890,578 were deposited with financial institutions located in Hong Kong. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of USD102,564 (HKD800,000) starting from October 1, 2024. Otherwise, these balances are not covered by insurance. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the six months ended September 30, 2024 and 2023, all of the Company’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiary located in Hong Kong. The Company has a concentration of its revenue and accounts receivable with specific customers.

For the years ended March 31, 2024 and 2023, all of the Company’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiaries located in Hong Kong. The Company has a concentration of its revenue and accounts receivable with specific customers.

During the six months ended September 30, 2024, (i) there were two customers generated income which accounted for over 10% of the total revenue generated for that period; and (ii) there were two suppliers accounted for over 10% of the total costs of revenue for that period.

During the six months ended September 30, 2023, (i) there were two customers generated income which accounted for over 10% of the total revenue generated for that period; and (ii) there were three suppliers accounted for over 10% of the total costs of revenue for that period.

During the fiscal year ended March 31, 2024, (i) there were four customers generated income which accounted for over 10% of the total revenue generated for that period; and (ii) there was three suppliers accounted for over 10% of the total costs of revenue for that period.

During the fiscal year ended March 31, 2023, (i) there were four customers generated income which accounted for over 10% of the total revenue generated for that period; and (ii) there were three suppliers accounted for over 10% of the total costs of revenue for that period.

As of September 30, 2024, (i) there were three customers which accounted for over 10% of the consolidated accounts receivable; and (ii) two suppliers which accounted for over 10% of the total consolidated accounts payable.

As of March 31, 2024, (i) there were three customers which accounted for over 10% of the consolidated accounts receivable; and (ii) one supplier which accounted for over 10% of the total consolidated accounts payable.

As of March 31, 2023, (i) there were two customers which accounted for over 10% of the consolidated accounts receivable; and (ii) two suppliers which accounted for over 10% of the total consolidated accounts payable.

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Credit Risk

For the credit risk related to accounts receivable, our Group performs periodic credit evaluations of our customers’ financial condition and generally does not require collateral. Our Group establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented. Our management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. Our Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors.

Interest Rate Risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. We are exposed to floating interest rate risk on cash deposit and floating rate bank borrowings. Our Group has not used any derivative financial instruments to manage the interest risk exposure. In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative instruments held by our Group at the end of the reporting period, the impact on our profit after tax is estimated as an annualized impact on interest expense or income of such a change in interest rates.

Liquidity risk

Liquidity risk is the risk that our Company will encounter difficulty in meeting the obligations associated with our financial liabilities that are settled by delivering cash or another financial asset. We will make the maximum effort to maintain sufficient liquidity to meet our liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation.

Typically, we ensure that we have sufficient cash on demand to meet expected operational expenses for a period of 30 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Labor price risk

Our business requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations. Although we have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount. We compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive remuneration and benefits compared to them. If we are unable to manage and control our labor costs, our business, financial condition and results of operations may be materially and adversely affected.

Inflation Risk

We rely on a stable workforce, either directly employed by us or our subcontractors, to carry out construction work for our projects. In particular, subcontractors with various skills and expertise are required for each project to complete the work. Industrial actions of any one discipline may disrupt the progress of the construction work. There is no assurance that industrial actions or strikes will not be launched or there will be sufficient supply of labor in the future. Such industrial actions, strikes or material shortage of labor may adversely impact our business performance, profitability and results of operation. Moreover, the economy in Hong Kong and globally has experienced general increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong and certain other regions are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to pay various statutory employee benefits, including mandatory provident fund to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to fines and other penalties. We expect that the labor costs, including wages and employee benefits, will continue to increase. Since our subcontracting fees include the labor of our subcontractors, when there is a significant increase in the cost of labor, our subcontracting fees will increase and as a result, our profitability would be adversely affected. Unless we are able to control the labor costs or pass on these increasing labor costs, our financial condition and results of operations may be adversely affected.

Currency Risk

Our Group’s operating activities are transacted in HKD. Foreign exchange risk arises from future commercial transactions, and recognized assets and liabilities. Our Group considers the foreign exchange risk in relation to transactions denominated in HKD with respect to USD is not significant as HKD is pegged to USD.

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OUR CORPORATE STRUCTURE AND HISTORY

Corporate Structure

We are a holding company with no material operations of our own. We conduct our operations through our wholly-owned Operating Subsidiary. This is an offering of the Ordinary Shares of Phoenix Asia Holdings Limited, a Cayman Islands exempted company with limited liability, instead of the shares of in our Operating Subsidiary.

Because we are incorporated under the laws of Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections titled “Risk Factors” and “Enforcement of Civil Liabilities” for more information.

The Company, Phoenix Asia Holdings Limited, an exempted company with limited liability incorporated under the law of the Cayman Islands on August 9, 2024. The authorized share capital of the Company is USD50,000 divided into 5,000,000,000 ordinary shares with a par value of USD0.00001. Ogier Global Subscriber (Cayman) Limited was the sole shareholder and held 1 ordinary share from date of incorporation to August 15, 2024. 1 share was transferred to Phoenix Prosperity Investment Limited on August 15, 2024 and 9,999 additional shares were issued to Phoenix Prosperity Investment Limited on same date to come up with the 10,000 shares. As such, the sole shareholder of the Company, Phoenix Prosperity Investment Limited, holds 10,000 ordinary shares of the Company.

Phoenix (BVI) Limited was incorporated on August 16, 2024 under the laws of the British Virgin Islands, as an intermediate holding company. The sole shareholder of Phoenix (BVI) Limited, Phoenix Asia Holdings Limited, holds 1 ordinary share.

Winfield Engineering (Hong Kong) Limited was incorporated on February 23, 1990 in Hong Kong. Mr. Chi Kin Kelvin Yeung acquired the entire issued share capital of 20 shares at the consideration of HKD1 per share from three parties on November 30, 2016 and became the sole shareholder of Winfield Engineering (Hong Kong) Limited. On August 30, 2024, Winfield Engineering (Hong Kong) Limited issued 785 shares to Mr. Chi Kin Kelvin Yeung at the consideration of HKD785 (USD101). Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805 shares by Mr. Chi Kin Kelvin Yeung. On September 2, 2024, Winfield Engineering (Hong Kong) Limited issued 48, 49, 49 and 49 shares to More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Subsequently, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited injected HKD720,000 (USD92,308), HKD735,000 (USD94,231), HKD735,000 (USD94,231) and HKD735,000 (USD94,231), respectively, into Winfield Engineering (Hong Kong) Limited. Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805, 48, 49, 49 and 49 shares by Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited.

On September 12, 2024, Phoenix (BVI) Limited and the Company entered into share exchange agreements with (i) Mr. Chi Kin Kelvin Yeung and Phoenix Prosperity Investment Limited, (ii) More Resources Holdings Limited, (iii) Quest Dragon International Limited, (iv) Rich Plenty Investment Limited and (v) Unique Resources Holdings Limited. Pursuant to the share exchange agreements, the Company issued 16,090,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares to Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited, in exchange of 805, 48, 49, 49 and 49 shares in Winfield Engineering (Hong Kong) Limited, being 100% ownership of Winfield Engineering (Hong Kong) Limited, via Phoenix (BVI) Limited, from Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Upon completion of the above share exchange, Winfield Engineering (Hong Kong) Limited became direct wholly-owned subsidiary of Phoenix (BVI) Limited.

Subsequently, Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited holds 16,100,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares of the Company with a par value of USD0.00001, representing 80.5%, 4.8%, 4.9%, 4.9% and 4.9% of the issued outstanding share capital of the Company.

The chart below illustrates our corporate structure and identifies our subsidiaries prior to and after our Group’s initial public offering:

The chart below illustrates our corporate structure and identifies our subsidiaries prior to and after our Group’s initial public offering, assuming no exercise of the over-allotment option and that the Selling Shareholder will not sell all of the Ordinary Shares it offered for sale pursuant to the Resale Prospectus:

(1)	As of the date of this prospectus, there are 4 (four) shareholders of record that have shareholding less than 5%

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The chart below illustrates our corporate structure and identifies our subsidiaries prior to and after our Group’s initial public offering, assuming that the Selling Shareholder sell all of the Ordinary Shares it offered for sale pursuant to the Resale Prospectus:

(1)	As of the date of this prospectus, there are 4 (four) shareholders of record that have shareholding less than 5%

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INDUSTRY OVERVIEW

The information contained in this section and elsewhere in the prospectus have been derived from various official government and other publications generally believed to be reliable. All information and data presented in this section is derived from various official government and other publications, unless otherwise noted. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

Market size of the construction industry in Hong Kong

According to the Census and Statistic Department, between 2014 and 2023, the construction industry in Hong Kong maintained growth with a compounded annual growth rate of 1.53%. Despite the impact of COVID-19 outbreak on the construction industry since early 2019, the gross value of construction works performed remained at a steady level for the years of 2020 and 2023.

Source: Construction & Miscellaneous Service Statistics Section — Census and Statistics Department of Hong Kong

Based on the diagram of the gross value of construction works performed by main contractors in the private and public sector below, contrary to the gross value of construction works in the public sector which has recorded a slight decrease since the COVID-19 outbreak in 2019, the gross value of construction works in the private sector has recovered steadily since the COVID-19 outbreak.

Notes:

(1)	Derived by deflating the nominal value with an appropriate price index to the price level in the base period of 2000.

(2)	Includes projects commissioned by private developers. Projects under the Private Sector Participation Scheme are also included.

(3)	Includes projects commissioned by the Government of the Hong Kong Special Administrative Region, MTR Corporation Limited and Airport Authority. Projects under the Home Ownership Scheme, which are commissioned by the Housing Authority, are also included.

Source: Construction & Miscellaneous Service Statistics Section — Census and Statistics Department of Hong Kong

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Overview of Civil Engineering Industry in Hong Kong

Civil Engineering works include construction of infrastructures, such as railways, roads, tunnels, bridges, highways, runways and dams. According to the Development Bureau of Hong Kong, civil engineering works generally include port works, roads & drainage, site formation and waterworks. Substructure refers to the foundation support system constructed beneath ground level, while superstructure refers to the portion of structures erected above ground level. Subcontracting is a common practice in civil engineering works industry whereby main contractors of an infrastructure project may subcontract portions of the work to contractors with specialist licenses or skills in particular fields. The lead main contractor generally directly tender for the projects from the government departments and then assign part of the works to its subcontractors. Main contractors are generally registered under specific work categories and tender group in the List of Approved Contractors of the Development.

Growth Drivers

Sustained supply of residential units and urban renewal program

The Hong Kong Long Term Housing Strategy was announced in 2014 to be the first long-term strategic document in housing since 1998. According to the Long Term Housing Strategy Annual Progress Report 2023, the projected housing demand based on established mechanism for the ten-year period from 2024 – 25 to 2033 – 34 is 432,000 units, and the Hong Kong government has set a target of supplying 308,000 public housing units and 132,000 private housing units.

According to the Hong Kong’s Urban Renewal Authority, there will be 326,000 private housing units aged 70 or above by 2046, and there is an urgent need to step up the rejuvenation of dilapidated urban areas, especially for those located at densely built urban core, such as Sham Shui Po and Kowloon City. As stated in the Annual Report 2022 – 23 of Urban Renewal Authority, there were more than 12,000 buildings in Hong Kong aged 50 years or above, and the number is forecast to reach 26,000 by 2044. To address the aging problem, the Hong Kong government has identified land for providing over 21,000 transitional housing units in 2023, in order to relieve the pressure of families living in unpleasant living conditions.

Government funding support

To encourage wider adoption of innovative constructive methods and new technologies in the construction industry, the Government has set up a HKD1 billion Construction Innovation and Technology Fund to promote productivity, uplifting built quality, improving site safety and enhancing environmental performance.

Enhancing rail connectivity with the Guangdong-Hong Kong-Macao Greater Bay Area (“GBA”)

In December 2023, the government promulgated the Hong Kong Major Transport Infrastructure Development Blueprint, with a view to meeting the city’s long-term transport and logistics needs up to 2046 and beyond. In terms of specifics, the blueprint includes proposals for enhancements to the “Three Railways & Three Major Roads” initiative, and new projects as part of “Two Railways & One Major Road”. “Three Railways & Three Major Roads” involves three strategic railway proposals, namely the Hong Kong-Shenzhen Western Rail Link connecting Hung Shui Kiu and Qianhai, the Central Rail Link, and the Tseung Kwan O Line Southern Extension, as well as three major road proposals, namely the Northern Metropolis Highway, the Shatin Bypass and the Tseung Kwan O-Yau Tong Tunnel. “Two Railways & One Major Road” comprises the Northern Link Eastern Extension, the Northeast New Territories Line, and the Northern Metropolis Highway (New Territories North New Town Section).

Investment in advanced technology

The industry landscape is rapidly evolving as engineering firms, contractors, and participants across the value chain realize the benefits of, and increasingly deploy, connected construction technologies. Adopting advanced technologies can help bring all working parties onto one platform, work smarter, optimize productivity, reduce costs in order to achieve sustainability goals into operations. The latest technologies include building information management (BIM), Industrialized Building System (IBS), digital supply networks, prefabrication and modular construction, asset tracking, and autonomous drones, among many others.

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Entry Barriers of Civil Engineering Works in Hong Kong

Financial capability

Being one of the major selection criteria taken by the customers, solid financial strength is essential for contractors to ensure that the construction projects go smoothly. Contractors need to be backed by sufficient startup cost because contractors will undertake cost related to construction material procurement, engagement with subcontractors and the leasing of necessary machinery and equipment upfront, which require large capital commitment. Furthermore, contractors will only receive their progress payment in the later stage of the project after work progress is certified. Therefore, new entrants who lack strong financial backing will find it onerous to compete with current players and to win large-scale projects.

Solid track records

Experienced contractors who have accumulated solid track records can enjoy edges in securing projects, deterring new industry players from entering the market. In the construction sector, the proven track record of construction works is viewed as one of the key criteria in shortlisting contractors. New industry players who are short of solid job references and years of experience accumulation can hardly compete with well-established players. In addition, new industry players without a mature network may not be invited for the potential business opportunities. Their competitiveness will be substantially weakened as they may experience difficulties in finding capable subcontractors and skilled labor force in the absence of a mature network with suppliers.

Technical knowledge

Technical knowledge is one of the key barriers for new market entrants of piling systems installation as contractors and specialists generally have a strong understanding towards structural, chemical and electrical engineering in order to successfully install piling system, in particular impressed current protection, in the structure with long protection function and minimum negative impact on structural properties.

BUSINESS

Our Mission

We strive to become a premier substructure contractor in Hong Kong, delivering unparalleled customer satisfaction, the highest standards of work and safety, exceptional craftsmanship and environmental performance.

Overview

We are an exempted company with limited liabilities incorporated under the laws of the Cayman Islands on August 9, 2024, as a holding company. We operate our business primarily through our indirectly wholly-owned Operating Subsidiary, Winfield Engineering (Hong Kong) Limited. We mainly engaged in substructure works, such as site formation, ground investigation and foundation works, in Hong Kong. To a lesser extent, we also provide other construction services such as structural steelworks. We mostly undertake substructure works in the role of subcontractor for the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023.

Winfield Engineering (Hong Kong) Limited was founded in 1990. In our operating history of over 30 years, we have focused on substructure works and built up our expertise and track record. Substructure refers to the foundation support system constructed beneath ground level. We take pride in our capability in addressing substructure works challenges during the completion of our works. In 2023, we were awarded with a public project for a major trunk road which involves marine grouting works and the project is expected to be completed in late-2025.

We, through our Operating Subsidiary, are mainly engaged in public sector and private sector projects in Hong Kong. Public sector projects generally refer to projects which the ultimate project owner is the Government of Hong Kong or statutory body, while private sector projects generally refer to projects which the ultimate project owner is a private entity such as a private property developer. In 2023, we were awarded with an infrastructure project for the redevelopment of a riding school with an initial contract sum of over HKD24.4 million (USD3.1 million), which is expected to be completed in mid-2025.

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As of the date of this prospectus, Winfield Engineering (Hong Kong) Limited is (i) a Registered Specialist Contractor under the sub-registers of foundation works, site formation works and ground investigation field works categories maintained by the Buildings Department of Hong Kong; and (ii) a Registered Subcontractor under foundation and piling (sheet piles, bored piles, driven piles, diaphragm walls, micro piles and hand-dug caisson) and general civil works (earthwork and ground investigation) of the Registered Specialist Trade Contractors Scheme of the Construction Industry Council of Hong Kong.

We, through our Operating Subsidiary, have achieved significant growth in our business. For each of the fiscal years ended March 31, 2024 and 2023, our total revenue derived from substructure services was approximately USD5.8 million and USD2.2 million, respectively. The number of customers with revenue contribution to us was 18 for the fiscal year ended March 31, 2023 and 11 for the fiscal year ended March 31, 2024.

According to the Census and Statistic Department, between 2014 and 2023, the construction industry in Hong Kong maintained growth with a compounded annual growth rate of 1.53%. Driven by (i) sustained supply of residential units and urban renewal program; (ii) the Government’s funding support in innovative constructive methods and new technologies; (iii) the Government’s continuous effort in enhancing rail connectivity, which requires extensive civil engineering works; and (iii) rapid advancement in technology to optimize productivity and reduce costs such as the building information management and industrialized building system, it is expected that the Hong Kong civil engineering industry will continue to grow.

Our Competitive Strengths

We believe that the following strengths have contributed to our success and differentiate us from our peers:

Established operating history and track record

In our over 30 years of operating history, we have focused on substructure works, serving as a subcontractor and building up our expertise and track record in this field. We take great pride in our capability to effectively address substructure works challenges during the completion of our works.

In 2023, we were awarded with a public project for a major trunk road, which involves marine grouting works and the project is expected to be completed in late-2025. In 2020, we were awarded with a public project for the three runway system of Hong Kong International Airport, providing off-shore foundation works, which was completed in early-2021.

We believe our proven track record of milestone projects, provision of quality work, technical superiority in addressing difficulties in substructure works and our licenses with the Buildings Department and Construction Industry Council of Hong Kong are the crucial factors that enable us to gain trust from our existing customers and give us a competitive edge when tendering for projects with potential and existing customers.

Stable relationships with our customers and suppliers

We have established strong business relationship with our major customers. Our customers may be the project owner of the construction project, its consultants, the main contractor, or a subcontractor of the relevant projects. We believe that our stable relationships with most of our major customers prove that we are one of the preferred contractors of our customers.

We generally purchase materials from our suppliers and engage subcontractors to perform parts of site work under our supervision. We believe maintaining a stable relationship with our suppliers facilitates (i) smooth delivery of materials or provision of subcontracting service to us; (ii) timely completion of projects with quality works; and (iii) stable supply of materials and services, which are vital to our day-to-day operations and future business growth.

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Experienced and dedicated management team

Our management team has extensive knowledge of, and project experience in, the civil engineering industry in Hong Kong. Mr. Chi Kin Kelvin Yeung, our Chairman and Chief Executive Officer, has over 25 years of experience in the civil engineering industry. Mr. Yeung is primarily responsible for the general corporate strategy, overall management of our operation and business expansion. Mr. Hoi Ki Leung, our Chief Financial Officer, has over 10 years of experience in auditing and accounting. Mr. Leung is primarily responsible for the financial management of the Company. We are supported by our strong team of employees, who possess the practical skills and experience required to handle our projects.

Stringent quality control

We believe that a stringent quality assurance system and strong commitment to quality, safety, occupational health and environmental management are essential to our success. We have established a robust safety management and quality management systems. Through systematic and effective control on our staff and labor, along with supervision procedures, we uphold our standards of quality and reduce issues related to quality or non-conformity with specification and standards. We have achieved the requirements of ISO9001:2015 for provision of design and construction works including site formation, ground investigation field works, landslip preventive, upgrading and remedial works to slope, retaining walls and foundation works. We believe we are capable to complete construction works in high standards and achieve continuous success in the construction industry.

Our Growth Strategies

Our principal growth strategies include further strengthening our market position and increasing our market share in the Hong Kong civil engineering industry. We intend on achieving this growth by actively seeking new opportunities from our existing customer base as well as new potential customers. To achieve these goals, we plan on implementing the following strategies:

Enhance competitiveness and expand our market share

We believe we should deploy additional resources towards competing for addition and more sizeable substructure projects in Hong Kong. According to the Census and Statistic Department, between 2014 and 2023, the construction industry in Hong Kong maintained growth with a compounded annual growth rate of 1.53%. In light of the existing constraints on our available resources, including our manpower and working capital, we intend to expand the scale of our works by recruiting additional professional and strengthen our working capital, in order to capture the potential opportunities in the growing substructure market. We believe that by expanding our scale, we will be able to tender larger scale substructure works which require more specialized skills and expertise.

Acquire innovative machinery to enhance productivity and our service capacity

We rely on the use of different types of machinery for our projects. As at September 30, 2024, we possessed three drilling rigs and one water pump. We believe that a larger fleet of machinery will enable us to (i) enhance our flexibility to deploy our resources more efficiently; (ii) enhance our capability in undertaking large-scale projects that require a bigger fleet of machinery; (iii) lower machinery rental expenses; and (iv) improve our capability in addressing technical difficulties that would not be possible without the relevant machinery.

Improve our technical capability through technology investment

We plan to improve our technical capability of our substructure services though future investment in new hardware and technical software, including advanced Building Information Modeling (“BIM”) systems and Smart Site Safety Systems (“4S system”). While these technologies represent a new direction for our operations (as we have not yet invested in BIM or 4S Systems and have not historically incorporated AI into our service offerings), BIM systems are capable of generating digital models of the key physical and functional characteristics of buildings and structures. The use of BIM systems lowers the risks of errors and provide a clear concept of design plans to assist in the decision-making process during the design and planning stage. The 4S system provide a centralized management platform which allows digitized tracking for major tools, digitalized permit for high-risk activities and monitored hazardous areas and unsafe acts. The 4S systems also utilize artificial intelligence in safety monitoring and virtual reality technology in safety training. With the benefits brought by technology, we believe the adaptation of advanced technology can improve our technical capability.

Enhance brand recognition of our brand, “Winfield”

We mainly secured our new business through tender invitations from our customers. We believe we can broaden our customer base, improve our reputation and publicity and attract more invitations from potential customers through increasing our marketing efforts to promote our brand, “Winfield”, and market presence in the civil engineering industry in Hong Kong. We intend to position us as a contractor capable of offering comprehensive, one-stop solution for construction projects.

We plan to (i) enhance our web pages for advertising our services; (ii) place advertisements in newspaper and industry publications; (iii) sponsor industry events organized by construction contractors and participating events organized by industry players, including our existing and potential customers; (iv) update our promotional materials and sending them to our existing and potential customers for advertising our services; and (v) proactively approach potential customers to secure new tendering opportunities.

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Our Services

We, through our Operating Subsidiary, are mainly engaged in public sector and private sector projects in Hong Kong. Public sector projects generally refer to projects which the ultimate project owner is the Government of Hong Kong or statutory body, while private sector projects generally refer to projects which the ultimate project owner is a private entity such as a private property developer. For the six months ended September 30, 2024 and each of the fiscal years ended March 31, 2024 and 2023, our total revenue derived from substructure and other construction services was approximately USD3.8 million, USD5.8 million and USD2.2 million, respectively.

We mainly engaged in substructure works, such as site formation, ground investigation and foundation works, in Hong Kong. Details of our works are set out as follows:

●	Site formation works: clearance of construction site, demolition of existing structures and/or reduction and stabilization of existing slopes
●	Ground investigation works: assessing ground condition by drilling and conducting tests
●	Foundation works: excavation and lateral support works, pile caps construction, earth works, structural steelworks, underground drainage works and demolition works

To a lesser extent, we also provide (i) other construction services such as structural steelworks; and (ii) advisory services and supervision services to our customers in our substructure projects and charge on a monthly basis.

The following tables set forth the breakdown of our revenue by project sectors for six months ended September 30, 2024, the fiscal years ended March 31, 2024 and 2023.

	For the six months ended September 30		For the fiscal years ended March 31
	2024		2024		2023
	Revenue USD	% of Total Revenue	Revenue USD	% of Total Revenue	Revenue USD	% of Total Revenue
Public	3,171,455	83.7	4,625,386	80.4	1,551,763	69.6
Private	618,155	16.3	1,130,255	19.6	676,721	30.4
Total	3,789,610	100.0	5,755,641	100.0	2,228,484	100.0

The following table sets out details of our material projects during the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023:

No.	Sector	Our Works	Initial Contract Sum	Actual/ Expected Completion Date
1	Public	Foundation works	Approx. USD0.8 million	Early-2024
2	Public	Foundation works	Approx. USD3.1 million	Mid-2025
3	Private	Site formation works	Approx. USD0.5 million	Late-2023
4	Public	Other civil works, such as grouting works	Approx. USD0.4 million	Late-2025

The material risks associated with these projects are generally in line with our other projects. The risks are more particularly described in “Risk Factors – Risks Related to Our Business and Industry”.

Operation Workflow

For illustration purposes, a simplified workflow of our services is outlined as followed:

We identify potential projects mainly through invitations for tender from customers. Our quantity inspectors and management are primarily responsible for submitting the tender. We may conduct site visits and discuss with the potential customers to better assess the complexity of the work involved. Our tender submission generally includes a schedule of rates. We estimate the costs to be incurred based on our past experience, the recent price trends for the subcontracting services, the types of materials required for the project, duration, site constraints and locations, our capacity and complexity of the project. In general, it takes approximately one month to identify potential projects and to submit the tender.

After we have submitted our tender, our customers or their consultants may require us to attend interviews to have a better understanding of our personnel, management, expertise and experience in substructure. We may be required to answer queries in relation to our tender submission, provide solutions to technical difficulties and make amendments to the pricing or scope of service. Our customers generally confirm our engagement by issuing a letter of award or entering into a formal contract with us.

We usually form a project management team, consisting of (i) project supervision staff such as project manager, site agent, and site foreman; and (ii) quantity surveyor. Our project management team is generally responsible for (i) supervising the project’s progress, the budget and quality of services rendered; (ii) addressing technical difficulties and provide innovative solutions; and (ii) ensuring the work performed are up to our customers’ standards, completed in time, within the budget determined and in compliance with all applicable statutory requirements. In general, we determine the manpower required based on the timeline, scale and complexity of the projects as well as the existing workload of our staff.

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Depending on the contract terms and specification, we may procure construction materials from suppliers directly and enter into contracts with them. We generally engage our suppliers on a project-by-project basis and the materials are generally delivered directly to the project sites. Depending on the workload, specialty required and time constraint, we generally engage subcontractors to perform parts of the site work under our supervision and our project management team will hold regular meetings with our subcontractors to ensure quality works are provided.

In general, we submit monthly progress reports to our customers and our customers make progress payments to us on a monthly basis. We report to our customers with reference to works done in the previous month and our customers or their consultants will certify the payment application with our value of works done.

Once the work is complete, our customers or their consultants inspect the work to ensure that it meets their requirement and standard. Generally it takes approximately two months to one year for us to complete the project, depending on the scale and complexity of the project and the customers’ timeline.

Our contracts may include a defects liability period of 12 months following completion of works. During the period, we are typically required to rectify any defect at our own cost if the defect is due to our failure to comply with the contractual obligation.

Pricing strategy

We believe that accurately estimating the cost of project is essential to our overall profitability. Our tender price is generally determined by adding certain mark-ups on top of our estimated costs. Pricing of our services is determined on a case-by-case basis and is dependent on various factors, which generally include (i) the type of services required; (ii) market trend of the price of the materials and subcontracting services required; (iii) particular technical difficulties of the project; (iv) the complexity and the location of the project; (v) the estimated quantity and type of equipment required; (vi) the completion time requested by our customers; and (vii) the availability of human and financial resources. For advisory services and supervision services, the monthly charge is typically determined with reference to a mark-up over our estimated costs, taking into consideration (i) the manpower required; (ii) the length of the project; and (iii) the estimated difficulty and time-required. We will review the cost budget from time to time.

In consideration the percentage of mark-up for each project, we generally consider (i) the technical difficulties of the project: (ii) the size and duration of the project; (iii) the length of co-operation and our business relationship with the customer; (iv) the customer’s payment history and financial background; (v) the potential of future co-operations with the customers; (vi) the potential reputation gained and publicity from the completion of the project; and (vii) the prevailing market conditions.

Environment

The nature of our business does not impose any serious threats with respect to social responsibility and/or environmental protection matters. We ensure our operations comply with environmental requirements pursuant to the laws in Hong Kong, including primarily those in relation to air pollution control, waste disposal and compliance with the Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation (Chapter 311Z of the Laws of Hong Kong). During the past decade, we have not faced any criminal prosecution for environment non-compliances.

Customers

Our customers may be the project owner of the construction project or its consultants, main contractor of subcontractor of the relevant projects. The number of customers with revenue contribution to us was 18 for the fiscal year ended March 31, 2023, 11 for the fiscal year ended March 31, 2024 and 10 for the six months ended September 30, 2024. The total revenue attributable to our five largest customers in aggregate accounted for approximately 95.0%, 93.4% and 77.5% of the total revenue for the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023, respectively.

In the six months ended September 30, 2024, our top five customers, all being construction contractors in Hong Kong, accounted for 38.4%, 37.2%, 7.9%, 6.8% and 4.7% of our total revenue, respectively. In the fiscal year ended March 31, 2024, our top five customers, all being construction contractors in Hong Kong, accounted for 40.9%, 21.4%, 17.1%, 11.1% and 2.9% of our total revenue, respectively. In the fiscal year ended March 31, 2023, our top five customers, all being construction contractors in Hong Kong, accounted for 23.9%, 20.6%, 14.5%, 14.4% and 4.1% of our total revenue, respectively. We undertake substructure projects on a project-by-project basis and do not enter into any long-term contracts with any one customer. To a lesser extent, we also provide advisory services and supervision services to our customers in our substructure projects and charge on a monthly basis.

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We generally enter into a formal contract with the customers. Although the terms of the contracts may vary, the material terms that are generally contained are set out below:

Scope of work	The contracts normally set out the scope of services to be carried out by us and other project specifications or requirements, typically including, but not limited to, site formation, ground investigation and/or foundation works.
Duration	The contract usually specifies the commencement date and duration of the project implementation, typically ranging from two months to one year, subject to extension granted by the customers where necessary.
Contract sum	Depending on our negotiations with customers, the contract may be based on a lump sum price per scope of services and/or based on the agreed unit rates and estimated quantities of work items.
Payment terms

In general, we submit monthly progress reports to our customers and our customers make progress payments to us on a monthly basis.

To a lesser extent, we also provide advisory services and supervision services to our customers in our substructure projects and charge on a monthly basis.

Termination	In general, our customers may terminate our contracts if, among other things, we fail to execute the agreed scope of works, or if we cause undue delay to the overall progress of the project.
Defect liability period	Our contracts may include a defects liability period of 12 months following completion of works.

Suppliers

We generally purchase materials from our suppliers for the provision of our services. The major types of materials sourced from our suppliers include concrete, steel and pipes. We engage our suppliers for the provision of materials on a project-by-project basis and we have not entered into any long-term contract with them. We have also not committed to a minimum purchase amount with any of our suppliers. Historically we have generally not experienced any material difficulties in procuring materials.

In general, we engage subcontractors to perform parts of the site work under our supervision. We have not entered into any long-term agreement with our subcontractors and have generally not experienced any material difficulties in procuring subcontracting services, historically. In selecting subcontractors, we generally consider (i) scope of service and their specialties; (ii) quality of their services; (iii) their experience, qualifications and manpower; (iii) prevailing market price; (iv) expected delivery time of service; and (v) their fee quotations. We generally obtain quotations from various suitable subcontractors for comparison prior to selecting our subcontractors.

Our five largest suppliers accounted for approximately 80.3%, 66.5% and 43.4% of our cost of revenue for the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023, respectively.

Machinery

We rely on the use of different types of machinery for our projects. As at September 30, 2024, we possessed three drilling rigs and one water pump. We generally deploy these machinery for the use of our employees and our subcontractors in our project. We may from time to time lease certain equipment from rental service providers, depending on the equipment required for the particular projects.

Market and Competition

According to the Census and Statistic Department, between 2014 and 2023, the construction industry in Hong Kong maintained growth with a compounded annual growth rate of 1.53%. Driven by (i) sustained supply of residential units and urban renewal program; (ii) the Government’s funding support in innovative constructive methods and new technologies; (iii) the Government’s continuous effort in enhancing rail connectivity, which requires extensive substructure works; and (iii) rapid advancement in technology to optimize productivity and reduce costs such as the building information management and industrialized building system, it is expected that the Hong Kong civil engineering industry will continue to grow.

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Sales and Marketing

We identify potential projects mainly through invitations for tender from customers. Although we currently do not maintain a dedicated sales and marketing team, we contact our customers to preserve a good relation to obtain market and industry information, and seek business opportunities. We also rely on word of mouth by providing quality service in all of our projects to attract referrals and retain our customers for future projects.

Seasonality

We do not experience any seasonality in our business.

Insurance

We undertook projects primarily in the role of subcontractors for the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023. In these projects, the main contractors are responsible for maintaining employees’ compensation insurance, third party liability insurance and contractor’s all risk insurance for the entirety of the project team, which cover the liability to make payment in the case of death, injury or disability, under the Employees’ Compensation Ordinance and at common law, for injuries sustained at work for full-time and part-time employees. Such insurance policies cover and protect (i) all employees of the main contractors and subcontractors of all tiers, including us; (ii) as well as the work performed on the construction site. For projects that we act as main contractor, we are responsible for maintaining the above insurance.

We also maintain employees’ compensation insurance for our directors and employees at our office with MSIG Insurance (Hong Kong) Limited. We believe that our current insurance policies are sufficient for our operations.

Licenses

As of the date of this prospectus, Winfield Engineering (Hong Kong) Limited is (i) a Registered Specialist Contractor under the sub-registers of foundation works, site formation works and ground investigation field works categories maintained by the Buildings Department of Hong Kong (expire on January 22, 2027); and (ii) a Registered Subcontractor under foundation and piling (sheet piles, bored piles, driven piles, diaphragm walls, micro piles and hand-dug caisson) and general civil works (earthwork and ground investigation) of the Registered Specialist Trade Contractors Scheme of the Construction Industry Council of Hong Kong (expire on August 22, 2027).

Intellectual Property

As of the date of this prospectus, we have not registered any patent or trademark. We have registered our domain name and website. You can find our website at www.winfield.hk.

Our Corporate History and Structure

The Company, Phoenix Asia Holdings Limited, an exempted company with limited liability incorporated under the law of the Cayman Islands on August 9, 2024. The authorized share capital of the Company is USD50,000 divided into 5,000,000,000 ordinary shares with a par value of USD0.00001. Ogier Global Subscriber (Cayman) Limited was the sole shareholder held 1 ordinary share from date of incorporation to August 15, 2024. 1 share was transferred to Phoenix Prosperity Investment Limited on August 15, 2024 and 9,999 additional shares were issued to Phoenix Prosperity Investment Limited on same date to come up with the 10,000 shares. As such, the sole shareholder of the Company, Phoenix Prosperity Investment Limited, holds 10,000 ordinary shares of the Company.

Phoenix (BVI) Limited was incorporated on August 16, 2024 under the laws of the British Virgin Islands, as an intermediate holding company. The sole shareholder of Phoenix (BVI) Limited, Phoenix Asia Holdings Limited, holds 1 ordinary share.

Winfield Engineering (Hong Kong) Limited was incorporated on February 23, 1990 in Hong Kong. Mr. Chi Kin Kelvin Yeung acquired the entire issued share capital of 20 shares at the consideration of HKD1 per share from three parties on November 30, 2016 and became the sole shareholder of Winfield Engineering (Hong Kong) Limited. On August 30, 2024, Winfield Engineering (Hong Kong) Limited issued 785 shares to Mr. Chi Kin Kelvin Yeung at the consideration of HKD785 (USD101). Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805 shares by Mr. Chi Kin Kelvin Yeung. On September 2, 2024, Winfield Engineering (Hong Kong) Limited issued 48, 49, 49 and 49 shares to More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Subsequently, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited injected HKD720,000 (USD92,308), HKD735,000 (USD94,231), HKD735,000 (USD94,231) and HKD735,000 (USD94,231), respectively, into Winfield Engineering (Hong Kong) Limited. Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805, 48, 49, 49 and 49 shares by Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited.

On September 12, 2024, Phoenix (BVI) Limited and the Company entered into share exchange agreements with (i) Mr. Chi Kin Kelvin Yeung and Phoenix Prosperity Investment Limited, (ii) More Resources Holdings Limited, (iii) Quest Dragon International Limited, (iv) Rich Plenty Investment Limited and (v) Unique Resources Holdings Limited. Pursuant to the share exchange agreements, the Company issued 16,090,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares to Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited, in exchange of 805, 48, 49, 49 and 49 shares in Winfield Engineering (Hong Kong) Limited, being 100% ownership of Winfield Engineering (Hong Kong) Limited, via Phoenix (BVI) Limited, from Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Upon completion of the above share exchange, Winfield Engineering (Hong Kong) Limited became direct wholly-owned subsidiary of Phoenix (BVI) Limited.

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Subsequently, Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited holds 16,100,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares of the Company with a par value of USD0.00001, representing 80.5%, 4.8%, 4.9%, 4.9% and 4.9% of the issued outstanding share capital of the Company.

The chart below illustrates our corporate structure and identifies our subsidiaries prior to and after our Group’s initial public offering, assuming that the Selling Shareholder will not sell all of the Ordinary Shares it offered for sale pursuant to the Resale Prospectus:

(1)	As of the date of this prospectus, there are 4 (four) shareholders of record that have shareholding less than 5%

The chart below illustrates our corporate structure and identifies our subsidiaries prior to and after our Group’s initial public offering, assuming that the Selling Shareholder sell all of the Ordinary Shares it offered for sale pursuant to the Resale Prospectus:

(1)	As of the date of this prospectus, there are 4 (four) shareholders of record that have shareholding less than 5%

Properties

As of the date of this prospectus, we entered into the following lease agreements:

Location	Term of lease	Usage	Size
Workshop B14, 8/F, Block B Tonic Industrial Center, 19 Lam Hing Street Kowloon Bay, Hong Kong	July 1, 2022 to June 30, 2025	Office	1,019 sq. ft.

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Employees

As of September 30, 2024, we employed a total of 29 full-time employees, located in Hong Kong. The following table sets forth a breakdown of our employees by function:

Functional Area	Number of Employees
Management	1
Project supervision	1
Quantity surveyors	1
Finance and administration	1
Site workers	25
Total	29

We consider that we have maintained a good relationship with our employees and have not experienced any significant disputes with our employees or any disruption to our operations due to any labor disputes. In addition, we have not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel.

Our remuneration package includes salary and discretionary bonuses. In general, we determine employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our employees annually which will be taken into account in annual salary review and promotion appraisal. We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in Hong Kong.

Occupational Health and Work Safety

We are committed to providing a safe and healthy working environment. It is also our concern to not expose the general public to danger. Our safety supervisor is responsible for setting up safety plans for workers before they carry out their work on construction sites, inspecting machinery and equipment to ensure safe operation, conducting regular safe walks to inspect and maintain a safe working environment and site tidiness, handling safety related issues, and keeping safety records. During the past decade, we have not faced any criminal prosecution for work safety non-compliances.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. During the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023 and as of the date hereof, neither we nor any of our subsidiaries have been involved in any litigation, claim, administrative action or arbitration which had a material adverse effect on the operations or financial condition of the Company.

REGULATIONS

The section sets forth a summary of the material laws and regulations applicable to our business operations in Hong Kong.

LICENSES AND REGISTRATIONS REQUIRED FOR OUR SUBSTRUCTURE BUSINESS

Registered General Building Contractor and Registered Specialist Contractor

Under the current contractor registration system in Hong Kong, a contractor carrying out public or private building works and street works must be registered with the Buildings Department either as a (i) general building contractor, (ii) specialist contractor or (iii) minor works contractor. Registered General Building Contractors may carry out general building works and street works which do not include any specialized works in the designated categories.

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Application for registration

Listed below are the aspects in which an applicant must satisfy for registration as a Registered General Building Contractor under section 8B(2) of the Buildings Ordinance:

(i)	if the applicant is a corporation, the adequacy of its management structure;
(ii)	the appropriate experience and qualifications of its personnel;
(iii)	the applicant’s ability to have access to plants and resources; and
(iv)	the ability of the person appointed to act for the applicant for the purposes of the Buildings Ordinance to understand building works and street works through relevant experience and a general knowledge of the basic statutory requirements.

In considering each application, the Building Authority takes into account the qualifications, competence and experience of the following key personnel of the applicant:

(i)	a minimum of one person as an authorized signatory (the ‘‘Authorized Signatory(ies)’’) appointed by the applicant to act for the applicant for the purposes of the Buildings Ordinance;
(ii)	for a corporation — a minimum of one person as a technical director (the ‘‘Technical Director’’) from the board of directors of the applicant who is authorized by the board to: (a) have access to plant and resources; (b) provide technical and financial support for the execution of building works and street works; (c) make decisions for the company and supervise the Authorized Signatory and other personnel for the purpose of ensuring that the works are carried out in accordance with the Buildings Ordinance; and
(iii)	for a corporation which appoints a director who does not possess the required qualification or experience as Technical Director to manage the carrying out of building works and street works — an ‘‘other officer’’ authorized by the board of directors to assist the Technical Director.

A person is permitted to take up the roles of the Authorized Signatory as well as the Technical Director of a corporation at the same time provided that he meets the requirements of both Authorized Signatory and Technical Director. If another officer is required, he is permitted to assist the Technical Director only. In such case, the Authorized Signatory is not permitted to take up the role of another officer.

Renewal of registration

Renewal is required every three years. According to section 8C(2)(c) of the Buildings Ordinance, a Registered General Building Contractor or Registered Specialist Contractor should apply to the Building Authority for renewal of registration not earlier than four months and not later than 28 days prior to the date of expiry of the registration.

Buildings Ordinance (Chapter 123 of the Laws of Hong Kong)

Under section 14(1) of the Buildings Ordinance, no person shall commence or carry out any building works without having obtained approval and consent from the Building Authority. Any person who intends to carry out alteration or addition building works in existing premises is required to appoint an authorized person, and, where necessary, a registered structural engineer, to prepare and submit plans for the approval of the Building Authority under the Buildings Ordinance. Such a person is also required to appoint a registered contractor to carry out the building works. The Building Authority may require that all such building works to be carried out in such a way that the building will comply with the standards of the Buildings Ordinance.

Under section 4(1) of the Buildings Ordinance, every person for whom building works or street works are to be carried out shall appoint:

(a)	an authorized person as the coordinator of such building works or street works;
(b)	a registered structural engineer for the structural elements of such building works or street works, if so required, under the Buildings Ordinance; and
(c)	a registered geotechnical engineer for the geotechnical elements of such building works or street works if so required under the Buildings Ordinance.

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Registered Specialist Trade Contractors Scheme

Subcontractors which are involved in, among others, civil engineering in Hong Kong may apply for registration under the Registered Specialist Trade Contractors Scheme managed by the Construction Industry Council, a body corporate established under the Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong) in February 2007.

The Subcontractor Registration Scheme (substituted by the Registered Specialist Trade Contractors Scheme on April 1, 2019) was formerly known as the Voluntary Subcontractor Registration Scheme (the “VSRS”), which was introduced by the Provisional Construction Industry Co-ordination Board (the “PCICB”). The PCICB was formed in September 2001 to spearhead industry reform and to pave way for the early formation of the statutory industry coordinating body.

A technical circular issued by the Works Branch of the Development Bureau (then the Environment, Transport and Works Bureau) (“WBDB”) on June 14, 2004 (now subsumed into the Project Administration Handbook for Civil Engineering Works by the Civil Engineering and Development Department) requires that all public works contractors with tenders to be invited on or after August 15, 2004 to employ all subcontractors (whether nominated, specialist or domestic) registered from the respective trades available under the VSRS.

After the Construction Industry Council took over the work of the PCICB in February 2007 and the VSRS in January 2010, the Construction Industry Council launched stage two of the VSRS in January 2013. VSRS was also then renamed Subcontractor Registration Scheme. All subcontractors registered under the VSRS have automatically become registered subcontractors under the Subcontractor Registration Scheme.

With effect from April 1, 2019, the Registered Specialist Trade Contractors Scheme replaced the Subcontractor Registration Scheme. The Registered Specialist Trade Contractors Scheme comprises of two registers: the Register of Specialist Trade Contractors (“RSTC”) and the Register of Subcontractors (“RS”). All subcontractors who are registered under the seven trades namely demolition, concreting formwork, reinforcement bar fixing, concreting, scaffolding, curtain wall and erection of concrete precast component of the Subcontractor Registration Scheme have automatically become Registered Specialist Trade Contractors and no application is required. All subcontractors who are registered under the remaining trades of the Subcontractor Registration Scheme have been retained as registered subcontractors and no application is required. With effect from 1 January 2021, plastering trade was upgraded as the eighth designated trade. All registered subcontractors who are registered under the plastering trade have automatically become Registered Specialist Trade Contractors under the plastering trade (Group 1) and no application is required.

Registered Specialist Trade Contractors within each designated trade are further divided into Group 1 (“Group 1”) or Group 2 (“Group 2”) according to the relevant registration requirements under the Registered Specialist Trade Contractors Scheme fulfilled by them. The tender limits (the “Tender Limits”) for tenders to be invited for subcontractors vary among the different designated trade categories for Group 1. For the designated trade of plastering, the Tender Limits of contracts/subcontracts value up to HKD10 million for Group 1, will be imposed for projects to be invited for tenders on or after January 1, 2022. There are no Tender Limits imposed for Group 2.

Categories of registration

Subcontractors may apply for registration on the Subcontractor Registration Scheme in one or more of 52 trades covering common structural, civil, finishing, electrical and mechanical works and supporting services. The 52 trades further branch out into around 94 specialties, including general demolition, and others (concrete coring and saw cutting) etc. Since April 1, 2019, subcontractors may apply for registration on the RSTC in one or more of the seven designated trades including demolition, reinforcement bar fixing, erection of concrete precast component, concreting formwork, concreting, scaffolding and curtain wall and on the RS in other common civil, building, electrical and mechanical trades. Since January 1, 2021, subcontractors may apply for registration on the RSTC in the designated trade of plastering.

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Where a contractor is to subcontract/sub-let part of the public works involving trades available under the Primary Register (a list of companies registered in accordance with the Rules and Procedures for the Primary Register of the Registered Specialist Trade Contractors Scheme) of the Registered Specialist Trade Contractors Scheme, it shall engage all subcontractors (whether nominated, specialist or domestic) who are registered under the relevant trades in the Primary Register of the Registered Specialist Trade Contractors Scheme. Should the subcontractors further subcontract (irrespective of any tier) any part of the public works subcontracted to them involving trades available under the Primary Register of the Registered Specialist Trade Contractors Scheme, the contractor shall ensure that all subcontractors (irrespective of any tier) are registered under the relevant trades in the Primary Register of the Registered Specialist Trade Contractors Scheme.

Requirements for registration under the Registered Specialist Trade Contractors Scheme

Applications for registration under the RS are subject to the following entry requirements:

(a)	completion of at least one job within the last five years as a main contractor/ subcontractor in the trades and specialties for which registration is applied or to have acquired comparable experience by itself/its proprietors, partners or directors within the last five years;

(b)	listings on one or more government registration schemes operated by policy bureaus or departments of the Government relevant to the trades and specialties for which registration is sought; and

(c)	the proprietor, partner or director having been employed by a registered subcontractor for at least five years with experience in the trade/specialty applying for and having completed all the modules of the Project Management Training Series for Subcontractors (or equivalent) conducted by the Construction Industry Council; or the company’s proprietor, partner or director having registered as Registered Skilled Worker under the Construction Workers Registration Ordinance for the relevant trade/specialty with at least five years’ experience in the trade/specialty applying for and having completed the Senior Construction Workers Trade Management Course (or equivalent) conducted by the Construction Industry Council.

Applications for registration under the RSTC are subject to a number of requirements based on the relevant trade category and tender limits as detailed in Schedule 2 of the Rules and Procedures for the Register of Specialist Trade Contractors issued by the Construction Industry Council in May 2024.

Validity period of registration and renewal of registration

A registered subcontractor shall apply for renewal within three months before the expiry date of its registration whereas a registered specialist trade contractor shall apply for renewal not earlier than six months but not later than three months before the expiry date of its registration by submitting an application to the Construction Industry Council in a specified format providing information and supporting documents as required to show compliance with the entry requirements. An application for renewal shall be subject to approval by the committee on Registered Specialist Trade Contractors Scheme which oversees the Registered Specialist Trade Contractors Scheme (the “Committee”). If some of the entry requirements covered in an application can no longer be satisfied, the Committee of the Construction Industry Council may give approval for renewal based on those trades and specialties where the requirements are met. An approved renewal as a registered subcontractor shall be valid for three or five years from the expiry of the current registration whereas the approved renewal for a registered specialist trade contractor shall be valid for not less than 36 months after the decision date for that application for renewal.

Codes of Conduct

A registered subcontractor and a registered specialist trade contractor shall observe the Codes of Conduct for Registered Subcontractor (Schedule 8 of the Rules and Procedures for the Primary Register of the Subcontractor Registration Scheme) (the “Codes of Conduct”). Failure to comply with the Codes of Conduct may result in regulatory actions taken by the Committee.

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The circumstances pertaining to a registered subcontractor that may call for regulatory actions include, but are not limited to:

(a)	supply of false information when making an application for registration, renewal of registration or inclusion of additional trades;

(b)	failure to give timely notification of changes to the registration particulars;

(c)	serious violations of the registration rules and procedures;

(d)	convictions of senior management staff (including but not limited to proprietors, partners or directors) for bribery or corruption under the Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong);

(e)	convictions for failure to pay wages on time to workers in accordance with the relevant provisions contained in the Employment Ordinance;

(f)	willful misconducts that may bring the Subcontractor Registration Scheme (and since April 1, 2019, the Registered Specialist Trade Contractors Scheme) into serious disrepute;

(g)	civil awards/judgments in connection with the violation of or convictions under the relevant sections of the Mandatory Provident Fund Schemes Ordinance;

(h)	convictions under the Factories and Industrial Undertakings Ordinance or Occupational Safety and Health Ordinance in relation to serious construction site safety incidents resulting in one or more of the following consequence: (i) loss of life; or (ii) serious bodily injury resulting in loss or amputation of a limb or had caused or was likely to cause permanent total disability;

(i)	conviction of five or more offences under the Factories and Industrial Undertakings Ordinance and/or Occupational Safety and Health Ordinance each arising out of separate incidents in any six months period (according to the date of committing the offence but not the date of conviction), committed by the Registered Subcontractor at each of a construction site under a contract;

(j)	convictions for employment of illegal worker under the Immigration Ordinance; or

(k)	late payment of workers’ wages and/or late payment of contribution under the Mandatory Provident Fund Schemes Ordinance over ten days with solid proof of such late payment of wages and/or contribution.

The circumstances that may lead to regulatory actions be taken against a registered specialist trade contractor include, but are not limited to (a) a petition for winding-up or bankruptcy has been filed against the registered specialist trade contractor or other financial problems; (b) registered specialist trade contractor’s failure to answer queries or provide information relevant to the registration within the prescribed time specified by the committee of the Construction Industry Council; (c) misconduct or suspected misconduct of the registered specialist trade contractor; (d) court conviction or violation of any law by the registered specialist trade contractor, including but not limited to the Factories and Industrial Undertakings Ordinance, Occupational Safety and Health Ordinance, Employment Ordinance, Mandatory Provident Fund Schemes Ordinance, Immigration Ordinance, Prevention of Bribery Ordinance, Construction Industry Council Ordinance, Construction Workers Registration Ordinance; (e) matters of public interest; (f) causing or contributing to the occurrence of a serious incident taking place in any public or private construction site; (g) serious or suspected serious poor performance or other serious causes in any public or private sector works contract; and (h) the registered specialist trade contractor’s failure to comply with any provisions of the Rules and Procedures for the Registered Specialist Trade Contractors Scheme.

Regulatory actions

The Committee may instigate regulatory actions against a registered subcontractor by directing that: (a) written strong direction and/or warning be given to a registered subcontractor; (b) a registered subcontractor to submit an improvement plan with the contents as specified and within a specified period; (c) a registered subcontractor be suspended from registration for a specified duration; or (d) the registration of a registered subcontractor be revoked.

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The Committee may instigate regulatory actions against a registered specialist trade contractor by directing that: (a) written warning be given to the registered specialist trade contractor; (b) the registered specialist trade contractor be suspended from registration for a specified period; (c) the grouping of a registered specialist trade contractor be changed; or (d) the registration of the registered specialist trade contractor be revoked.

LABOR, HEALTH AND SAFETY LAWS AND REGULATIONS

Construction Workers Registration Ordinance (Chapter 583 of the Laws of Hong Kong)

Construction Workers Registration Ordinance requires construction workers to be registered for carrying out construction work on a construction site.

Under the Construction Workers Registration Ordinance, “construction work” means, among other things, any building operation involved in preparing for any operation such as the addition, renewal, alteration, repair, dismantling or demolition of any specified structure that involves the structure of the specified structure or any other specified structure. “Construction site” means, subject to certain exceptions, a place where construction work is, or is to be, carried out. Under section 40 of the Construction Workers Registration Ordinance, no person shall be registered as a registered construction worker unless the Registrar of Construction Workers is satisfied, among other things, that the person has attended the relevant construction work-related safety training course. Further, under section 44 of the Construction Workers Registration Ordinance, the Registrar of Construction Workers shall not renew the registration of a person unless the Registrar of Construction Workers is satisfied that, among other things, (i) the person has attended the relevant construction work-related safety training course; and (ii) if the registration will, on the date of expiry, have been in effect for not less than two years, the person has attended and completed, during the period of one year immediately before the date of application for renewal of the registration, such development courses applicable to his registration as the Construction Industry Council may specify.

The Construction Workers Registration Ordinance also contains a “designated workers for designated skills” provision, which provides that only registered skilled or semi-skilled workers of designated trade divisions are permitted to carry out construction works on construction sites relating to those trade divisions independently. Unregistered skilled or semi-skilled workers are only allowed to carry out construction works of designated trade divisions (i) under the instruction and supervision of registered skilled or semi-skilled workers of relevant designated trade division(s); (ii) in proposed emergency works (i.e. construction works which are made or maintained consequential upon the occurrence of emergency incidents); or (iii) in small-scale construction works (e.g. value of works not exceeding HKD100,000).

The Construction Workers Registration Ordinance also contains a “designated workers for designated skills” provision, which provides that only registered skilled or semi-skilled workers of designated trade divisions are permitted to carry out construction works on construction sites relating to those trade divisions independently. Unregistered skilled or semi-skilled workers are only allowed to carry out construction works of designated trade divisions (i) under the instruction and supervision of registered skilled or semi-skilled workers of relevant designated trade division(s); (ii) in proposed emergency works (i.e. construction works which are made or maintained consequential upon the occurrence of emergency incidents); or (iii) in small-scale construction works (e.g. value of works not exceeding HKD100,000).

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance provides for the safety and health protection to workers in an industrial undertaking. Under the Factories and Industrial Undertakings Ordinance, it is the duty of a proprietor of an industrial undertaking to take care of, so far as is reasonably practicable, the health and safety at work of all persons employed by him at the industrial undertaking. The duties of a proprietor extend to include:

●	providing and maintaining plant and work systems that do not endanger safety or health;
●	making arrangements for ensuring safety and health in connection with the use, handling, storage and transport of articles and substances;
●	providing all necessary information, instructions, training and supervision for ensuring safety and health;
●	providing and maintaining safe access to and egress from the workplaces; and
●	providing and maintaining a safe and healthy working environment.

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A proprietor who contravenes any of these duties commits an offence and is liable to a fine of HKD3,000,000 to HKD10,000,000. A proprietor who contravenes any of these requirements willfully and without reasonable excuse commits an offence and is liable to a fine of HKD3,000,000 to HKD10,000,000 and to imprisonment for up to 6 months to 2 years.

Matters regulated under the subsidiary regulations of the Factories and Industrial Undertakings Ordinance, including the Construction Sites (Safety) Regulations (Chapter 59I of the Laws of Hong Kong), include (i) the prohibition of employment of persons under 18 years of age (save for certain exceptions); (ii) the maintenance and operation of hoists; (iii) the duty to ensure safety of places of work; (iv) prevention of falls; (v) safety of excavations; (vi) the duty to comply with miscellaneous safety requirements; and (vii) provision of first aid facilities. Non-compliance with any of these rules is an offence and different levels of penalty will be imposed and a contractor guilty of the relevant offence could be liable to a fine up to HKD400,000 and imprisonment up to 12 months.

In addition, under the Factories and Industrial Undertakings (Safety Management) Regulation (Chapter 59AF of the Laws of Hong Kong), any contractor (i) in relation to construction work with a contract value of HKD100 million or more; or (ii) in relation to construction work having an aggregate of 100 or more workers in a day working in a single construction site; or (iii) in relation to construction work having an aggregate of 100 or more workers in a day working in two or more construction sites is obliged to appoint a safety auditor to conduct a safety audit to collect, assess and verify information on the efficiency, effectiveness and reliability of its safety management system and consider improvements to the system at least once in every six months. Further, any contractor (i) in relation to construction work having an aggregate of 50 or more but less than 100 workers in a day working in a single construction site; or (ii) in relation to construction work having an aggregate of 50 or more but less than 100 workers in a day working in two or more construction sites is obliged to appoint a person, being a person who is capable of competently carrying out a safety review, to be the safety review officer to conduct a safety review to review the effectiveness of its safety management system and consider improvements to the effectiveness of the system at least once in every six months. Any person who contravenes these requirements commits an offence and is liable on conviction to a fine of HKD400,000 and to imprisonment of six months.

According to the Factories and Industrial Undertakings (Safety Management) Regulation, the safety auditor shall (i) be a registered safety officer under the Factories and Industrial Undertakings (Safety Officers and Safety Supervisors) Regulations (Chapter 59Z of the Laws of Hong Kong); (ii) have not less than three years’ full-time experience, in the five years period immediately preceding the application for registration with the Labor Department, in a managerial post responsible for industrial safety and health matters in respect of an industrial undertaking; (iii) occupy, at the time of the application for registration with the Labor Department, the managerial post or a like post; (iv) have successfully completed a scheme conducted by a registered scheme operator; and (v) understand the requirements under legislation in Hong Kong relating to industrial safety and health matters. Pursuant to the Code of Practice on Safety Management issued by the Labor Department, a safety auditor should (i) understand his task and be competent to carry it out; (ii) be familiar with the industry and the processes being carried out in the relevant industrial undertaking; (iii) have a good knowledge of the safety management practices in the industry; and (iv) have the necessary experience and knowledge to enable him to evaluate performance and identify deficiencies effectively, while a safety review officer should (i) have a good understanding of the operation of the relevant industrial undertaking in respect of which he conducts the safety review; (ii) have a good understanding of the legal requirements in force in Hong Kong relating to industrial safety and health; and (iii) have received appropriate training in how to review the effectiveness of a safety management system with a view to improving it.

Factories and Industrial Undertakings (Loadshifting Machinery) Regulation (Chapter 59AG of the Laws of Hong Kong) (“Loadshifting Machinery Regulations”)

Under regulation 3 of the Loadshifting Machinery Regulations, the responsible person of a loadshifting machine shall ensure that the machine is only operated by a person who (i) has attained the age of 18 years; and (ii) holds a valid certificate applicable to the type of loadshifting machine to which that machine belongs. Under the Loadshifting Machinery Regulations, loadshifting machines used in industrial undertakings refer to forklift trucks.

Under regulation 8 of the Loadshifting Machinery Regulations, a responsible person who without reasonable excuse contravenes regulation 3 commits an offence and is liable to a fine of HKD100,000.

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Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Employers must as far as reasonably practicable ensure the safety and health in their workplaces by:

●	providing and maintaining plant and systems of work that are safe and without risks to health;
●	making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;
●	as regards any workplace under the employer’s control: maintenance of the workplace in a condition that is safe and without risks to health; and provision and maintenance of means of access to and egress from the workplace that are safe and without any such risks;
●	providing all necessary information, instructions, training and supervision for ensuring safety and health; and
●	providing and maintaining a working environment for the employer’s employees that is safe and without risks to health.

Failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HKD3,000,000 to HKD10,000,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HKD3,000,000 to HKD10,000,000 and to imprisonment for up to six months to 2 years.

The Commissioner for Labor may also issue an improvement notice against non-compliance of the Occupational Safety and Health Ordinance or the Factories and Industrial Undertakings Ordinance or suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. Failure to comply with such notice without reasonable excuse constitutes an offence punishable by a fine of HKD400,000 and HKD1,000,000 respectively and imprisonment of up to 12 months.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to section 15(1A) of the Employees’ Compensation Ordinance, employer shall report work injuries of its employee to the Commissioner of Labor not later than 14 days after the accident, irrespective of whether the accident gives rise to any liability to pay compensation.

According to section 24 of the Employees’ Compensation Ordinance, a principal contractor shall be liable to pay compensation to subcontractors’ employees who are injured in the course of their employment to the subcontractor. The principal contractor is, nonetheless, entitled to be indemnified by the subcontractor who would have been liable to pay compensation to the injured employee. The employees in question are required to serve a notice in writing on the principal contractor before making any claim or application against such principal contractor.

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Pursuant to section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect of all their employees (including full-time and part-time employees). Under section 40(1B) of the Employees’ Compensation Ordinance, where a principal contractor has undertaken to perform any construction work, it may take out an insurance policy for an amount not less than HKD200 million per event to cover his liability and that of his subcontractor(s) under the Employees’ Compensation Ordinance and at common law. Where a principal contractor has taken out a policy of insurance under section 40(1B) of the Employees’ Compensation Ordinance, the principal contractor and a subcontractor insured under the policy shall be regarded as having complied with section 40(1) of the Employees’ Compensation Ordinance.

An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable on conviction upon indictment to a fine at level 6 (currently at HKD100,000) and to imprisonment for two years.

Limitation Ordinance (Chapter 347 of the Laws of Hong Kong)

Under the Limitation Ordinance, the time limit for an applicant to commence common law claims for personal injuries is three years from the date on which the cause of action accrued.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

A principal contractor shall be subject to the provisions on subcontractor’s employees’ wages in the Employment Ordinance. According to section 43C of the Employment Ordinance, a principal contractor or a principal contractor and every superior subcontractor jointly and severally is/are liable to pay any wages that become due to an employee who is employed by a subcontractor on any work which the subcontractor has contracted to perform, and such wages are not paid within the period specified in the Employment Ordinance. The liability of a principal contractor and superior subcontractor (where applicable) shall be limited to (a) the wages of an employee whose employment relates wholly to the work which the principal contractor has contracted to perform and whose place of employment is wholly on the site of the building works; and (b) the wages due to such an employee for two months (such months shall be the first two months of the period in respect of which the wages are due).

An employee who has outstanding wage payments from subcontractor must serve a notice in writing on the principal contractor within 60 days after the wage due date. A principal contractor and superior subcontractor (where applicable) shall not be liable to pay any wages to the employee of the subcontractor if that employee fails to serve a notice on the principal contractor.

Upon receipt of such notice from the relevant employee, a principal contractor shall, within 14 days after receipt of the notice, serve a copy of the notice on every superior subcontractor to that subcontractor (where applicable) of whom he is aware. A principal contractor who without reasonable excuse fails to serve notice on the superior subcontractor(s) shall be guilty of an offence and shall be liable on conviction to a fine at level 5 (currently at HKD50,000).

Pursuant to section 43F of the Employment Ordinance, if a principal contractor or superior subcontractor pays to an employee any wages under section 43C of the Employment Ordinance, the wages so paid shall be a debt due by the employer of that employee to the principal contractor or superior subcontractor, as the case may be. The principal contractor or superior subcontractor who pays an employee any wages under section 43C of the Employment Ordinance may either (i) claim contribution from every superior subcontractor to the employee’s employer or from the principal contractor and every other such superior subcontractor as the case may be, or (ii) deduct by way of set-off the amount paid by him from any sum due or may become due to the subcontractor in respect of the work that he has subcontracted.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

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Immigration Ordinance (Chapter 115 of the Laws of Hong Kong)

According to section 38A of the Immigration Ordinance, a construction site controller (i.e. the principal or main contractor and includes a subcontractor, owner, occupier or other person who has control over or is in charge of a construction site) shall take all practicable steps to (i) prevent having illegal immigrants from being on site or (ii) prevent illegal workers who are not lawfully employable from taking employment on site.

Where it is proved that (i) an illegal immigrant was on a construction site or (ii) such illegal worker who is not lawfully employable took employment on a construction site, the construction site controller commits an offence and is liable to a fine of HKD350,000.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (set at HKD40 (i.e. approximately USD5.1) per hour as at the date of this prospectus) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPF Schemes Ordinance”)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into a MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HKD30,000 and HKD7,100 per month, respectively, as at the date of this prospectus), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HKD1,500 as at the date of this prospectus). Employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HKD30,000 as at the date of this prospectus).

ENVIRONMENTAL PROTECTION

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong)

The Air Pollution Control Ordinance is the principal legislation in Hong Kong for controlling emission of air pollutants and noxious odor from construction, industrial and commercial activities and other polluting sources. Subsidiary regulations of the Air Pollution Control Ordinance impose control on air pollutant emissions from certain operations through the issue of licenses and permits.

A contractor shall observe and comply with the Air Pollution Control Ordinance and its subsidiary regulations, including without limitation the Air Pollution Control (Open Burning) Regulation (Chapter 311O of the Laws of Hong Kong), the Air Pollution Control (Construction Dust) Regulation (Chapter 311R of the Laws of Hong Kong) and the Air Pollution Control (Smoke) Regulations (Chapter 311C of the Laws of Hong Kong). The contractor responsible for a construction site shall devise, arrange methods of working and carry out the works in such a manner so as to minimize dust impacts on the surrounding environment, and shall provide experienced personnel with suitable training to ensure that these methods are implemented. Asbestos control provisions in the Air Pollution Control Ordinance require that building works involving asbestos must be conducted only by registered asbestos contractors and under the supervision of a registered consultant.

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Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation (Chapter 311Z of the Laws of Hong Kong)

The NRMM Regulation came into effect on June 1, 2015 to introduce regulatory control on the emissions of NRMMs, including non-road vehicles and regulated machines that are subject to the NRMM Regulations (the “Regulated Machines”). Unless exempted, NRMMs which are regulated under this provision are required to comply with the emission standards prescribed under this regulation. Under section 5 of the NRMM Regulation, starting from December 1, 2015, only approved or exempted NRMMs with a proper label are allowed to be used in specified activities and locations including construction sites. However, existing NRMMs which are already in Hong Kong on or before November 30, 2015 will be exempted from complying with the emission requirements pursuant to section 11 of the NRMM Regulation. Under Section 5 of the NRMM Regulation, any person who uses or causes to be used a Regulated Machine in specified activities or locations without (i) exemption or approval by the Environmental Protection Department is liable on conviction to a fine of HKD200,000 and to imprisonment for six months, and (ii) a proper label is liable on conviction to a fine of HKD50,000 and to imprisonment for up to three months.

Pursuant to the Technical Circular issued by the Work Branch of the Development Bureau on February 8, 2015, an implementation plan to phase out the use of exempted NRMMs for four types of exempted NRMMs (namely generators, air compressors, excavators and crawler cranes) has been included in the Technical Circular, under which, all new capital works contracts of public works including design and build contracts with an estimated contract value exceeding HKD200 million and tenders invited on or after 1 June 2015 shall require the contractor to allow no exempted generator and air compressor to be used after June 1, 2015 and the number of exempted excavators and crawler cranes not to exceed 50%, 20% and 0% of the total units of exempted NRMMs from June 1, 2015, June 1, 2017 and June 1, 2019 respectively.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong)

The Noise Control Ordinance controls, among others, the noise from construction, industrial and commercial activities. A contractor shall comply with the Noise Control Ordinance and its subsidiary regulations in carrying out construction works. For construction activities that are to be carried out during the restricted hours and for percussive piling during the daytime, not being a general holiday, construction noise permits are required from the Director of the Environmental Protection Department in advance.

Under the Noise Control Ordinance, construction works that produce noises and the use of powered mechanical equipment (other than percussive piling) are not allowed between 7:00 p.m. and 7:00 a.m. or at any time on general holidays, unless prior approval has been granted by the Director of the Environmental Protection Department through the construction noise permit system. The use of certain equipment is also subject to restrictions. Hand-held percussive breakers and air compressors must comply with noise emissions standards and be issued with a noise emission label from the Director of the Environmental Protection Department.

Any person who carries out any construction work except as permitted is liable on first conviction to a fine of HKD100,000 and on subsequent convictions to a fine of HKD200,000, and in any case to a fine of HKD20,000 for each day during which the offence continues.

Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong)

The Water Pollution Control Ordinance controls the effluent discharged from all types of industrial, commercial, institutional and construction activities into public sewers and public drain. For any industry/trade generating wastewater discharge (except domestic sewage or unpolluted water that are discharged into communal sewer or communal drain), they are subject to licensing control by the Director of the Environmental Protection Department.

All discharges, other than domestic sewage or unpolluted water to communal sewer or communal drain, must be covered by an effluent discharge license. The license specifies the permitted maximum allowable quantity and effluent standards of the effluent. The general guidelines are that the effluent does not damage sewers or pollute inland or inshore marine waters.

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According to the Water Pollution Control Ordinance, unless being licensed under the Water Pollution Control Ordinance, a person who discharges any waste or polluting matter into the waters of Hong Kong in a water control zone or discharges any matter, other than domestic sewage and unpolluted water, into a communal sewer or communal drain in a water control zone commits an offence and is liable to imprisonment for six months and (a) for a first offence, a fine of HKD200,000; (b) for a second or subsequent offence, a fine of HKD400,000, and (c) in addition, if the offence is a continuing offence, a fine of HKD10,000 for each day during which it is proved to the satisfaction of the court that the offence has continued.

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)

The Waste Disposal Ordinance controls the production, storage, collection and disposal including treatment, reprocessing and recycling of wastes. At present, livestock waste and chemical waste are subject to specific controls whilst unlawful deposition of waste is prohibited. Import and export of waste is generally controlled through a permit system.

A contractor shall observe and comply with the Waste Disposal Ordinance and its subsidiary regulations, including without limitation the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Chapter 354N of the Laws of Hong Kong) and the Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong).

Under the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, construction waste can only be disposed at designated prescribed facilities and a main contractor who undertakes construction work with a value of HKD1 million or above will be required, within 21 days after being awarded the contract, to establish a billing account in respect of that particular contract with the Director of the Environmental Protection Department to pay any disposal charges for the construction waste generated from the construction work under that contract.

Under the Waste Disposal (Chemical Waste) (General) Regulation, a person who produces chemical waste or causes it to be produced has to register as a chemical waste producer. Any chemical waste produced must be packaged, labeled and stored properly before disposal. Only a licensed waste collector can transport the waste to a licensed chemical waste disposal site for disposal. Chemical waste producers also need to keep records of their chemical waste disposal for inspection by the Environmental Protection Department.

OTHERS

Proposed Security of Payment Legislation (“SOPL”)

The Government has conducted a public consultation on the SOPL for the construction industry to promote fair payment and help main contractors, subcontractors, consultants, sub-consultants and suppliers to receive payment on time for work done and services provided, so as to improve payment practices and provide rapid dispute resolution.

The SOPL will, among others:

●	prohibit “pay when paid” and similar terms in contracts, which refer to provisions in contracts that make payment contingent or conditional on the operation of other contracts or agreements, meaning that payment is conditional on the payer receiving payment from a third party;

●	prohibit payment periods of more than 60 calendar days for interim payments and 120 calendar days for final payments;

●	enable parties who are entitled to progress payments under the terms of a contract covered by the SOPL to claim such payments as statutory payment claims, upon receipt of which the payer has 30 calendar days to serve a payment response, and parties who are entitled to payments under statutory payment claims will be entitled to pursue adjudication if the statutory payment claims are disputed or ignored; and

●	grant parties the right to suspend or reduce the rate of progress of works after either non-payment of an adjudicator’s decision or non-payment of amounts admitted as due.

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All contracts and sub-contracts, whether in written or oral form, for (i) government works, under which the Government and specified public entities procure construction and maintenance activities or related services, materials or plant; and (ii) private sector works, under which private entities procure construction activities for new buildings (as defined in the Buildings Ordinance) with a main contract value of over HKD5 million or procure related services, material or plant or supply-only contracts with a contract value of over HKD500,000, will be governed by the SOPL. Where the main contract is covered by the SOPL, all subcontracts (irrespective of tier) will be covered by the SOPL regardless of value. The legislation will not apply to private sector construction works relating to new buildings with a main contract value of less than HKD5 million or related services, material or plant supply-only contracts with a contract value of less than HKD500,000.

The proposed legislation will not apply retrospectively but will apply only to contracts entered on or after a date to be set by or pursuant to the legislation.

The SOPL is designed to assist contractors throughout the contractual chain to ensure cash-flow and access to a swift dispute resolution process. However, there are still uncertainties on the final legislative framework to be submitted to the Legislative Council for consideration and approval.

The Government released a Technical Circular on the Implementation of the Spirit of Security of Payment Legislation in Public Works Contracts (the “Technical Circular”) in October 2021. The Technical Circular sets out the policy on the implementation of the spirit of the SOPL in public works contracts with a view to facilitating timely processing of contract payments and providing an interim mechanism for speedy resolution of payment disputes before the enactment of the SOPL. The scope of contracts covered by the Technical Circular includes public works contracts, term contracts and related subcontracts tendered (i) on or after December 31, 2021, for tenders to be invited from Group B or Group C contractors on the List of Approved Contractors for Public Works; and (ii) on or after April 1, 2022, for tenders to be invited from other contractors on the List of Approved Contractors for Public Works or the List of Approved Suppliers of Materials and Specialist Contractors for Public Works.

The proposed SOPL bill was published by the Development Bureau of Hong Kong on May 16, 2024 and gazette on May 17, 2024. The legislation was introduced to the Legislative Council of Hong Kong on May 29, 2024. Subject to passing of legislation by the Legislative Council of Hong Kong, the Government of Hong Kong proposed the operation of the SOPL will commence on the expiry of 8 months after the date on which the legislation is published in the gazette of Hong Kong.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers, including their ages as of the date of this prospectus:

Name	Age	Position
Chi Kin Kelvin, YEUNG	50	Chairman of the board and Chief Executive Officer
Hoi Ki, LEUNG	36	Chief Financial Officer
Chi Hei, TSOI	37	Independent Director
Shing Yan, CHENG	50	Independent Director
Chun Ming Tommy, YIP	35	Independent Director

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Chi Kin Kelvin, YEUNG is a Director, chief executive officer and Chairman of the board of the Company and is responsible for the general corporate strategy, overall management of our operations and business expansion. Mr. Yeung has over 25 years of experience in civil engineering industry. Mr. Yeung joined Winfield Engineering (Hong Kong) Limited in 2016 and has been its director ever since. Prior to joining Winfield Engineering (Hong Kong) Limited, Mr. Yeung worked in a number of construction companies as project manager, site agent and engineer. Mr. Yeung obtained a bachelor of science and a master of science from the University of Hong Kong in 1996 and 2000, respectively. Mr. Yeung obtained a bachelor of engineering in civil engineering from Camden University U.S.A in 2017.

Hoi Ki, LEUNG has served as the chief financial officer of the Company since June 2024. Mr. Leung has over 10 years of experience in audit and accounting. Since May 2023, Mr. Leung has been the company secretary of Easy Smart Group Holdings Limited (HKEx: 2442), a company listed on the Stock Exchange of Hong Kong. Since March 2017, Mr. Leung has been the company secretary of Dragon Rise Group Holdings Limited (HKEx: 6829), a company listed on the Stock Exchange of Hong Kong. From December 2014 to January 2017, Mr. Leung worked in KPMG, with his last position as audit manager. From June 2014 to November 2014, Mr. Leung worked as an audit senior in Ernst & Young. From September 2011 to May 2014, Mr. Leung worked in BDO Limited, with his last position as an audit senior. Mr. Leung obtained a Bachelor of Business Administration in Accountancy from the Hong Kong Polytechnic University in 2011. He has been a certified public accountants under Hong Kong Institute of Certified Public Accountants since 2015.

Chi Hei, TSOI has been appointed our independent director on April 24, 2025. Mr. Tsoi has over 10 years of experience in auditing, accounting and financial management. Since 2022, Mr. Tsoi has been the financial controller of Ming Shing Group Holdings Limited. Mr. Tsoi has worked in a number of accounting firms as an auditor for over 6 years, including working in Shinewing (HK) CPA Limited with his last position as senior accountant from July 2012 to December 2014 and KPMG with his last position as manager from December 2014 to January 2017. Mr. Tsoi has served as the financial controller and company secretary of Noble Engineering Group Holdings Limited (HKEx: 8445), a company listed on the GEM of the Stock Exchange of Hong Kong, since January 2017, a position which he holds today. Mr. Tsoi obtained a bachelor’s degree of accountancy from The Hong Kong Polytechnic University in November 2010. Mr. Tsoi is a Certified Public Accountant (Practicing) registered in the Accounting and Financial Reporting Council of Hong Kong.

Shing Yan, CHENG has been appointed our independent director on April 24, 2025. Ms. Cheng has over 20 years of experience in auditing, accounting and financial management. She has held different positions at Ernst & Young Business Services Ltd., Baker Tilly Hong Kong Business Services Limited and SHINEWING (HK) CPA Limited from 2004 to 2016. Since April 2016, Ms. Cheng joined the group of Sanroc International Holdings Limited (now known as Zhaobangji Properties Holdings Limited) (“Sanroc”) (HKEx: 1660), a company listed on the Stock Exchange of Hong, as the chief financial officer. From August 2016 to April 2018 and from April 2017 to April 2018, she was the company secretary and an executive director of Sanroc, respectively. From June 2017 to October 2019, she was an independent non-executive director of China Shenghai Food Holdings Company Limited (now known as China Shenghai Group Limited) (HKEx: 1676), a company listed on the Stock Exchange of Hong Kong. Since October 2017, she has been an independent non-executive director of Putian Communication Group Limited (HKEx: 1720), a company listed on the Stock Exchange of Hong Kong. From February 2021 to July 2024, she was an independent non-executive director of Kwong Luen Engineering Holdings Limited (HKEx: 1413), a company listed on the Stock Exchange of Hong Kong. Ms. Cheng obtained a master’s degree of arts in international accounting from the City University of Hong Kong in November 2003. She was admitted as a certified public accountant of the Hong Kong Institute of Certified Public Accountants in July 2003, a fellow of The Association of Chartered Certified Accountants in December 2005, an associate of The Institute of Chartered Secretaries and Administrators (now known as The Chartered Governance Institute) in June 2017 and an associate of The Hong Kong Institute of Chartered Secretaries in June 2017.

Chun Ming Tommy, YIP has been appointed our independent director on April 24, 2025. Dr. Yip has over five years of experience in engineering. Since May 2022, Dr. Yip has been a data scientist in Monarch Tractor. Since March 2019, Dr. Yip has been a senior engineer in Globalfoundries. Dr. Yip obtained a Doctor of Philosophy in Electrical and Computer Engineering from the National University of Singapore in 2018. Dr. Yip obtained a Master and Bachelor of Engineering in Mechatronics and Robotics from the University of Leeds in 2013.

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Family Relationships

As at the date of this prospectus, there is no family relationship among our directors and executive officers.

Corporate Governance Practices

Foreign Private Issuer

After the consummation of this Offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Ordinary Shares.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), including having committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the Nasdaq rules:

●	Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

●	Exemption from the requirement that our board of directors be composed of independent directors.

●	Exemption from the requirement that our audit committee have a minimum of three members.

●	Exemption from the requirement that we hold annual shareholders’ meetings.

●	Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

In connection with this Offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

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Board of Directors

Our board of directors consists of four directors. A director who is, directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company shall declare the nature of his or her interest at a meeting of our directors. A director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. Our directors may exercise all the powers of our Company to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party. None of our non-executive directors have a service contract with us that provides for benefits upon termination of service.

We recognize the importance and benefit of having a board of directors composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members with respect to attributes such as gender, ethnicity and other factors. In support of this goal, we will consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions; and consider the level of representation of women on our board of directors along with other markers of diversity.

Committees of the Board of Directors

A company of which more than 50% of the voting power held by a single entity is considered a “controlled company” under the Nasdaq rules. A controlled company is not required to comply with the Nasdaq corporate governance rules requiring a board of directors to have a majority of independent directors to have independent audit, compensation, and nominating and corporate governance committees. Following the completion of this Offering, we will be a “controlled company” as defined under the Nasdaq rules.

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We expect to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Mr. Chi Hei Tsoi, Ms. Shing Yan Cheng, and Dr. Chun Ming Tommy Yip. Mr. Chi Hei Tsoi is the chairman of our audit committee. We have determined that each of our audit committee members satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Chi Hei Tsoi as a person who has the following attributes: understanding of GAAP and financial statements, ability to assess the application of GAAP for accounting estimates, accruals and reserves, experience with financial statements, understanding of internal controls and knowledge of audit committee functions that qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Nasdaq rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

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●	reviewing and approving all proposed related-party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Mr. Chi Hei Tsoi, Ms. Shing Yan Cheng, and Dr. Chun Ming Tommy Yip. Ms. Shing Yan Cheng is the chairperson of our compensation committee. We have determined that each of our compensation committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

●	selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Mr. Chi Hei Tsoi, Ms. Shing Yan Cheng, and Dr. Chun Ming Tommy Yip. Dr. Chun Ming Tommy Yip is the chairman of our nominating and corporate governance committee. We have determined that each of our nominating and corporate governance committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

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Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company. These include, among others (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, our directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has which enables him or her to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. Our Company has the right to seek damages if a duty owed by any of our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares (including Ordinary Shares) in our company, including the registration of such shares in our share register.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of our shareholders, unless the director is appointed on such express terms that he or she shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our company and the director, if any, but no such term shall be implied in the absence of express provision. A director will cease to be a director automatically if, among other things, the director (i) becomes bankrupt or makes an arrangement or composition with his creditors generally, (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his or her office by notice in writing to our company, or (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our memorandum and articles of association as may be amended from time to time.

Our officers are selected by and serve at the discretion of our board of directors.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specific time period. We may terminate employment for cause for certain acts of executive officers, such as commission of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. We may also terminate an executive officer’s employment without cause upon a three-month advance written notice. An executive officer may resign anytime with a three-month advance written notice.

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Each executive officer has agreed to hold, during his or her employment and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our customers or prospective customers, or the confidential or proprietary information of any third-party received by us and for which we have confidential obligations.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such person in connection with claims made by reason of their being a director or officer of our company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our board. We also achieved gender diversity by having one female director out of the total of five directors (including independent directors). Our board is well balanced and diversified in alignment with the business development and strategy of the Company.

Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For the year ended March 31, 2025, we paid an aggregate compensation of HKD1,504,800 (approximately USD192,923) to our executive officers and directors. For the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, we paid an aggregate compensation of HKD717,900 (approximately USD92,038), HKD1,351,800 (approximately USD173,308) and HKD1,478,025 (approximately USD189,490) respectively, to our executive officers and directors. We have not set aside any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have also not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Incentive Plans

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of September 30, 2024 and March 31, 2024 and 2023, we had no outstanding equity awards.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this prospectus by our officers, Directors and 5% or greater beneficial owners of our Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. The following table assumes that none of our officers, Directors or 5% or greater beneficial owners of our Shares will purchase shares in this Offering. In addition, the following table assumes that the Representative’s over-allotment option has not been exercised.

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Holders of our Ordinary Shares are entitled to one (1) vote per share. Holders of our Shares are entitled to vote on all matters submitted to a vote of our Shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

Name of Beneficial Owners(1)	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned After This Offering		Ordinary Shares Beneficially Owned After This Offering and Assuming the Selling Shareholder sell all of its Ordinary Shares pursuant to the Resale Prospectus(2)
	Number	%	Number	%	Number	%
Directors and Executive Officers:
Chi Kin Kelvin, Yeung(1)	16,100,000	80.50	16,100,000	74.54	15,600,000	72.22
Hoi Ki, Leung	-	-	-	-	-	-
Chi Hei, Tsoi	-	-	-	-	-	-
Shing Yan, Cheng	-	-	-	-	-	-
Chun Ming Tommy, Yip	-	-	-	-	-	-
All directors and executive officers as a group	16,100,000	80.50	16,100,000	74.54	15,600,000	72.22
5% shareholders:
Phoenix Prosperity Investment Limited (1)	16,100,000	80.50	16,100,000	74.54	15,600,000	72.22

(1)	Phoenix Prosperity Investment Limited is wholly owned and beneficially owned by Mr. Chi Kin Kelvin Yeung, our Chief Executive Officer and the Chairman of the Board.
(2)

Phoenix Prosperity Investment Limited is also the Selling Shareholder as set forth in the Resale Prospectus and is selling portion of its Ordinary Shares pursuant to the Resale Prospectus. As the Selling Shareholder, Phoenix Prosperity Investment Limited is under no obligation to sell any shares pursuant to the Resale Prospectus.

SELLING SHAREHOLDER

The securities being offered for resale by the Phoenix Prosperity Investment Limited, the Selling Shareholder, consist of a total of 500,000 Ordinary Shares. The following table sets forth the name of the Selling Shareholder, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholder, the number of Ordinary Shares that may be sold in this Offering and the number and percentage of Ordinary Shares the Selling Shareholder will own after the Offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

As of the date of this prospectus, the Selling Shareholder beneficially holds 80.50% of the Ordinary Shares of the Company. Please see “Corporate History and Structure” on the Public Offering Prospectus for more information.

The Ordinary Shares owned by the Selling Shareholder are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholder the opportunity to sell those Ordinary Shares. The Selling Shareholder is not a broker dealer nor an affiliate of a broker dealer. The Selling Shareholder may offer for sale from time to time any or all of the shares. The table below assumes that the Selling Shareholder will sell all of the shares offered for sale hereby. The Selling Shareholder is under no obligation to sell all or any portion of such Ordinary Shares nor the Selling Shareholder obligated to sell any Ordinary Shares immediately upon effectiveness of this prospectus.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership of Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering	Percentage Ownership of Ordinary Shares After Offering(1)
Phoenix Prosperity Investment Limited	16,100,000	80.50%	500,000	15,600,000	72.22%

(1)	Based on 20,000,000 Ordinary Shares issued and outstanding immediately prior to the Offering and 21,600,000 Ordinary Shares to be issued and outstanding immediately after the initial public offering of the Company, including the 1,600,000 Ordinary Shares to be offered by Phoenix Asia Holdings Limited in a “firm commitment” public offering pursuant to the Public Offering Prospectus concurrently.

(2)	Phoenix Prosperity Investment Limited is a company incorporated under the laws of the BVI. The registered address for Phoenix Prosperity Investment Limited is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. Phoenix Prosperity Investment Limited is wholly owned by Mr. Chi Kin Kelvin Yeung, the Company’s Chief Executive Officer and the Chairman of the Board.

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SELLING SHAREHOLDER PLAN OF DISTRIBUTION

The Selling Shareholder and any of its pledgees, donees, assignees and successors-in-interest may, from time to time, after the effective date of registration statement of which this prospectus forms a part, sell any or all of their Ordinary Shares being offered under this prospectus on any stock exchange, market or trading facility on which our Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

The Selling Shareholder may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholder, rather than under this prospectus. The Selling Shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholder may pledge their shares to its brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Shareholder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the Ordinary Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Selling Shareholder will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, the Selling Shareholder and purchaser is responsible for paying any discounts, and similar selling expenses they incur. The Company will not receive any proceeds from the sale of the shares by the Selling Shareholder.

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RELATED PARTY TRANSACTIONS

The following is a summary of transactions for the six months ended September 30, 2024 and the three years ended March 31, 2024 to which we have been a party and in which any members of our Board of Directors, any Executive Officers, or Controlling Shareholders had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

The table below sets forth the major related parties and their relationships with the Company as of March 31, 2022, 2023 and 2024, September 30, 2024 and up to the date of this prospectus:

The following is a list of related parties which the Company has transactions with:

(a) Chi Kin Kelvin, Yeung, a director of the Company.

(b) Tai Wan Construction & Drilling Co., Limited, Shing Wai, Wong, a director of our Operating Subsidiary, was a common director between April 2023 and July 2024

a. Due from related parties

As of September 30, 2024 and March 31, 2024, 2023 and 2022, the balances of amounts due from a related party were as follows:

	As of September 30,	As of March 31,
	2024	2024	2023	2022
	USD (unaudited)	USD	USD	USD
Accounts receivable
Tak Wan Construction & Drilling Co., Limited (b)	268,266	-	-	-

Total	268,266	-	-	-

b. Due to related parties

As of September 30, 2024 and March 31, 2024, 2023 and 2022, the balances of amounts due to a related party were as follows:

	As of September 30,	As of March 31,
	2024	2024	2023	2022
	USD (unaudited)	USD	USD	USD
Due to a related party
Chi Kin Kelvin, Yeung (a)	162,392	164,057	394,826	583,463

Total(1)	162,392	164,057	394,826	583,463

(1) The balance represented the advances from a director. The amount was unsecured, interest-free and repayable on demand.

Related party transactions

	For the six months ended September 30,	For the years ended March 31,
	2024	2024	2023	2022
	USD (unaudited)	USD	USD	USD
Substructure service revenue from a related party
Tak Wan Construction & Drilling Co., Limited (b)	298,073	60,407	—	—
Total	298,073	60,407	—	—

Repayment to a related party
Chi Kin Kelvin, Yeung (a)	1,565	230,769	186,073	14,743

Total	1,565	230,769	186,073	14,743

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Policies and Procedures for Related Party Transactions

Our Board of Directors will establish an audit committee in connection with the consummation of this Offering, which will be tasked with review and approval of all related party transactions.

DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM AND ARTICLES OF ASSOCIATION

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act and the common law of the Cayman Islands.

The share capital of the Company consists of Ordinary Shares. As of the date hereof, our authorized share capital is USD50,000 divided into 5,000,000,000 Ordinary Shares of par value USD0.00001 each. Ogier Global Subscriber (Cayman) Limited was the sole shareholder and held 1 ordinary share from date of incorporation to August 15, 2024. 1 share was transferred to Phoenix Prosperity Investment Limited on August 15, 2024 and 9,999 additional shares were issued to Phoenix Prosperity Investment Limited on same date to come up with the 10,000 shares. As such, The sole shareholder of the Company, Phoenix Prosperity Investment Limited, holds 10,000 ordinary shares of the Company.

On September 12, 2024, Phoenix (BVI) Limited and the Company entered into share exchange agreements with (i) Mr. Chi Kin Kelvin Yeung and Phoenix Prosperity Investment Limited, (ii) More Resources Holdings Limited, (iii) Quest Dragon International Limited, (iv) Rich Plenty Investment Limited and (v) Unique Resources Holdings Limited. Pursuant to the share exchange agreements, the Company issued 16,090,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares to Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited, in exchange of 805, 48, 49, 49 and 49 shares in Winfield Engineering (Hong Kong) Limited, being 100% ownership of Winfield Engineering (Hong Kong) Limited, via Phoenix (BVI) Limited, from Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Upon completion of the above share exchange, Winfield Engineering (Hong Kong) Limited became direct wholly-owned subsidiary of Phoenix (BVI) Limited.

Subsequently, Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited holds 16,100,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares of the Company with a par value of USD0.00001, representing 80.5%, 4.8%, 4.9%, 4.9% and 4.9% of the issued outstanding share capital of the Company.

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Our amended and restated memorandum and articles of association

Objects of our Company. Under our amended and restated memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares. Upon the completion of this Offering, our authorized share capital is USD50,000 divided into 5,000,000,000 Ordinary Shares of par value USD0.00001 each. All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form.

Dividends. The holders of our Ordinary Shares are entitled to such dividends out of our funds which are legally available for the purpose as may be declared by our board of directors. In addition, our Shareholders may declare dividends by ordinary resolution, but not dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account and with the sanction of an ordinary resolution, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. .

Voting Rights. Holders of Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company.

Holders of our Ordinary Shares may vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Voting at any meeting of shareholders is by poll. Subject to any rights or restrictions as to voting attached to any shares, on a poll every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one vote for each Ordinary Share of which he or the person represented by proxy is the holder. A poll shall be taken in such manner as the chairman of the general meeting directs. The chairman may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll.

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Any ordinary resolution is a resolution of a general meeting passed by a simple majority of the votes by shareholders who (being entitled to do so) vote in person or by proxy or, in the case of corporations, by their duly authorized representatives, at that meeting. The expression of an ordinary resolution includes a written resolution signed by the requisite majority in accordance with the amended and restated articles.

Any special resolution is a resolution of a general meeting or a resolution of a meeting of the holders of any class of shares in a class meeting duly constituted in accordance with the amended and restated articles in each case passed by a majority of not less than two-thirds of the votes by shareholders who (being entitled to do so) vote in person or by proxy at that meeting. The expression includes a unanimous written resolution signed by all of the shareholders entitled to vote at such meeting. A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the amended and restated memorandum and articles of association or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may, but shall not (unless required by the Nasdaq Listing Rules) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the board of directors, in accordance with the amended and restated articles, and the annual general meeting shall be held at such time and place as may be determined by our directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting.

Advance notice of at least five clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of at least one holder of Ordinary Shares representing not less than an aggregate of one-third of all votes attaching to all Ordinary Shares in issue and entitled to vote in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative at such general meeting.

A majority of our directors may call general meetings and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a request of one or more shareholders holding as at the date of deposit of the request in aggregate not less than ten per cent of the voting rights in the share capital of the Company. The requisition must state the objects of the meeting and must be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign) and delivered in accordance with the notice provisions of our amended and restated articles of association. If our directors do not within 21 clear days from the receipt of the requisition duly proceed to convene a general meeting, the requisitioners, or any of them may themselves convene a general meeting, but any meeting so convened must be called no later than three months after the expiration of the said 21 calendar day period.

Winding Up; Liquidation. Subject to our amended and restated articles and any other sanction required by the Companies Act, the shareholders may pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and
●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Subject to the terms of the allotment, our directors may from time to time make calls upon our shareholders in respect of any moneys unpaid on their shares including any premium in a notice served to such shareholders at least 14 clear days prior to the specified time and place for payment. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

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Redemption, Repurchase and Surrender of Shares. Subject to the terms of the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or at the option of the shareholders holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Transfer of Ordinary Shares. Subject to any applicable requirements set forth in our amended and restated articles and provided that a transfer of ordinary shares complies with the Nasdaq Listing Rules, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Nasdaq Capital Market or in any other form approved by the directors, executed:

●	where the ordinary shares are fully paid, by or on behalf of that shareholder; and
●	where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the Nasdaq Listing Rules, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

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●	the share transferred is fully paid and free of any lien in favor of us;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means,, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 clear days in any year.

Variations of Rights of Shares. If at any time our share capital is divided into different classes of shares, unless the terms on which a class of shares was issued state otherwise, the rights attached to any such class may only be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting by a majority of not less than two-thirds of the votes by the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with the existing shares of that class.

Inspection of Books and Records. Holders of our Ordinary Shares have no general right under our amended and restated articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares.

Our board of directors may issue preference shares without action by our Shareholders to the extent authorized but unissued.

Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized, but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise addition capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficulty or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Nomination and Removal of Directors and Filling Vacancies on Board. At any time or from time to time, the Board shall have the power to appoint any person as a Director either to fill a casual vacancy on the Board or as an additional Director to the existing Board subject to any maximum number of Directors, if any, as may be determined by the members in general meeting.

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the shareholders or re-appointment by the Board.

A Director is not required to hold any shares in the company by way of qualification nor is there any specified upper or lower age limit for Directors either for accession to or retirement from the Board.

A Director may be removed by an ordinary resolution of the company before the expiration of his term of office.

The office of a Director shall be vacated if he:

(i)	is prohibited by the law of the Cayman Islands from acting as a Director; or

(ii)	is made bankrupt or makes an arrangement or composition with his creditors generally; or

(iii)	resigns his office by notice to the Company ; or

(iv)	only held office as a Director for a fixed term and such term expires; or

(v)	in the opinion of a registered medical practitioner by whom he is being treated, becomes physically or mentally incapable of acting as a Director; or

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(vi)	without special leave, is absent from meetings of the Board for six consecutive months, and the Board resolves that his office is vacated;

(vii)	is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(viii)	is removed from office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director) by the requisite majority of the Directors (not being less than two in number) or otherwise pursuant to the amended and restated memorandum and articles of association.

From time to time the Board may appoint one or more of its body to be managing director or chairman of the Board or to hold any other executive office with the company for such period and upon such terms as the Board may determine, and the Board may revoke or terminate any of such appointments. The Board may also delegate any of its powers to committees consisting of such Director(s) or other person(s) as the Board thinks fit, and from time to time it may also revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed upon it by the Board.

Anti-Money Laundering — Cayman Islands

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

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In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our Directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands), if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The Company is committed to processing personal data in accordance with the DPA. In its use of personal data, the Company will be characterized under the DPA as a “data controller”, while certain of the Company’s service providers, affiliates and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

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We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfills the Company’s obligation in this respect); (b) the right to obtain a copy of your personal data; (c) the right to require us to stop direct marketing; (d) the right to have inaccurate or incomplete personal data corrected; (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by accessing their website here: ombudsman.ky.

Differences in Corporate Law

The Companies Act is modeled, to a large extent, after the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits merger and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

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The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by either (i) a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of creditors, or (ii) three-fourths in value of shareholders or each class of shareholders with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of dissenting minority shareholders upon a tender offer. When a takeover offer is made and accepted by holders of not less than 90.0% of the shares within four months after the making of the offer, the offeror may, within a two-month period commencing on the expiration of such four month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained;

●	those who control the company are perpetrating a “fraud on the minority.”

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our amended and restated memorandum and articles of association provide that to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty. To the extent permitted by Cayman Islands law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties. Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that our Shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Under Cayman Islands law, the fiduciary duties owed by a director and officer include (a) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole, (b) a duty to exercise their powers for the purposes for which they were conferred and not for a collateral purpose, (c) a duty to avoid improperly fettering the exercise of future discretion, (d) a duty to avoid any conflict of interest between the director’s duty to the company and the director’s personal interests, and (e) a duty to exercise independent judgment. In addition to the above, directors also owe a duty of care which is not fiduciary in nature. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our Shareholders holding in aggregate not less than ten per cent of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our Shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our Shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

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Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our amended and restated articles of association do not provide for cumulative voting. As a result, our Shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our Shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his or her office by notice in writing to the company; (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months; or (v) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands, by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

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Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of holders of not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with them.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this Offering, we will have 21,600,000 Ordinary Shares (or 21,840,000 Ordinary Shares if the underwriters exercise their over-allotment option in full) outstanding. All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates”, as that term is defined in Rule 144 promulgated under the Securities Act, without restriction or further registration under the Securities Act.

Prior to this Offering, there has been no public market for our Ordinary Shares, and while we have received the approval letter to list our Ordinary Shares on Nasdaq, we cannot assure you that a regular trading market for our Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Ordinary Shares. Further, since a large number of our Ordinary Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, without the prior written consent of the Representative during the Engagement Period and additionally for a period of 180 days after the closing of this Offering.

Each of our directors, officers, and shareholders has agreed, for a period of 180 days after the closing of this Offering, subject to customary exceptions and other than the Ordinary Shares offered by the Selling Shareholder in the Resale Prospectus, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares.

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Other than this Offering and the Ordinary Shares offered by the Selling Shareholder in the Resale Prospectus, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Shares outstanding prior to this Offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, persons who became the beneficial owner of shares of our common stock prior to the completion of this Offering may sell such shares upon the earlier of (1) the expiration of a six-month holding period, if we have been subject to the reporting requirements of the Exchange Act for at least 90 days prior to the date of the sale and have filed all reports required thereunder, or (2) the expiration of a one-year holding period.

At the expiration of the six-month holding period, assuming we have been subject to the Exchange Act reporting requirements for at least 90 days and have filed all reports required thereunder, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of Shares acquired prior to the completion of this Offering, and a person who was one of our affiliates at any time during the three months preceding a sale would be entitled to sell upon expiration of the Lock-Up Agreements described above, within any three-month period, a number of Shares acquired prior to the completion of this Offering in the amount does not exceed the greater of the following:

●	1% of the then outstanding Shares of the same class, which will equal approximately 216,000 Ordinary Shares immediately after this Offering, assuming the over-allotment option is not exercised, and 218,400 Ordinary Shares, assuming the over-allotment option is exercised in full; or

●	the average weekly trading volume of our Shares on Nasdaq, where we have applied to list our Shares, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of Shares acquired prior to the completion of this Offering without restriction. A person who was one of our affiliates at any time during the three months preceding a sale, upon expiration of the Lock-up Agreements described above, would remain subject to the volume restrictions described above.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

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TAXATION

The following are material Cayman Islands tax, Hong Kong tax and U.S. federal income tax considerations relevant to an investment in our Ordinary Shares. This discussion does not address all of the tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding Hong Kong, U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our Ordinary Shares in their particular circumstances.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of (so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands), Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

Hong Kong Taxation

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HKD2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HKD2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses. In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

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Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks”. The term “stocks” refers to shares in companies incorporated in Hong Kong, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in Hong Kong given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HKD5.00, is payable on an instrument of transfer.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of Ordinary Shares whose death occurs on or after February 11, 2006.

Certain Mainland China Tax Laws and Regulations Consideration

The Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the State Administration of Taxation (“SAT”) on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

We are a holding company incorporated in the Cayman Islands with all our operations conducted and all revenue generated by our Operating Subsidiary in Hong Kong. We do not have, nor do we currently intend to establish, any subsidiary in Mainland China or set up any establishment in Mainland China. We do not plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and none of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China. We believe neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

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Enterprise Income Tax Law

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises in Mainland China, except where tax incentives are granted to special industries and projects. Under the Enterprise Income Tax Law, an enterprise established outside PRC with “de facto management bodies” within Mainland China is considered a “resident enterprise” for Mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Mainland China enterprises or Mainland China enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such Mainland China “resident enterprises” will be considered Mainland China source income and subject to Mainland China withholding tax, currently at a rate of 10%, when paid to non-Mainland China enterprise shareholders. This notice also subjects such Mainland China “resident enterprises” to various reporting requirements with the Mainland China tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a Mainland China establishment, the relevant gain is to be regarded as effectively connected with the Mainland China establishment and therefore included in its enterprise income tax filing, and would consequently be subject to enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a Mainland China establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

We are a holding company incorporated in the Cayman Islands with all our operations conducted and all revenue generated by our Operating Subsidiary in Hong Kong. We do not have, nor do we currently intend to establish, any subsidiary in Mainland China or set up any establishment in Mainland China. We do not plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and none of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China. We believe neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

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Material U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

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For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Ordinary Shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, Ordinary Shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our Ordinary Shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Ordinary Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Ordinary Shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

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●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

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Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

We expect to enter into an underwriting agreement with D. Boral Capital LLC, the representative of the underwriters named below (the “Representative”), with respect to the Ordinary Shares in this Offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this Offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Ordinary Shares as indicated below.

Underwriters	Number of Ordinary Shares
D. Boral Capital LLC	1,600,000

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ option to purchase additional Ordinary Shares described below.

The underwriters will offer the Ordinary Shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of USD4.00 per Ordinary Share. After this Offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the Representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the closing date of this Offering, permits the underwriters to purchase up to an additional fifteen percent (15%) of the total number of Ordinary Shares sold in this Offering at the initial public offering price listed on the cover page of this prospectus, less Underwriting Discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this Offering.

Underwriting Discounts and Expenses

We will pay the underwriters a discount of seven and one half percent (7.5%) of the public offering price on each of the Ordinary Shares being offered. The following table shows the public offering price, Underwriting Discount, and proceeds, before expenses, to us.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$4.00	$6,400,000	$7,360,000
Underwriting Discounts (7.5%)(2)	$0.30	$480,000	$552,000
Proceeds to us before expenses	$3.70	$5,920,000	$6,808,000

We have agreed to pay expenses relating to the Offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the SEC; (b) all fees and expenses relating to the listing of the Securities on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Representative’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to the Representative; (g) the fees and expenses of the Company’s accountants; (h) all filing fees and communication expenses associated with the review of the Offering by FINRA; (i) up to $250,000 for reasonable, necessary and accountable out-of-pocket fees and expenses including road show, diligence, and reasonable legal fees and disbursements for the Representative’s counsel, in the event that there is a closing. If there is not a closing, the Representative’s external legal fee shall not exceed $100,000.

We have paid an expense advance of $50,000 to the Representative (the “Advance”). The Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

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We have also agreed to pay one percent (1.0%) of the gross proceeds of the Offering shall be provided to the Representative for non-accountable expenses.

We estimate that the total expenses payable by us in connection with the Offering, other than the underwriting discounts, will be approximately $1,256,279, including a maximum aggregate reimbursement of $250,000 of Representative’s accountable expenses and a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds raised in this Offering.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. A form of the underwriting agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Tail Financing

We have also agreed to pay the Representative a cash fee of seven and one half percent (7.5%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company during the period from the date the Representative was engaged until the earlier of either 12 months thereafter or the final closing of the Offering (the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the 18 month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. We have the right to terminate the Representative’s engagement for cause, which includes the material failure by the Representative to provide the underwriting services, as provided in FINRA Rule 5110(g)(5)(B). Such termination will eliminate our obligations to pay any fees related to the Tail Financing.

Right of First Refusal

We have agreed, provided that this Offering is completed, that until 18 months after the date the Offering is closed, the Representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent, at its sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such 18-month period, of our Company, or any successor to or any current or future subsidiary of our Company on terms and conditions customary to the Representative for such Subject Transactions. The Representative will have the sole right to determine whether any other broker dealer shall have the right to participate in a Subject Transaction and the economic terms of such participation. We are not allowed to retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative. Nevertheless, we have the right to terminate the Representative’s engagement for cause, which includes the material failure by the Representative to provide the underwriting services, as provided in FINRA Rule 5110(g)(5)(B). Such termination will eliminate our obligations to pay any fees related to such right of first refusal.

Advisory Service

The Representative may introduce us to third parties interested in providing financing to us, including the sale or issuance of any equity, debt, and/or equity derivative instruments (each, a “Financing”) and any merger, acquisition or sale of stock or assets (where we may be either the acquiring or acquired entity), joint venture, strategic alliance, or other similar transaction (any such transaction, a “M&A Transaction”). If any such Financing or M&A Transaction is consummated during the Engagement Period or within 12 months after its termination (the “Advisory Period”), we will pay the Representative fees at the closing of the transaction as follows: (i) for a Financing, seven and one half percent (7.5%) of the amount of capital raised for private equity and equity linked placements, and six percent (6.0%) for debt placements; and (ii) for an M&A Transaction, five percent (5.0%) of the transaction consideration. A transaction will be deemed consummated if an agreement in principle is reached before the end of the Advisory Period, even if the closing occurs later.

Listing

We have received the approval letter to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “PHOE.”

Indemnification

We have agreed to indemnify the Representative and its affiliates against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that they may be required to make in respect of those liabilities.

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Lock-Up Agreements

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, without the prior written consent of the Representative during the Engagement Period and additionally for a period of 180 days after the closing of this Offering.

Each of our directors, officers, and shareholders has agreed, for a period of 180 days after the closing of this Offering, subject to customary exceptions and other than the Ordinary Shares offered by the Selling Shareholder in the Resale Prospectus, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares.

Pricing of the Offering

Prior to this Offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares will be negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of the business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this Offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this Offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares in accordance with Regulation M under the Exchange Act. Specifically, the underwriters may sell more Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Ordinary Shares available for purchase by the underwriters under option to purchase additional Ordinary Shares. The underwriters can close out a covered short sale by exercising the option to purchase additional Ordinary Shares or purchasing Ordinary Shares in the open market. In determining the source of Ordinary Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Ordinary Shares compared to the price available under the option to purchase additional Ordinary Shares. The underwriters may also sell Ordinary Shares in excess of the option to purchase additional Ordinary Shares, creating a naked short position. The underwriters must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this Offering because such underwriter repurchases those Ordinary Shares in stabilizing or short covering transactions.

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Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this Offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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Australia. This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material, or advertisement in relation to the offer of the Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada. The Ordinary Shares may not be offered, sold, or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our Ordinary Shares. This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The underwriters have represented and agreed that they have not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares to any member of the public in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Ordinary Shares to the public in that Relevant Member State at any time,

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

●	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong. The Ordinary Shares may not be offered or sold in Hong Kong by means of this prospectus or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

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Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The PRC. This prospectus may not be circulated or distributed in the PRC, and the Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Ordinary Shares may not be circulated or distributed, nor may our Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan. The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom. An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

Israel. This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

126

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Ordinary Shares in this Offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$2,150
The Nasdaq Capital Market listing fee	50,000
FINRA filing fee	5,000
Printing and engraving expenses	5,995
Legal fees and expenses	427,493
Accounting fees and expenses	365,385
Directors & officers insurance expenses	50,000
Miscellaneous	100,256
Total	$1,006,279

* To be filed by amendment

127

LEGAL MATTERS

The validity of the Ordinary Shares offered in this Offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our Cayman Islands counsel. Certain legal matters as to Hong Kong law will be passed upon for us by David Fong & Co., our Hong Kong counsel. Certain other legal matters as to United States Federal and New York State law in connection with this Offering will be passed upon for us by CFN Lawyers LLC.

EXPERTS

The combined financial statements as of March 31, 2024 and 2023, and for each of the two years in the period ended March 31, 2024 included in this prospectus have been audited by ARK Pro CPA & Co, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the combined financial statements). Such combined financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of ARK Pro CPA & Co is located at Unit 1602-3, 16th Floor, Stelux House, 698 Prince Edward Road East, San Po Kong, Kowloon, Hong Kong.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this Offering or any purchase or sale of securities in connection with this Offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained by fraud and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

128

Also, our principal executive offices and substantially all of our assets are located in Hong Kong. In addition, all of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. None of our directors and officers are nationals of China. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

An investor may or may not be able to commence an original action against us or our directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

David Fong & Co., our counsel with respect to Hong Kong law, have advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-1 under the Securities Act, including amendments and relevant exhibits and schedules, covering the Ordinary Shares to be sold in this Offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules thereto for further information with respect to us and the Ordinary Shares. For further information about us and the Ordinary Shares that we propose to sell in this Offering, we refer you to the registration statement and the exhibits, schedules, financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed as an exhibit to the registration statement. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents.

Our SEC filings, including the Registration Statement on Form F-1, are also available to you on the SEC’s website at http://www.sec.gov.

As a result of this Offering, we will become subject to the reporting, proxy and information requirements of the Exchange Act, as applicable to foreign private issuers, and as a result will be required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to above, as well as on our website, without charge, at www.winfield.hk. You may access our annual reports on Form 20-F and other reports filed with the SEC, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Ordinary Shares.

129

Phoenix Asia Holdings Limited

Audited Combined Financial Statements

F-1

Phoenix Asia Holdings Limited and its subsidiaries

Condensed Consolidated Balance Sheets

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)	(audited)
Assets
Current assets
Cash at banks	1,662,345	890,578
Accounts receivable, net	2,385,822	2,489,147
Contract assets, net	48,451	78,303
Deposits and other receivables	6,654	6,654
Total current assets	4,103,272	3,464,682

Non-current assets
Plant and equipment, net	67,072	52,207
Right-of-use assets - operating lease	17,514	28,914
Contract assets, net	261,908	157,292
Deferred offering cost	7,359	-
Deferred tax assets	11,918	1,201
Total non-current assets	365,771	239,614
Total assets	4,469,043	3,704,296

Liabilities
Current liabilities
Accounts payable	1,065,036	1,472,935
Finance lease liabilities	5,334	5,334
Operating lease liabilities	17,661	21,231
Due to a director	162,392	164,057
Accrued expenses and other payables	130,793	81,101
Income tax payable	351,830	222,429
Total current liabilities	1,733,046	1,967,087

Non-current liabilities
Operating lease liabilities	-	5,943
Finance lease liabilities	16,443	18,666
Long service payments obligation	4,466	4,053
Total non-current liabilities	20,909	28,662
Total liabilities	1,753,955	1,995,749

Shareholders’ equity
Ordinary shares, 5,000,000,000 shares authorized; USD0.00001 par value, 20,000,000 and 16,100,000 shares issued and outstanding, as of September 30, 2024 and March 31, 2024, respectively*	200	161
Subscription receivable	(161)	(161)
Additional paid in capital	375,064	3
Retained earnings	2,339,985	1,708,544
Total shareholders’ equity	2,715,088	1,708,547
Total liabilities and shareholders’ equity	4,469,043	3,704,296

* The shares and per share information are presented on a retroactive basis to reflect the Reorganization (See Note 14).

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

Phoenix Asia Holdings Limited and its subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

	For the six months ended September 30,
	2024	2023
	USD	USD
	(unaudited)	(unaudited)
Revenue	3,789,610	2,985,695
Cost of revenue	(2,709,378)	(2,327,350)
Gross profit	1,080,232	658,345

Operating expenses
General and administrative expenses	(330,894)	(134,222)
Total operating expenses	(330,894)	(134,222)

Income from operations	749,338	524,123

Other income (expense)
Interest expense, net	(333)	(420)
Other income	1,121	9,003
Total other income, net	788	8,583

Income before tax expense	750,126	532,706
Income tax expense	(118,685)	(66,360)
Net income and total comprehensive income	631,441	466,346

Net income per share attributable to ordinary shareholders *
Basic and diluted	0.04	0.03

Weighted average number of ordinary shares used in computing net income per share *
Basic and diluted	16,249,180	16,100,000

* The shares and per share information are presented on a retroactive basis to reflect the Reorganization (See Note 14).

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

Phoenix Asia Holdings Limited and its subsidiaries

Condensed Consolidated Statements of Changes in Shareholders’ Equity

	Ordinary Shares			Additional		Total
	Number of shares*	Amount	Subscription receivable	paid in capital	Retained Earnings	Shareholders’ Equity
		USD	USD	USD	USD	USD
Balance as of April 1, 2023	16,100,000	161	(161)	3	651,961	651,964
Net income for the period (unaudited)	-	-	-	-	466,346	466,346
Balance as of September 30, 2023 (unaudited)	16,100,000	161	(161)	3	1,118,307	1,118,310

	Ordinary Shares			Additional		Total
	Number of shares*	Amount	Subscription receivable	paid in capital	Retained Earnings	Shareholders’ Equity
		USD	USD	USD	USD	USD
Balance as of April 1, 2024	16,100,000	161	(161)	3	1,708,544	1,708,547
Net income for the period (unaudited)	-	-	-	-	631,441	631,441
Issue of ordinary shares (unaudited)	3,900,000	39	-	375,061	-	375,100
Balance as of September 30, 2024 (unaudited)	20,000,000	200	(161)	375,064	2,339,985	2,715,088

* The shares and per share information are presented on a retroactive basis to reflect the Reorganization (See Note 14).

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

Phoenix Asia Holdings Limited and its subsidiaries

Condensed Consolidated Statements of Cash Flows

	For the six months ended September 30,
	2024	2023
	USD	USD
	(unaudited)	(unaudited)
Operating activities:
Net income	631,441	466,346
Adjustments:
Depreciation of plant and equipment	15,349	9,022
Amortization of right-of-use assets – operating lease	11,400	10,975
Gain on disposal of plant and equipment	-	(6,410)
Expected credit loss allowance of contract assets	38,924	(2,293)
Expected credit loss allowance of accounts receivable	35,776	24,877
Long service payment (non-cash)	413	(3,283)
Deferred tax	(10,717)	(49,784)
Change in working capital items:
Change in accounts receivable	67,549	(749,445)
Change in contract assets	(113,688)	-
Change in deposits and other receivable	-	(117,469)
Change in deferred offering cost	(7,359)	-
Change in accounts payable	(407,901)	773,559
Change in operating lease liabilities	(9,512)	(11,073)
Change in income tax payable	129,401	116,145
Change in amount due to a director	(1,565)	(128,205)
Change in accrued expenses	49,692	38,795
Cash generated from operating activities	429,203	371,757

Investing activities:
Acquisition for plant and equipment	(30,214)	(25,641)
Proceeds from disposal of plant and equipment	-	6,410
Cash used in investing activities	(30,214)	(19,231)

Financing activities:
New issued shares	375,000	-
Principal payments for finance lease liabilities	(2,222)	(4,471)
Cash generated from / (used in) financing activities	372,778	(4,471)

Net increase in cash at banks	771,767	348,055

Cash at banks as of beginning of the period	890,578	377,746

Cash at banks as of the end of the period	1,662,345	725,801

Supplementary Cash Flows Information
Cash paid for income tax	-	-

Cash paid for interest	(333)	(420)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

Phoenix Asia Holdings Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Organization and Business Description

Organization and Nature of Operations

Phoenix Asia Holdings Limited (the “Company”) is a limited liability company established under the laws of the Cayman Islands on August 9, 2024. It is a holding company with no business operation.

The Company conducts its primary operations through its indirectly wholly owned subsidiary, Winfield Engineering (Hong Kong) Limited, which is incorporated and domiciled in Hong Kong SAR; Winfield Engineering (Hong Kong) Limited principally engaged in substructure works, such as site formation, ground investigation and foundation works, in Hong Kong, and it is wholly owned subsidiary of Phoenix (BVI) Limited which was incorporated and is domiciled in British Virgin Islands.

The accompanying condensed consolidated financial statements reflect the activities of the Company and the following entities:

Subsidiary	Date of incorporation	Jurisdiction of Formation	Percentage of Ownership	Principal Activities
Phoenix Asia Holdings Limited (“Phoenix Asia”)	August 9, 2024	Cayman Islands	Parent	Investment holding
Phoenix (BVI) Limited (“Phoenix BVI”)	August 16, 2024	British Virgin Islands	100%	Investment holding
Winfield Engineering (Hong Kong) Limited (“Winfield”)	February 23, 1990	Hong Kong	100%	Provision of foundation works

Winfield was incorporated on February 23, 1990 in Hong Kong as a limited liability company, its principal activities were provision of foundation works.

Reorganization and Share Issuance

Phoenix Asia Holdings Limited is an exempted company with limited liability incorporated under the law of the Cayman Islands on August 9, 2024. The authorized share capital of the Company is USD50,000 divided into 5,000,000,000 ordinary shares with a par value of USD0.00001. Ogier Global Subscriber (Cayman) Limited was the sole shareholder holds 1 ordinary share from date of incorporation to August 15, 2024. 1 share was transferred to Phoenix Prosperity Investment Limited on August 15, 2024 and 9,999 additional shares were issued to Phoenix Prosperity Investment Limited on same date to come up with the 10,000 shares. As such, the sole shareholder of the Company, Phoenix Prosperity Investment Limited, holds 10,000 ordinary shares of the Company.

Phoenix (BVI) Limited was incorporated on August 16, 2024 under the laws of the British Virgin Islands, as an intermediate holding company. The sole shareholder of Phoenix (BVI) Limited, Phoenix Asia Holdings Limited, holds 1 ordinary share.

F-6

Phoenix Asia Holdings Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Organization and Business Description (cont)

Winfield Engineering (Hong Kong) Limited was incorporated on February 23, 1990 in Hong Kong. Mr. Chi Kin Kelvin Yeung acquired the entire issued share capital of 20 shares at the consideration of HKD1 per share from three parties on November 30, 2016 and became the sole shareholder of Winfield Engineering (Hong Kong) Limited. On August 30, 2024, Winfield Engineering (Hong Kong) Limited issued 785 shares to Mr. Chi Kin Kelvin Yeung at the consideration of HKD785 (USD101). Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805 shares by Mr. Chi Kin Kelvin Yeung. On September 2, 2024, Winfield Engineering (Hong Kong) Limited issued 48, 49, 49 and 49 shares to More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Subsequently, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited injected HKD720,000 (USD92,308), HKD735,000 (USD94,231), HKD735,000 (USD94,231) and HKD735,000 (USD94,231), respectively, into Winfield Engineering (Hong Kong) Limited. Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805, 48, 49, 49 and 49 shares by Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited.

On September 12, 2024, Phoenix (BVI) Limited and the Company entered into share exchange agreements with (i) Mr. Chi Kin Kelvin Yeung and Phoenix Prosperity Investment Limited, (ii) More Resources Holdings Limited, (iii) Quest Dragon International Limited, (iv) Rich Plenty Investment Limited and (v) Unique Resources Holdings Limited. Pursuant to the share exchange agreements, the Company issued 16,090,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares to Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited, in exchange of 805, 48, 49, 49 and 49 shares in Winfield Engineering (Hong Kong) Limited, being 100% ownership of Winfield Engineering (Hong Kong) Limited, via Phoenix (BVI) Limited, from Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Upon completion of the above share exchange, Winfield Engineering (Hong Kong) Limited became direct wholly-owned subsidiary of Phoenix (BVI) Limited.

Subsequently, Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited holds 16,100,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares of the Company with a par value of USD0.00001, representing 80.5%, 4.8%, 4.9%, 4.9% and 4.9% of the issued outstanding share capital of the Company. This resulted in (a) a total additional issuance of 19,990,000 Ordinary Shares; (b) a dilution of Mr. Chi Kin Kelvin, Yeung’s ownership interest in the Company from 100.0% to 80.5% though he remained as the controlling shareholder of the Company; and (c) a decrease in earnings per shares (basic and diluted) due to the increased number of shares outstanding. As of September 30, 2024, the Company completed the reorganization.

Prior to a Group Reorganization, Winfield was held as to 100% by Mr. Chi Kin Kelvin Yeung. Upon completion of Group Reorganization, Phoenix Asia Holdings Limited, who is controlled by Mr. Chi Kin Kelvin Yeung, ultimately owns 16,100,000 ordinary shares of the Company and Winfield will become an indirectly-owned subsidiary of the Company. The proceed of these additional 16,100,000 ordinary shares was paid in October 2024.

During the periods presented in these condensed consolidated financial statements, the control of these entities has been demonstrated by Mr. Chi Kin Kelvin Yeung as if the Group Reorganization had taken place at the beginning of the earlier date presented. Accordingly, the combination has been treated as a corporate restructuring of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a condensed consolidated basis for all periods to which such entities were under common control. The combination of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying condensed consolidated financial statements.

2. Summary of Significant Accounting Policies

Basis of Presentation and Combination

Throughout the six months ended September 30, 2024 and 2023, the group entities were under the control of Mr. Chi Kin Kelvin, Yeung. Through a corporate reorganization, the Company became the holding company of the group companies. Accordingly, for the purpose of the preparation of the condensed consolidated financial statements of the Company and its subsidiaries (the “Group”), the Company has been considered as the holding company of the group companies now comprising the Group throughout the six months ended September 30, 2024 and 2023. The Group comprising the Company and its subsidiaries resulting from the reorganization is regarded as a continuing entity. The Group was under the control of Mr. Chi Kin Kelvin, Yeung prior to and after the reorganization.

The unaudited condensed consolidated financial statements of the Company are prepared in accordance with United States of America (“US GAAP”). In the opinion of management, these unaudited condensed consolidated interim financial statements reflect all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly, in all material respects, the Company’s unaudited consolidated financial position, results of operations, cash flows and changes in equity for the interim periods presented. These unaudited condensed financial statements do not include certain information and footnote disclosures as required by the U.S. GAAP for complete annual financial statements. Therefore, these unaudited condensed consolidated interim financial statements should be read in conjunction with the audited combined financial statements and related notes for the years ended March 31, 2024 and 2023, as included in this Registration Statement on Form F-1.

The unaudited condensed consolidated balance sheets as at the respective reporting dates have been prepared to present the assets and liabilities of the companies now comprising the Group as if the current group structure had been in existence at those dates.

F-7

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Risk and Uncertainty

Significant Risks

Currency Risk

The Group’s operating activities are transacted in HKD. Foreign exchange risk arises from future commercial transactions, and recognized assets and liabilities. The Company considers the foreign exchange risk in relation to transactions denominated in HKD with respect to USD is not significant as HKD is pegged to USD.

Concentration Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash at banks, accounts receivable and contract assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash at banks with financial institutions located in Hong Kong. As of September 30, 2024 and March 31, 2024, USD1,662,345 and USD890,578 were deposited with financial institutions located in Hong Kong. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of USD64,103 (HKD500,000). The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of USD102,564 (HKD800,000) starting from October 1, 2024. Otherwise, these balances are not covered by insurance. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the six months ended September 30, 2024 and 2023, all of the Company’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiary located in Hong Kong. The Company has a concentration of its revenue and accounts receivable with specific customers.

During the six months ended September 30, 2024 and 2023, there were two and two customers generated income which accounted for over 10% of the total revenue generated for that period, respectively. The details are as follows:

	For the six months ended September 30,
	2024	2023
	(unaudited)	(unaudited)
Customer A	38.4%	61.6%
Customer B	-	20.0%
Customer C	37.2%	-
Customer D	*	*

* Comprised less than 10% of revenue for the respective period.

As of September 30, 2024 and March 31, 2024, accounts receivable due from these customers as a percentage of condensed consolidated accounts receivable are as follows:

	As of September 30,	As of March 31,
	2024	2024
	(unaudited)
Customer A	28.9%	20.5%
Customer B	-	57.2%
Customer C	51.6%	14.2%
Customer D	10.9%	-

* Comprised less than 10% of accounts receivable as of the respective period-end.

During the six months ended September 30, 2024 and 2023, there were two and three suppliers accounted for over 10% of the total cost of revenue for that period. The details are as follows:

F-8

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

	For the six months ended September 30,
	2024	2023
	(unaudited)	(unaudited)
Supplier A	34.7%	40.7%
Supplier B	*	16.1%
Supplier C	-	16.1%
Supplier D	38.3%	-

* Comprised less than 10% of total cost of revenue for the respective period.

As of September 30, 2024 and March 31, 2024, accounts payable due to these suppliers as a percentage of condensed consolidated accounts payable are as follows:

	As of September 30,	As of March 31,
	2024	2024
	(unaudited)
Supplier A	75.0%	88.7%
Supplier B	-	-
Supplier C	-	-
Supplier D	17.6%	*

* Comprised less than 10% of accounts payable as of the respective period-end.

Credit Risk

Accounts and contract assets

For the credit risk related to accounts receivable and contract assets, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts of accounts receivable and contract asset amounted to USD95,266 and USD20,566 as of September 30, 2024 and March 31, 2024, respectively. The management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors.

Cash and cash equivalents

The Company’s exposure to credit risk arising from cash and cash equivalents is limited because the counterparties are banks with a good credit rating, for which the Company considers to have low credit risk.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposits, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 30 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Labor price risk

Our business requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations. Although the Company have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. The Company has experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount.

F-9

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the condensed consolidated financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. It is reasonably possible that changes may occur in the near term that would affect management’s estimates with respect to the percentage of completion method, allowance for doubtful accounts and accrued expenses. Revisions in estimated revenue from contracts are made in the period in which circumstances requiring the revision become probable.

Balance Sheet Classifications

The Company includes in current assets and liabilities the following amounts that are in connection with construction contracts that may extend beyond one year: contract assets and contract liabilities (including retainage invoiced to customers contingent upon anything other than the passage of time), capitalized costs to fulfill contracts retainage payable to sub-contractors and accrued losses on uncompleted contracts. A one-year time period is used to classify all other current assets and liabilities when not otherwise prescribed by the applicable accounting principles.

Contract assets

Contract assets include billed and unbilled amounts for services provided to customers for which the Company has an unconditional right to payment. Billed and unbilled amounts for which payment is contingent on anything other than the passage of time are included in contract assets and contract liabilities on a contract-by-contract basis.

When payment of the retainage is contingent upon the Company fulfilling its obligations under the contract it does not meet the criteria to be included in contracts receivable and remains in the contract’s respective contract asset or contract liability, determined on a contract-by-contract basis. Retainage for which the Company has an unconditional right to payment that is only subject to the passage of time are included in contracts receivable.

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.

Contract Estimates Including Variable Consideration

Accounting for long-term contracts with customers involves the use of various techniques to estimate total transaction price, total estimated costs at completion, and progress toward satisfaction of performance obligations which are used to recognize revenue earned. Unforeseen events and circumstances can alter the estimate of the costs associated with a particular contract. Total estimated costs at completion, can be impacted by changes in productivity, scheduling, the unit cost of labor, subcontracts, materials, and equipment. Additionally, external factors such as weather, customer needs, customer delays in providing permits and approvals, labor availability, governmental regulation and politics may affect the progress of a project’s completion, and thus the timing and amount of revenue recognition. To the extent that original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition, and profitability from a particular contract may be adversely affected.

The nature of the Company’s contracts gives rise to several types of variable consideration, including unpriced change orders and claims; and liquidated damages and penalties that can either increase or decrease the transaction price. Transaction price for contracts is required to include evaluation of variable consideration to which the Company has an enforceable right to have not agreed to the price.

The Company considers claims to be contract modifications for which the Company has sought, or will seek, to collect from customers, or others, for customer-caused changes in contract specifications or design, or other customer-related causes of unanticipated additional contract costs on which there is no contractual agreement with the customer for changes in either the scope or price of the contract. Claims can also be caused by non-customer-caused changes, such as weather delays, work stoppages or other unanticipated events. Costs associated with contract modifications are included in the estimated costs to complete the contracts and are treated as project costs when incurred. In most instances, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. In those instances, the effect of a contract modification on the transaction price, and the measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue on a cumulative catch-up basis. To the extent unapproved change orders and claims reflected in the transaction price are not resolved in the Company’s favor, or to the extent other contract provisions reflected in the transaction price are not earned, there could be reductions in or reversals of previously recognized revenue.

F-10

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

As a significant change in one or more of these estimates could affect the revenue and profitability of the Company’s long-term construction contracts, the Company reviews and updates contract-related estimates regularly. The Company recognizes adjustments in estimated revenue on contracts on a cumulative catch-up basis Under this method, the cumulative impact of the revenue adjustment is recognized in the period the adjustment is identified. Revenue in future periods of contract performance is recognized using the adjusted estimate. If at any time the contract estimates indicate an anticipated loss on a contract, the projected loss is recognized in full, including the reversal of any previously recognized profit, in the period it is identified and recognized as an accrued loss on uncompleted contracts on the consolidated balance sheet. No adjustments resulting from revisions to estimates on any individual contract was material to the financial statements for the six months ended September 30, 2024 and 2023.

Expected Credit Loss Allowance

The measurement of the expected credit loss allowance for financial assets measured at amortized cost is an area that requires the use of significant assumptions about future economic conditions and credit behavior (e.g. the likelihood of customers defaulting and the resulting losses). A number of significant judgements are also required in applying the accounting requirements for measuring expected credit loss, such as considering debtors’ credit risk characteristics, historical settlement record, the days past due and forward-looking information.

Foreign currency translation and transaction and Convenience translation

The Company’s reporting currency is the United States dollars (“USD”). The Company’s operations are principally conducted in Hong Kong where Hong Kong dollars (“HKD”) is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the condensed consolidated statements of operations and comprehensive income.

In addition, the Company has operations in Hong Kong maintains the books and record in the local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not USD are translated into USD, in accordance with ASC Topic 830, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

The exchanges rates used for translation from HKD to USD was 7.8, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both periods ended September 30, 2024 and 2023.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, deposits, accounts payable and finance lease liabilities.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash at banks, accounts receivable, contract assets, deposits, accounts payable, finance lease liabilities and accrued expenses approximate the fair value of the respective assets and liabilities as of September 30, 2024 and March 31, 2024 due to their short-term nature.

F-11

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of September 30, 2024 and March 31, 2024.

Cash at banks

Cash at banks consist of cash held in banks. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HKD500,000 (USD64,103). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts Receivable, net

Accounts receivable represents an unconditional right to consideration arising from our performance under contracts with customers which include retainage amount that is conditional only on the passage of time. The Company grant credit to customers, without collateral, under normal payment terms (typically 30 days after invoicing). Generally, invoicing occurs within 30 days after the related works are performed. The carrying value of such receivable, net of the expected credit loss and allowance for doubtful accounts, represents its estimated realizable value. The Company expect to collect the outstanding balance of current accounts receivable, net within the next 12 months. The Company has elected to use probability of default and loss given default methods to estimate allowance for credit loss.

Measurement of credit losses on financial instruments

Effective April 1, 2023, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” using the modified retrospective approach for accounts receivable and contract assets. The Company assessed that the impact of adoption of ASU 2016-13 was approximately USD76,539 as at April 1, 2023, which represented credit losses on accounts receivable and contract assets of USD19,757 and USD56,782 respectively. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Deferred Offering Costs

Deferred offering costs consist principally of all direct offering costs incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with the initial public Offering (“IPO”) of the Company’s ordinary shares. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Inventory

The Company does not keep any inventory. Generally, the Company orders materials based on each project’s progress and the materials are delivered to the worksites by the suppliers.

Leases

On April 1, 2020, the Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB, using the modified retrospective transition method and elected the transition option to use an effective date of April 1, 2020 as the date of initial application. The adoption of Topic 842 resulted in the presentation of right-of-use assets — finance lease and finance lease liabilities on the condensed consolidated balance sheet.

F-12

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The Company has elected the package of practical expedients permitted which allows the Company not to reassess the following at adoption date: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space and machinery, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contain a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease.

A lease is classified as a finance lease when the lease meets any of the following criteria at lease commencement:

(a)	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.

(b)	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.

(c)	The lease term is for the major part of the remaining economic life of the underlying asset. However, if the commencement date falls at or near the end of the economic life of the underlying asset, this criterion shall not be used for purposes of classifying the lease.

(d)	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset.

(e)	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

The Company’s accounting for finance leases, previously referred to as “capital leases” under prior guidance, remained substantially unchanged with the adoption of ASC 842. Finance leases are included in plant and equipment, net and as current and non-current financing lease liabilities in the Company’s condensed consolidated balance sheets.

Upon adoption of ASC 842, the lease liabilities are recognized upon lease commencement for operating leases based on the present value of lease payments over the lease term, operating leases are recognized as ROU and lease liabilities in the condensed consolidated balance sheets if the initial lease term is greater than 12 months. For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset — operating lease on its condensed consolidated balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its condensed consolidated statements of operations and cash flows.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, management uses the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Management uses the implicit rate when readily determinable. Lease expense is recognized on a straight-line basis over the lease term and are included in the condensed consolidated statements of operations and comprehensive income.

F-13

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Impairment of Long-Lived Assets

The Company reviews the impairment of its long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the six months ended September 30, 2024 and 2023.

Plant and equipment, net

Plant and equipment is stated at cost, net of accumulated depreciation. Depreciation is provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Equipment	3.3 years
Motor vehicles	5 years
Furniture and fixture	5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the condensed consolidated statements of operations and comprehensive income in other income or expenses.

Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing, orally, or in accordance with other customary business practices. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Substructure and other construction services

The Company mainly engage in substructure works, such as site formation, ground investigation and foundation works, and provide other construction services such as structural steelworks. The Company performs construction works under master construction agreements and other contracts that contain customer-specified construction requirements. These agreements include discrete pricing for individual tasks. A contractual agreement exists when each party involved approves and commits to the agreement, the rights of the parties and payment terms are identified, the agreement has commercial substance, and collectability of consideration is probable. Substructure and other construction services are performed for the sole benefit of our customers, whereby the assets being created or maintained are controlled by the customer and the services we perform do not have alternative benefits for us. Contract revenue is recognized as our obligations are satisfied over time consistent with our services are performed and customers simultaneously receive and consume the benefits the Company provides.

The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. Upon adoption of ASC Topic 606, contracts which include substructure and other construction services are generally accounted for as a single deliverable (a single performance obligation) and are no longer segmented between types of services. The Company has not bundled any goods or services that are not considered distinct.

The Company engages in substructure works and other construction works, such as site formation, ground investigation and foundation works, in Hong Kong. The Company acts as the principal for such transactions as it controls the substructure and other construction services before it is transferred to the customers after taking into consideration indicators such as the Company is primarily responsible for fulfilling the promise to perform the services in accordance with the contracts. When the Company satisfies the performance obligation, the Company recognizes substructure revenue in the gross amount of consideration to which the Company expects to be entitled as specified in the contracts.

Output measures such as substructure works delivered are utilized to assess progress against specific contractual performance obligations for the majority of services. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the services to be provided. The Company expects the reference to progress certificates issued by customers depicts the Company’s performance in transferring control of goods or services promised to customers for individual projects, the Company satisfies the performance obligation over time and therefore, the output method using substructure works delivered best represents the measure of progress against the performance obligations incorporated within the contractual agreements. This method captures the amount of works delivered pursuant to contracts and is used only when performance does not produce significant amounts of work in process prior to complete satisfaction of the performance obligation and the gross billing value of contracting work can be measured reliably.

F-14

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The typical contract length of the Company entered is ranged from 7 months to 14 months.

Contracted but not yet recognized revenue was approximately USD2,719,821 and USD4,086,086 as of September 30, 2024 and March 31, 2024, respectively.

The nature of the Company’s contracts gives rise to several types of variable consideration, including unpriced change of orders and claims; and liquidated damages and penalties. The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on the most likely amount method, whichever is expected to better predict the amount. Factors considered in determining whether revenue associated with claims (including change orders in dispute and unapproved change orders in regard to both scope and price) should be recognized include the following: (a) the contract or other evidence provides a legal basis for the claim, (b) additional costs were caused by circumstances that were unforeseen at the contract date and not the result of deficiencies in the company’s performance, (c) claim-related costs are identifiable and considered reasonable in view of the work performed, and (d) evidence supporting the claim is objective and verifiable. If the requirements for recognizing revenue for claims or unapproved change orders are met, revenue is recorded only when the costs associated with the claims or unapproved change orders have been incurred.

The Company generally provides limited warranties for work performed under its substructure contracts. The warranty periods typically extend for a limited duration of 24 months following substantial completion of the Company’s work on the project. Historically, warranty claims have not resulted in material costs incurred for which the Company was not compensated for by the customer.

There were no material amounts of unapproved change orders or claims recognized during the six months ended September 30, 2024, and 2023.

Consultancy services

The Company provides consultancy services income of substructure works to its customers on monthly basis within certain periods in accordance with respective contract. The Company recognizes consultancy services income over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606. Consultancy services income is recognized on a straight-line basis over the term of the contract.

Contract Assets and Contract Liabilities

Contract assets included retainage. Certain of our contracts contain retention provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied. Contract assets were assessed for impairment in accordance with ASC 326.

Contract liabilities consist of payment received from customers in excess of revenue recognized.

Contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period.

As of September 30, 2024 and March 31, 2024, the contract liabilities balance is classified as current based on the timing of when we expect to complete the tasks required for the recognition of revenue.

F-15

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the material costs, subcontracting costs, direct labor costs and overhead costs that are directly attributable to services provided.

General and administrative expenses

General and administrative expenses mainly consist of administrative staff cost, motor vehicle expenses, office supplies, legal and professional fees, change of credit loss allowances and other miscellaneous administrative expenses.

Employee benefits

Short term employee benefits and contributions to defined contribution retirement plans

Short-term employee benefits are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Obligations for contributions to defined contribution retirement plans are expensed as the related service is provided.

Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operations as the related employee service are provided.

The Company also recognizes long service payments to be made by the Company to its employees upon the termination of services as a defined benefit plan under post-employment benefits. The cost of providing benefits is measured using projected unit credit method with actuarial valuations to determine its present value and service cost. When the calculation results in a benefit to the Company, the recognized assets are limited to lower of the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan and the asset ceiling. The net defined benefit liabilities recognized in the condensed consolidated balance sheets represent the present value of the obligation under defined benefit plan minus the fair value of plan assets. The Company carried out a comprehensive actuarial valuation at the end of reporting period. The remeasurement of the net defined benefit liabilities during a period are recognized as cost of defined benefit plan during the period.

Income Tax

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for condensed consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

We believe there were no uncertain tax positions as of September 30, 2024 and March 31, 2024. We do not expect that our assessment regarding unrecognized tax positions will materially change over the next 12 months. We are not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

F-16

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recently Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In March 2023, the FASB issued ASU No. 2023-02, Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method, that is intended to improve the accounting and disclosures for investments in tax credit structures. This ASU allows reporting entities to elect to account for qualifying tax equity investments using the proportional amortization method, regardless of the program giving rise to the related income tax credits. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. Early adoption is permitted for all entities in any interim period. The adoption did not have material impact on the Company’s condensed consolidated financial statement.

F-17

Phoenix Asia Holdings Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

2. Summary of Significant Accounting Policies (cont.)

In October 2023, the FASB issued Accounting Standards Update No. 2023-06 to clarify or improve disclosure and presentation requirements of a variety of topics, which will allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the FASB accounting standard codification with the SEC’s regulations. The Company is currently evaluating the provisions of the amendments and the impact on its condensed consolidated financial statement presentations and disclosures.

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. This ASU will likely result in us including the additional required disclosures when adopted. The Company is currently evaluating the provisions of the amendments and the impact on its condensed consolidated financial statement presentations and disclosures.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the provisions of the amendments and the impact on its condensed consolidated financial statement presentations and disclosures.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s condensed consolidated financial statements upon adoption.

3. Accounts Receivable, net

Accounts receivable, net consisted of the following as of September 30, 2024 and March 31, 2024:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Accounts receivable	2,431,846	2,499,395
Less: allowance for expected credit loss	(46,024)	(10,248)
Accounts receivable, net	2,385,822	2,489,147

The movement of allowance for expected credit loss of accounts receivable, net are as follows:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Balance at beginning of the period/ year	10,248	10,933
Changes during the period/ year	35,776	(685)
Balance at end of the period/ year	46,024	10,248

F-18

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

4. Contract Assets and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s condensed consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. Contract assets that have billing terms with unconditional rights to be billed beyond one year are classified as non-current assets.

Contract assets, net consisted of the following as of September 30, 2024 and March 31, 2024:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Contract assets:
Retainage included in contract assets due to being conditional on something other than solely passage of time	359,601	245,913
Less: allowance for expected credit loss	(49,242)	(10,318)
Contract assets, net	310,359	235,595

Contract assets, current	48,451	78,303
Contract assets, non-current	261,908	157,292

The movement of retainage before net of allowance for expected credit loss is as follows:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Balance at beginning of the period/ year	245,913	123,579
Increase as a result of changes in progress of ongoing projects	113,688	130,616
Reclassified to accounts receivable as payment becomes unconditional	-	(8,282)
Balance at end of the period/ year	359,601	245,913

The movement of allowance for expected credit loss of contract assets, net are as follows:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Balance at beginning of the period/ year	10,318	4,526
Changes during the period/ year	38,924	5,792
Balance at end of the period/ year	49,242	10,318

5. Deposits and other receivable

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Deposits	6,654	6,654

	6,654	6,654

F-19

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

6. Plant and equipment, net

Plant and equipment, stated at cost less accumulated depreciation, consisted of the following as of September 30, 2024 and March 31, 2024:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Equipment	58,522	28,308
Motor vehicle	125,681	125,681
Furniture and fixture	9,176	9,176
Less: accumulated depreciation	(126,307)	(110,958)
Amount classified as non-current assets	67,072	52,207

Depreciation expenses of plant and equipment, net totaled USD15,349 and USD9,022 for the six months ended September 30, 2024 and 2023, respectively.

During the six months ended September 30, 2024 and 2023, no plant and equipment was impaired.

Included in plant and equipment, net were assets under finance leases of USD21,795 and USD24,359 as of September 30, 2024 and March 31, 2024, respectively. The amount of related depreciation expense related to assets under finance leases was USD2,564 and USD4,243 for the six months ended September 30, 2024 and 2023, respectively.

7. Leases

The financed lease asset is included in plant and equipment, net. The following table shows finance lease liabilities, ROU assets — operating lease, operating lease liabilities, and the associated financial statement line items as of September 30, 2024 and March 31, 2024:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Assets
Right-of-use assets – operating lease, net	17,514	28,914
	17,514	28,914
Liabilities
Finance lease liabilities, current	5,334	5,334
Finance lease liabilities, non-current	16,443	18,666
Weighted average remaining lease term (in years)	4.1	4.6
Weighted average discount rate (%)	4.0	4.0

Operating lease liabilities, current	17,661	21,231
Operating lease liabilities, non-current	-	5,943
Weighted average remaining lease term (in years)	0.8	1.3
Weighted average discount rate (%)	3.9	3.9

Information relating to financing and operating lease activities during the six months ended September 30, 2024 and 2023 are as follows:

	For the six months ended September 30,
	2024	2023
	USD	USD
	(unaudited)	(unaudited)
Finance leases:
Depreciation of assets	2,564	4,243
Interest of finance lease liabilities	333	420
Total lease expenses	2,897	5,063

Operating lease:
Operating lease cost – straight line	11,824	11,824

Cash outflows related to finance leases:
Financing cash outflows – principal paid	2,222	4,471
Financing cash outflows – interests paid	333	420
	2,555	4,891

Cash outflows related to operating lease:
Operating cash outflows – rental paid	9,936	11,923

F-20

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

7. Leases (cont.)

Finance lease contracts are entered into for fixed term of 48-60 months, Lease terms are negotiated on an individual basis and contain different terms and conditions.

The Company has an operating lease for office space with lease terms of two years.

Maturities of lease payments under finance lease liabilities were as follows:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
2025	3,067	6,134
2026	6,134	6,134
2027	6,134	6,134
2028	6,134	6,134
2029	3,066	3,066
Total undiscounted finance lease payments	24,535	27,602
Less: imputed interest	(2,758)	(3,602)
Finance lease liabilities recognized in the Condensed consolidated Balance Sheet	21,777	24,000

Maturities of lease payments under operating lease liabilities were as follows:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
2025	13,910	23,846
2026	5,962	5,962
Total undiscounted operating lease payments	19,872	29,808
Less: imputed interest	(2,211)	(2,634)
Operating lease liabilities recognized in the Condensed consolidated Balance Sheet	17,661	27,174

F-21

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

8. Accounts payable

Components of accounts payable are as follows as of September 30, 2024 and March 31, 2024:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Trade payables	1,065,036	1,472,935
Total	1,065,036	1,472,935

9. Accrued Expenses

Components of accrued expenses are as follows as of September 30, 2024 and March 31, 2024:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Accruals for operating expenses:
– Staff costs	115,650	67,917
– Others	15,143	13,184
Total	130,793	81,101

10. PENSION COSTS

Defined contribution plan

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. For the six months ended September 30, 2024 and 2023, the contribution to the defined contribution plans was approximately USD13,412 and USD8,232 respectively.

Define benefit plan

The Company also recognizes long service payments to be made by the Company to its employees upon the termination of services as a defined benefit plan under post-employment benefits. The defined benefit liabilities relate to government-mandated long-service payments. All full-time employees, including executive directors, are covered by program. An employee employed under a continuous contract for not less than five years is eligible for long service payments if the employee retires, resigns or is dismissed under qualifying conditions.

For the eligible employees to be retired, resigned or dismissed before May 1, 2025, long service payments are calculated based on two-third of the salary of last month (or average monthly salary over last twelve months) and the reckonable years of service subject to a maximum amount of HKD390,000 (USD50,000).

For the eligible employees to be retired, resigned or dismissed on or after 1 May 2025, long service payments are divided into two portions (i.e. pre-transition portion and post-transition portion). The pre-transition portion is calculated based on two-third of the salary for April 2025 (or average monthly salary for the twelve months ending April 30, 2025) and the reckonable years of service up to April 30, 2025. The post-transition portion is calculated based on two-third of the salary of last month (or average monthly salary over last twelve months) and the reckonable years of service counting from May 1, 2025 to the last day of employment. The total of the two portions is subject to a maximum amount of HKD390,000 (USD50,000).

The accrued benefit held in a mandatory provident fund scheme in respect of the employer’s contribution up to the end of employment that would be used to offset the pre-transition portion of long service payments is deemed the plan assets for the long-service payments.

The provision of long service payments under defined benefit plan was charge of USD414 and credit of USD3,283 for the six months ended September 30, 2024 and 2023, respectively.

F-22

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

11. Revenue

The Company has disaggregated its revenue from contracts with customers as follows:

		For the six months ended September 30,
		2024	2023
	Point of	USD	USD
Types of revenue	recognition	(unaudited)	(unaudited)
Substructure services	Over-time	2,528,398	2,931,849
Other construction services	Over-time	1,261,212	-
Consultancy services	Over-time	-	53,846
Total		3,789,610	2,985,695

12. Employee benefit plans

	For the six months ended September 30,
	2024	2023
	USD	USD
	(unaudited)	(unaudited)
Salaries, bonus, allowances and benefits in kind	477,504	287,385
Retirement benefits	13,412	8,232
Provision for / (reversal of) long service payments	414	(3,283)
	491,330	292,334

13. Income Taxes

Cayman Islands and British Virgin Islands

Pursuant to the current rules and regulations, the Cayman Islands and British Virgin Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the Cayman Islands or British Virgin Islands.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income.

On 21 March 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on 28 March 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HKD2 million of estimated assessable profits of the qualifying group entity will be taxed at 8.25%, and estimated assessable profits above HKD2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

The components of the income tax expense (benefit) are as follows:

	For the six months ended September 30,
	2024	2023
	USD	USD
	(unaudited)	(unaudited)
Current
Cayman Islands	-	-
British Virgin Islands	-	-
Hong Kong	129,402	116,144

Deferred
Cayman Islands	-	-
British Virgin Islands	-	-
Hong Kong	(10,717)	(49,784)
Total	118,685	66,360

F-23

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

13. Income Taxes (cont.)

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Deferred tax assets
Provision for allowance of credit losses	15,719	3,394
Long service payment obligation	737	669
	16,456	4,063
Deferred tax liabilities
Plant and equipment, net	(4,538)	(2,862)
	(4,538)	(2,862)
Deferred tax assets, net	11,918	1,201

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the six months ended September 30, 2024 and 2023 are as follows:

	For the six months ended September 30,
	2024	2023
	USD	USD
	(unaudited)	(unaudited)
Income before income taxes	750,126	532,706
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	123,771	87,897

Reconciling items:
Tax effect of income that is not taxable*	(5)	(5)
Tax effect of expense that is not deductible	16,073	7
Effect of two-tier tax rate	(21,154)	(21,154)
Statutory tax deduction# (tax holiday)	-	(385)
Income tax expense	118,685	66,360

* Income that is not taxable mainly consisted of the government subsidies which are non-taxable under Hong Kong income tax law.

# It represents a reduction granted by the Hong Kong SAR Government of 100% of the tax payable subject to a maximum reduction of HKD3,000 for the six months ended September 30, 2023 for each business.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of September 30, 2024 and March 31, 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended September 30, 2024 and 2023 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from September 30, 2024.

14. Capital Stock

Ordinary Shares

As discussed in the Note 1 to the condensed consolidated financial statements regarding reorganization, the ordinary shares issuance and outstanding are summarized below.

Date	Events	Number of shares	Par value	Amount
August 9, 2024	Share issued upon incorporate	1	0.00001	0.00001
August 15, 2024	Share issued to sole shareholder	9,999	0.00001	0.09999
	Share issued and outstanding before reorganization	10,000	0.00001	0.1
September 24, 2024	Share issued to exchange for Winfield	16,090,000	0.00001	160.9
September 24, 2024	Share issued to four investors	3,900,000	0.00001	39

	Share issued and outstanding as of September 30, 2024	20,000,000	0.00001	200

F-24

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

15. Earnings per share

Basic and diluted net earnings per share for each of the years presented are calculated as follows:

Basic earnings per share is computed using the weighted average number of ordinary shares outstanding during the period.

Diluted earnings per share is computed using the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period.

	For the six months ended September 30,
	2024	2023
	(unaudited)	(unaudited)
Numerator
Net income attributable to the Company’s shareholders basic and diluted	631,441	466,346

Denominator
Weighted average number of ordinary shares outstanding – basic and diluted *	16,249,180	16,100,000

Earnings per share – basic and diluted	0.04	0.03

* The shares and per share information are presented on a retroactive basis to reflect the Reorganization (see Note 1).

16. Related Party Balance and Transactions

The following is a list of related parties which the Company has transactions with:

(a) Mr. Chi Kin Kelvin Yeung, a director of the Company.

(b) Tak Wan Construction & Drilling Co., Limited (“Tak Wan”), Mr. Shing Wai Wong (a director of the Operating Subsidiary) was a common director between April 2023 and July 2024.

a. Due from related parties

As of September 30, 2024 and March 31, 2024, the balances of amounts due from a related party were as follows:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Accounts receivable
Tak Wan Construction & Drilling Co., Limited (b)	268,266	-

Total	268,266	-

b. Due to related parties

As of September 30, 2024 and March 31, 2024, the balances of amounts due to a related party were as follows:

	As of September 30,	As of March 31,
	2024	2024
	USD	USD
	(unaudited)
Due to a related party
Mr. Chi Kin Kelvin Yeung (a)	162,392	164,057

Total(1)	162,392	164,057

(1) The balance represented the advances from a director. The amount was unsecured, interest-free and repayable on demand.

Related party transactions

	For the six months ended September 30,
	2024	2023
	USD	USD
	(unaudited)	(unaudited)
Substructure service revenue from a related party
Tak Wan Construction & Drilling Co., Limited (b)	298,073	60,075
Total	298,073	60,075

Repayment to a related party
Mr. Chi Kin Kelvin Yeung (a)	1,565	128,205

Total	1,565	128,205

F-25

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Condensed Consolidated Financial Statements

17. Commitments and Contingencies

Commitments

As of September 30, 2024 and March 31, 2024, the Company did not have any significant capital and other commitments.

Severance Payment and Long Service Payment

Employment Ordinance of the Laws of Hong Kong requires employers to assure the liability of severance payment if an employee who has been working for the employer for not less than 24 months under a continuous contract is, due to redundancy, dismissed, laid off, or upon expiry of a fixed-term employment contract. The ordinance also requires employers to assure the liability of long service payment if an employee who has been working for the employer for not less than 5 years under a continuous contract is dismissed, dies, resigns on ground of ill health or on or after 65 years old, or upon expiry of a fixed-term employment contract.

As of September 30, 2024 and March 31, 2024, the Company has estimated its long service payment to be HKD34,838 (USD4,466) and HKD31,610 (USD4,053), respectively. The provision for long service payment as of September 30, 2024 and March 31, 2024 has been reflected in the condensed consolidated balance sheets as “long service payments obligation” under non-current liabilities.

No severance payment is provided since the Company has no plan to dismiss any staff due to redundancy, and therefore considers the possibility of meeting the criteria of making severance payment is remote.

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its condensed consolidated financial position, cash flows or results of operations on an individual basis or in the aggregate. As of September 30, 2024 and March 31, 2024, the Company is not a party to any material legal or administrative proceedings.

18. Subsequent Events

The Company has assessed all events from September 30, 2024, up through the date that these unaudited condensed consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require recognition or disclosure in these unaudited condensed consolidated financial statements.

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: the Board of Directors and Shareholders of

Phoenix Asia Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Phoenix Asia Holdings Limited and Subsidiaries (“the Company”) as of March 31, 2024 and 2023, and the related combined statements of operations, change in shareholders’ equity and cash flows for each of the years in the two-year period ended March 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ ARK Pro CPA & Co
ARK Pro CPA & Co
PCAOB ID: 3299

Hong Kong, China

October 25, 2024

We have served as the Company’s auditor since 2024.

F-27

Phoenix Asia Holdings Limited and its subsidiaries
Combined Balance Sheets

	As of March 31,
	2024	2023
	USD	USD
Assets
Current assets
Cash at banks	890,578	377,746
Accounts receivable, net	2,489,147	997,134
Contract assets, net	78,303	8,282
Deposits and other receivables	6,654	7,936
Total current assets	3,464,682	1,391,098

Non-current assets
Plant and equipment, net	52,207	45,123
Right-of-use assets - operating lease	28,914	51,075
Contract assets, net	157,292	110,771
Deferred tax assets	1,201	-
Total non-current assets	239,614	206,969
Total assets	3,704,296	1,598,067

Liabilities
Current liabilities
Accounts payable	1,472,935	348,645
Contract liabilities	-	34,766
Finance lease liabilities	5,334	8,645
Operating lease liabilities	21,231	22,357
Due to a director	164,057	394,826
Accrued expenses and other payables	81,101	18,777
Income tax payable	222,429	24,848
Total current liabilities	1,967,087	852,864

Non-current liabilities
Operating lease liabilities	5,943	27,174
Finance lease liabilities	18,666	13,064
Long service payments obligation	4,053	6,965
Deferred tax liabilities	-	46,036
Total non-current liabilities	28,662	93,239
Total liabilities	1,995,749	946,103

Shareholders’ equity
Ordinary shares, 5,000,000,000 shares authorized; USD0.00001 par value, 16,100,000 and 16,100,000 shares issued and outstanding, as of March 31, 2024 and 2023, respectively*	161	161
Subscription receivable	(161)	(161)
Additional paid in capital	3	3
Retained earnings	1,708,544	651,961
Total shareholders’ equity	1,708,547	651,964
Total liabilities and shareholders’ equity	3,704,296	1,598,067

* The shares and per share information are presented on a retroactive basis to reflect the Reorganization (See Note 14).

The accompanying notes are an integral part of these combined financial statements.

F-28

Phoenix Asia Holdings Limited and its subsidiaries
Combined Statements of Operations and Comprehensive Income

	For the years ended March 31,
	2024	2023
	USD	USD
Revenue	5,755,641	2,228,484
Cost of revenue	(4,271,468)	(1,663,220)
Gross profit	1,484,173	565,264

Operating expenses
General and administrative expenses	(251,493)	(188,481)
Total operating expenses	(251,493)	(188,481)

Income from operations	1,232,680	376,783

Other income (expense)
Interest expense, net	(820)	(1,137)
Other income	7,790	16,180
Total other income, net	6,970	15,043

Income before tax expense	1,239,650	391,826
Income tax expense	(183,067)	(40,761)
Net income and total comprehensive income	1,056,583	351,065

Net income per share attributable to ordinary shareholders *
Basic and diluted	0.07	0.02

Weighted average number of ordinary shares used in computing net income per share *
Basic and diluted	16,100,000	16,100,000

* The shares and per share information are presented on a retroactive basis to reflect the Reorganization (See Note 14).

The accompanying notes are an integral part of these combined financial statements.

F-29

Phoenix Asia Holdings Limited and its subsidiaries
Combined Statements of Changes in Shareholders’ Equity

	Ordinary Shares			Additional		Total
	Number of shares*	Amount	Subscription receivable	paid in capital	Retained Earnings	Shareholders’ Equity
		USD	USD	USD	USD	USD
Balance as of April 1, 2022	16,100,000	161	(161)	3	300,896	300,899
Net income for the year	-	-	-	-	351,065	351,065
Balance as of March 31, 2023	16,100,000	161	(161)	3	651,961	651,964

	Ordinary Shares			Additional		Total
	Number of shares*	Amount	Subscription receivable	paid in capital	Retained Earnings	Shareholders’ Equity
		USD	USD	USD	USD	USD
Balance as of April 1, 2023	16,100,000	161	(161)	3	651,961	651,964
Net income for the year	-	-	-	-	1,056,583	1,056,583
Balance as of March 31, 2024	16,100,000	161	(161)	3	1,708,544	1,708,547

* The shares and per share information are presented on a retroactive basis to reflect the Reorganization (See Note 14).

The accompanying notes are an integral part of these combined financial statements.

F-30

Phoenix Asia Holdings Limited and its subsidiaries
Combined Statements of Cash Flows

	For the years ended March 31,
	2024	2023
	USD	USD
Operating activities:
Net income	1,056,583	351,065
Adjustments:
Depreciation of plant and equipment	18,557	21,326
Amortization of right-of-use assets – operating lease	22,160	22,536
Gain on disposal of plant and equipment	(6,410)	(2,564)
Expected credit loss allowance of contract assets	5,792	(52,257)
Expected credit loss allowance of accounts receivable	(685)	(8,824)
Long service payment (non-cash)	(2,912)	6,965
Deferred tax	(47,237)	33,653
Change in working capital items:
Change in accounts receivable	(1,491,327)	(163,389)
Change in contract assets	(122,335)	54,534
Change in deposits	1,282	(1,282)
Change in accounts payable	1,124,290	(120,100)
Change in contract liabilities	(34,766)	34,766
Change in operating lease liabilities	(11,796)	(24,080)
Change in income tax payable	197,581	7,107
Change in amount due to a director	(230,769)	(186,073)
Change in accrued expenses	62,324	(30,495)
Cash generated from / (used in) operating activities	540,332	(57,112)

Investing activities:
Acquisition for plant and equipment	-	(22,607)
Proceeds from disposal of plant and equipment	6,410	-
Cash generated from / (used in) investing activities	6,410	(22,607)

Financing activities:
Principal payments for finance lease liabilities	(33,910)	(8,645)
Cash used in financing activities	(33,910)	(8,645)

Net increase (decrease) in cash at banks	512,832	(88,364)

Cash at banks as of beginning of the year	377,746	466,110

Cash at banks as of the end of the year	890,578	377,746

Supplementary Cash Flows Information
Cash paid for income tax	(32,725)	-

Cash paid for interest	(820)	(1,137)

Supplemental of Non-Cash Financing Activities
Lease liabilities arising from obtaining right-of-use assets	25,641	-

Supplemental of Non-Cash Operating Activities
Lease liabilities arising from obtaining right-of-use assets	-	67,676

The accompanying notes are an integral part of these combined financial statements.

F-31

Phoenix Asia Holdings Limited and its subsidiaries
Notes to Combined Financial Statements

1. Organization and Business Description

Organization and Nature of Operations

Phoenix Asia Holdings Limited (the “Company”) is a limited liability company established under the laws of the Cayman Islands on August 9, 2024. It is a holding company with no business operation.

The Company conducts its primary operations through its indirectly wholly owned subsidiary, Winfield Engineering (Hong Kong) Limited, which is incorporated and domiciled in Hong Kong SAR; Winfield Engineering (Hong Kong) Limited principally engaged in substructure works, such as site formation, ground investigation and foundation works, in Hong Kong, and it is wholly owned subsidiary of Phoenix (BVI) Limited which was incorporated and is domiciled in British Virgin Islands.

The accompanying combined financial statements reflect the activities of the Company and the following entities:

Subsidiary	Date of incorporation	Jurisdiction of Formation	Percentage of Ownership	Principal Activities
Phoenix Asia Holdings Limited (“Phoenix Asia”)	August 9, 2024	Cayman Islands	Parent	Investment holding
Phoenix (BVI) Limited (“Phoenix BVI”)	August 16, 2024	British Virgin Islands	100%	Investment holding
Winfield Engineering (Hong Kong) Limited (“Winfield”)	February 23, 1990	Hong Kong	100%	Provision of foundation works

Winfield was incorporated on February 23, 1990 in Hong Kong as a limited liability company, its principal activities were provision of foundation works.

Reorganization and Share Issuance

Phoenix Asia Holdings Limited is an exempted company with limited liability incorporated under the law of the Cayman Islands on August 9, 2024. The authorized share capital of the Company is USD50,000 divided into 5,000,000,000 ordinary shares with a par value of USD0.00001. Ogier Global Subscriber (Cayman) Limited was the sole shareholder holds 1 ordinary share from date of incorporation to August 15, 2024. 1 share was transferred to Phoenix Prosperity Investment Limited on August 15, 2024 and 9,999 additional shares were issued to Phoenix Prosperity Investment Limited on same date to come up with the 10,000 shares. As such, the sole shareholder of the Company, Phoenix Prosperity Investment Limited, holds 10,000 ordinary shares of the Company.

Phoenix (BVI) Limited was incorporated on August 16, 2024 under the laws of the British Virgin Islands, as an intermediate holding company. The sole shareholder of Phoenix (BVI) Limited, Phoenix Asia Holdings Limited, holds 1 ordinary share.

Winfield Engineering (Hong Kong) Limited was incorporated on February 23, 1990 in Hong Kong. Mr. Chi Kin Kelvin Yeung acquired the entire issued share capital of 20 shares at the consideration of HKD1 per share from three parties on November 30, 2016 and became the sole shareholder of Winfield Engineering (Hong Kong) Limited. On August 30, 2024, Winfield Engineering (Hong Kong) Limited issued 785 shares to Mr. Chi Kin Kelvin Yeung at the consideration of HKD785 (USD101). Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805 shares by Mr. Chi Kin Kelvin Yeung. On September 2, 2024, Winfield Engineering (Hong Kong) Limited issued 48, 49, 49 and 49 shares to More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Subsequently, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited injected HKD720,000 (USD92,308), HKD735,000 (USD94,231), HKD735,000 (USD94,231) and HKD735,000 (USD94,231), respectively, into Winfield Engineering (Hong Kong) Limited. Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805, 48, 49, 49 and 49 shares by Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited.

On September 12, 2024, Phoenix (BVI) Limited and the Company entered into share exchange agreements with (i) Mr. Chi Kin Kelvin Yeung and Phoenix Prosperity Investment Limited, (ii) More Resources Holdings Limited, (iii) Quest Dragon International Limited, (iv) Rich Plenty Investment Limited and (v) Unique Resources Holdings Limited. Pursuant to the share exchange agreements, the Company issued 16,090,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares to Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited, in exchange of 805, 48, 49, 49 and 49 shares in Winfield Engineering (Hong Kong) Limited, being 100% ownership of Winfield Engineering (Hong Kong) Limited, via Phoenix (BVI) Limited, from Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Upon completion of the above share exchange, Winfield Engineering (Hong Kong) Limited became direct wholly-owned subsidiary of Phoenix (BVI) Limited.

Subsequently, Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited holds 16,100,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares of the Company with a par value of USD0.00001, representing 80.5%, 4.8%, 4.9%, 4.9% and 4.9% of the issued outstanding share capital of the Company. This resulted in (a) a total additional issuance of 19,990,000 Ordinary Shares; (b) a dilution of Mr. Chi Kin Kelvin, Yeung’s ownership interest in the Company from 100.0% to 80.5% though he remained as the controlling shareholder of the Company; and (c) a decrease in earnings per shares (basic and diluted) due to the increased number of shares outstanding.

Prior to a Group Reorganization, Winfield was held as to 100% by Mr. Chi Kin Kelvin Yeung. Upon completion of Group Reorganization, Phoenix Asia Holdings Limited, who is controlled by Mr. Chi Kin Kelvin Yeung, ultimately owns 16,100,000 ordinary shares of the Company and Winfield will become an indirectly-owned subsidiary of the Company. The proceed of these additional 16,100,000 ordinary shares was paid in October 2024.

During the years presented in these combined financial statements, the control of these entities has been demonstrated by Mr. Chi Kin Kelvin Yeung as if the Group Reorganization had taken place at the beginning of the earlier date presented. Accordingly, the combination has been treated as a corporate restructuring of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The combination of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying combined financial statements.

However, the allotment and issuance of the said Ordinary Shares to More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited were not related to the Group Reorganization. As such, the increase in Ordinary Shares and additional paid-in capital of the Company is reflected as the subsequent event in the accompanying financial statements.

F-32

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

2. Summary of Significant Accounting Policies

Basis of Presentation and Combination

Throughout the years ended March 31, 2024 and 2023, the group entities were under the control of Mr. Chi Kin Kelvin, Yeung. Through a corporate reorganization, the Company became the holding company of the group companies. Accordingly, for the purpose of the preparation of the combined financial statements of the Company and its subsidiaries (the “Group”), the Company has been considered as the holding company of the group companies now comprising the Group throughout the years ended March 31, 2024 and 2023. The Group comprising the Company and its subsidiaries resulting from the reorganization is regarded as a continuing entity. The Group was under the control of Mr. Chi Kin Kelvin, Yeung prior to and after the reorganization.

The combined financial statements have been prepared as if the Company had been the holding company of the Group throughout the years ended March 31, 2024 and 2023 in accordance with ASC 805-50-45-5. The combined statements of operations and comprehensive income, combined statements of changes in shareholders’ equity and combined statements of cash flows for the years ended March 31, 2024 and 2023, which include the results, changes in equity and cash flows of the companies now comprising the Group, have been prepared to present as if the current group structure had been in existence throughout the years ended March 31, 2024 and 2023, or since their respective dates of incorporation where this is a shorter period.

The combined balance sheets as at the respective reporting dates have been prepared to present the assets and liabilities of the companies now comprising the Group as if the current group structure had been in existence at those dates.

The combined financial statements include all accounts of the Company and its wholly owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Combination

The combined financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Risk and Uncertainty

On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” Governments in affected countries are imposing travel bans, quarantines and other emergency public health measures, which have caused material disruption to businesses globally resulting in an economic slowdown. These measures, though temporary in nature, may continue and increase depending on developments in the COVID-19’s outbreak.

In the longer-term, if there is any resurgence of COVID-19 pandemic in Hong Kong, due to the spread of the Delta variant and Omicron, the Omicron variant or other new variants, it is likely to adversely affect the economies and financial markets of many countries, and could result in a global economic downturn and a recession. This would likely adversely affect the Company’s business, and, in turn negatively impact its business and results of operations.

Our operations may be negatively affected if any of our employees or employees of our subcontractors is suspected of contracting or having contracted COVID-19, since this may require us and our subcontractors to quarantine some or all of the relevant employees and disinfect our project sites and facilities. If these adverse impacts materialize and persist for a substantial period of time, they may significantly and adversely affect our business operations and financial performance.

During the years ended March 31, 2024 and 2023, no construction activities on our project sites were temporarily suspended due to confirmed COVID-19 case. Based on the best estimation of our management, our projects are expected to complete according to their respective project schedule and we did not experience any cancellation of existing work orders in respect of the projects affected by COVID-19.

While the Company continue to see an increasing demand for its services, the environment remains uncertain and it may not be sustainable over the longer term. The degree to which the COVID-19 pandemic ultimately impacts the Company’s business and results of operations will depend on future developments beyond the Company’s control, including the severity of the pandemic and new variants, the extent of actions to contain or treat the virus, how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic.

Significant Risks

Currency Risk

The Group’s operating activities are transacted in HKD. Foreign exchange risk arises from future commercial transactions, and recognized assets and liabilities. The Company considers the foreign exchange risk in relation to transactions denominated in HKD with respect to USD is not significant as HKD is pegged to USD.

Concentration Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash at banks, accounts receivable and contract assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash at banks with financial institutions located in Hong Kong. As of March 31, 2024 and 2023, USD890,578 and USD377,746 were deposited with financial institutions located in Hong Kong. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of USD64,103 (HKD500,000). Otherwise, these balances are not covered by insurance. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the years ended March 31, 2024 and 2023, all of the Company’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiaries located in Hong Kong. The Company has a concentration of its revenue and accounts receivable with specific customers.

During the years ended March 31, 2024 and 2023, there were four and four customers generated income which accounted for over 10% of the total revenue generated for that year, respectively. The details are as follows:

	For the years ended March 31,
	2024	2023
Customer A	40.9%	23.9%
Customer B	21.4%	20.6%
Customer C	17.1%	-
Customer D	11.1%	*
Customer E	-	14.5%
Customer F	-	14.4%

* Comprised less than 10% of revenue for the respective period.

F-33

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

2. Summary of Significant Accounting Policies (cont.)

As of March 31, 2024 and 2023, accounts receivable due from these customers as a percentage of combined accounts receivable are as follows:

	As of March 31,
	2024	2023
Customer A	20.5%	47.6%
Customer B	57.2%	37.8%
Customer C	14.2%	-
Customer D	-	-
Customer E	-	-
Customer F	-	*

* Comprised less than 10% of accounts receivable for the respective period.

During the years ended March 31, 2024 and 2023, there were three and one suppliers accounted for over 10% of the total cost of revenue for that year. The details are as follows:

	For the years ended March 31,
	2024	2023
Supplier A	35.2%	14.7%
Supplier B	11.9%	7.3%
Supplier C	10.2%	9.6%

As of March 31, 2024 and 2023, accounts payable due to these suppliers as a percentage of combined accounts payable are as follows:

	As of March 31,
	2024	2023
Supplier A	88.7%	-
Supplier B	-	17.4%
Supplier C	-	47.2%

Credit Risk

Accounts and contract assets

For the credit risk related to accounts receivable and contract assets, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts of accounts receivable and contract asset amounted to USD20,566 and USD15,459 as at March 31, 2024 and 2023, respectively. The management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors.

Cash and cash equivalents

The Company’s exposure to credit risk arising from cash and cash equivalents is limited because the counterparties are banks with a good credit rating, for which the Company considers to have low credit risk.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposits, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 30 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Labor price risk

Our business requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations. Although the Company have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. The Company has experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount.

F-34

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the combined financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. It is reasonably possible that changes may occur in the near term that would affect management’s estimates with respect to the percentage of completion method, allowance for doubtful accounts and accrued expenses. Revisions in estimated revenue from contracts are made in the year in which circumstances requiring the revision become probable.

Balance Sheet Classifications

The Company includes in current assets and liabilities the following amounts that are in connection with construction contracts that may extend beyond one year: contract assets and contract liabilities (including retainage invoiced to customers contingent upon anything other than the passage of time), capitalized costs to fulfill contracts retainage payable to sub-contractors and accrued losses on uncompleted contracts. A one-year time period is used to classify all other current assets and liabilities when not otherwise prescribed by the applicable accounting principles.

Contract assets

Contract assets include billed and unbilled amounts for services provided to customers for which the Company has an unconditional right to payment. Billed and unbilled amounts for which payment is contingent on anything other than the passage of time are included in contract assets and contract liabilities on a contract-by-contract basis.

When payment of the retainage is contingent upon the Company fulfilling its obligations under the contract it does not meet the criteria to be included in contracts receivable and remains in the contract’s respective contract asset or contract liability, determined on a contract-by-contract basis. Retainage for which the Company has an unconditional right to payment that is only subject to the passage of time are included in contracts receivable.

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.

Contract Estimates Including Variable Consideration

Accounting for long-term contracts with customers involves the use of various techniques to estimate total transaction price, total estimated costs at completion, and progress toward satisfaction of performance obligations which are used to recognize revenue earned. Unforeseen events and circumstances can alter the estimate of the costs associated with a particular contract. Total estimated costs at completion, can be impacted by changes in productivity, scheduling, the unit cost of labor, subcontracts, materials, and equipment. Additionally, external factors such as weather, customer needs, customer delays in providing permits and approvals, labor availability, governmental regulation and politics may affect the progress of a project’s completion, and thus the timing and amount of revenue recognition. To the extent that original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition, and profitability from a particular contract may be adversely affected.

The nature of the Company’s contracts gives rise to several types of variable consideration, including unpriced change orders and claims; and liquidated damages and penalties that can either increase or decrease the transaction price. Transaction price for contracts is required to include evaluation of variable consideration to which the Company has an enforceable right to have not agreed to the price.

The Company considers claims to be contract modifications for which the Company has sought, or will seek, to collect from customers, or others, for customer-caused changes in contract specifications or design, or other customer-related causes of unanticipated additional contract costs on which there is no contractual agreement with the customer for changes in either the scope or price of the contract. Claims can also be caused by non-customer-caused changes, such as weather delays, work stoppages or other unanticipated events. Costs associated with contract modifications are included in the estimated costs to complete the contracts and are treated as project costs when incurred. In most instances, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. In those instances, the effect of a contract modification on the transaction price, and the measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue on a cumulative catch-up basis. To the extent unapproved change orders and claims reflected in the transaction price are not resolved in the Company’s favor, or to the extent other contract provisions reflected in the transaction price are not earned, there could be reductions in or reversals of previously recognized revenue.

F-35

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

2. Summary of Significant Accounting Policies (cont.)

As a significant change in one or more of these estimates could affect the revenue and profitability of the Company’s long-term construction contracts, the Company reviews and updates contract-related estimates regularly. The Company recognizes adjustments in estimated revenue on contracts on a cumulative catch-up basis Under this method, the cumulative impact of the revenue adjustment is recognized in the period the adjustment is identified. Revenue in future periods of contract performance is recognized using the adjusted estimate. If at any time the contract estimates indicate an anticipated loss on a contract, the projected loss is recognized in full, including the reversal of any previously recognized profit, in the period it is identified and recognized as an accrued loss on uncompleted contracts on the consolidated balance sheet. No adjustments resulting from revisions to estimates on any individual contract was material to the financial statements for the years ended March 31, 2024 or 2023.

Expected Credit Loss Allowance

The measurement of the expected credit loss allowance for financial assets measured at amortized cost is an area that requires the use of significant assumptions about future economic conditions and credit behavior (e.g. the likelihood of customers defaulting and the resulting losses). A number of significant judgements are also required in applying the accounting requirements for measuring expected credit loss, such as considering debtors’ credit risk characteristics, historical settlement record, the days past due and forward-looking information.

Foreign currency translation and transaction and Convenience translation

The Company’s reporting currency is the United States dollars (“USD”). The Company’s operations are principally conducted in Hong Kong where Hong Kong dollars (“HKD”) is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the combined statements of operations and comprehensive income.

In addition, the Company has operations in Hong Kong maintains the books and record in the local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not USD are translated into USD, in accordance with ASC Topic 830, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

The exchanges rates used for translation from HKD to USD was 7.8, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both 2024 and 2023.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, deposits, accounts payable and finance lease liabilities.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash at banks, accounts receivable, contract assets, deposits, accounts payable, finance lease liabilities and accrued expenses approximate the fair value of the respective assets and liabilities as of March 31, 2024 and 2023 due to their short-term nature.

F-36

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of March 31, 2024 and 2023.

Cash at banks

Cash at banks consist of cash held in banks. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HKD500,000 (USD64,103). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts Receivable, net

Accounts receivable represents an unconditional right to consideration arising from our performance under contracts with customers which include retainage amount that is conditional only on the passage of time. The Company grant credit to customers, without collateral, under normal payment terms (typically 30 days after invoicing). Generally, invoicing occurs within 30 days after the related works are performed. The carrying value of such receivable, net of the expected credit loss and allowance for doubtful accounts, represents its estimated realizable value. The Company expect to collect the outstanding balance of current accounts receivable, net within the next 12 months. The Company has elected to use probability of default and loss given default methods to estimate allowance for credit loss.

Measurement of credit losses on financial instruments

Effective April 1, 2023, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” using the modified retrospective approach for accounts receivable and contract assets. The Company assessed that the impact of adoption of ASU 2016-13 was approximately USD76,539 as at April 1, 2023, which represented credit losses on accounts receivable and contract assets of USD19,757 and USD56,782 respectively. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Deferred Offering Costs

Deferred offering costs consist principally of all direct offering costs incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with the initial public Offering (“IPO”) of the Company’s ordinary shares. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Inventory

The Company does not keep any inventory. Generally, the Company orders materials based on each project’s progress and the materials are delivered to the worksites by the suppliers.

Leases

On April 1, 2020, the Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB, using the modified retrospective transition method and elected the transition option to use an effective date of April 1, 2020 as the date of initial application. The adoption of Topic 842 resulted in the presentation of right-of-use assets — finance lease and finance lease liabilities on the combined balance sheet.

F-37

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The Company has elected the package of practical expedients permitted which allows the Company not to reassess the following at adoption date: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space and machinery, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contain a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease.

A lease is classified as a finance lease when the lease meets any of the following criteria at lease commencement:

(a)	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.

(b)	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.

(c)	The lease term is for the major part of the remaining economic life of the underlying asset. However, if the commencement date falls at or near the end of the economic life of the underlying asset, this criterion shall not be used for purposes of classifying the lease.

(d)	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset.

(e)	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

The Company’s accounting for finance leases, previously referred to as “capital leases” under prior guidance, remained substantially unchanged with the adoption of ASC 842. Finance leases are included in plant and equipment, net and as current and non-current financing lease liabilities in the Company’s combined balance sheets.

Upon adoption of ASC 842, the lease liabilities are recognized upon lease commencement for operating leases based on the present value of lease payments over the lease term, operating leases are recognized as ROU and lease liabilities in the combined balance sheets if the initial lease term is greater than 12 months. For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset — operating lease on its combined balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its combined statements of operations and cash flows.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, management uses the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Management uses the implicit rate when readily determinable. Lease expense is recognized on a straight-line basis over the lease term and are included in the combined statements of operations and comprehensive income.

F-38

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Impairment of Long-Lived Assets

The Company reviews the impairment of its long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended March 31, 2024 and 2023.

Plant and equipment, net

Plant and equipment is stated at cost, net of accumulated depreciation. Depreciation is provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Equipment	3.3 years
Motor vehicles	5 years
Furniture and fixture	5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the combined statements of operations and comprehensive income in other income or expenses.

Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing, orally, or in accordance with other customary business practices. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Substructure services

The Company performs a majority of foundation works under master construction agreements and other contracts that contain customer-specified construction requirements. These agreements include discrete pricing for individual tasks. A contractual agreement exists when each party involved approves and commits to the agreement, the rights of the parties and payment terms are identified, the agreement has commercial substance, and collectability of consideration is probable. Substructure services are performed for the sole benefit of our customers, whereby the assets being created or maintained are controlled by the customer and the services we perform do not have alternative benefits for us. Contract revenue is recognized as our obligations are satisfied over time consistent with our services are performed and customers simultaneously receive and consume the benefits the Company provides.

The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. Upon adoption of ASC Topic 606, contracts which include substructure services are generally accounted for as a single deliverable (a single performance obligation) and are no longer segmented between types of services. The Company has not bundled any goods or services that are not considered distinct.

The Company engages in substructure works, such as site formation, ground investigation and foundation works, in Hong Kong. The Company acts as the principal for such transactions as it controls the substructure services before it is transferred to the customers after taking into consideration indicators such as the Company is primarily responsible for fulfilling the promise to perform the services in accordance with the contracts. When the Company satisfies the performance obligation, the Company recognizes substructure revenue in the gross amount of consideration to which the Company expects to be entitled as specified in the contracts.

Output measures such as substructure works delivered are utilized to assess progress against specific contractual performance obligations for the majority of services. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the services to be provided. The Company expects the reference to progress certificates issued by customers depicts the Company’s performance in transferring control of goods or services promised to customers for individual projects, the Company satisfies the performance obligation over time and therefore, the output method using substructure works delivered best represents the measure of progress against the performance obligations incorporated within the contractual agreements. This method captures the amount of works delivered pursuant to contracts and is used only when performance does not produce significant amounts of work in process prior to complete satisfaction of the performance obligation and the gross billing value of contracting work can be measured reliably.

F-39

PHOENIX ASIA HOLDINGS Limited and its subsidiaries

Notes to Combined Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The typical contract length of the Company entered is ranged from 7 months to 14 months.

Contracted but not yet recognized revenue was approximately USD4,086,086 and USD4,060,991 as of March 31, 2024 and 2023, respectively.

The nature of the Company’s contracts gives rise to several types of variable consideration, including unpriced change of orders and claims; and liquidated damages and penalties. The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on the most likely amount method, whichever is expected to better predict the amount. Factors considered in determining whether revenue associated with claims (including change orders in dispute and unapproved change orders in regard to both scope and price) should be recognized include the following: (a) the contract or other evidence provides a legal basis for the claim, (b) additional costs were caused by circumstances that were unforeseen at the contract date and not the result of deficiencies in the company’s performance, (c) claim-related costs are identifiable and considered reasonable in view of the work performed, and (d) evidence supporting the claim is objective and verifiable. If the requirements for recognizing revenue for claims or unapproved change orders are met, revenue is recorded only when the costs associated with the claims or unapproved change orders have been incurred.

The Company generally provides limited warranties for work performed under its substructure contracts. The warranty periods typically extend for a limited duration of 24 months following substantial completion of the Company’s work on the project. Historically, warranty claims have not resulted in material costs incurred for which the Company was not compensated for by the customer.

There were no material amounts of unapproved change orders or claims recognized during the years ended March 31, 2024, and 2023.

Consultancy services

The Company provides consultancy services income of substructure works to its customers on monthly basis within certain periods in accordance with respective contract. The Company recognizes consultancy services income over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606. Consultancy services income is recognized on a straight-line basis over the term of the contract.

Contract Assets and Contract Liabilities

Contract assets included retainage. Certain of our contracts contain retention provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied. Contract assets were assessed for impairment in accordance with ASC 326.

Contract liabilities consist of payment received from customers in excess of revenue recognized.

Contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period.

As of March 31, 2024 and 2023, the contract liabilities balance is classified as current based on the timing of when we expect to complete the tasks required for the recognition of revenue.

Government Subsidies

Government subsidies primarily relate to one-off entitlement granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund. The Company recognizes government subsidies as other income when they are received because they are not subject to any past or future conditions. Government subsidies received and recognized as other income totaled USD Nil and USD12,308 for the years ended March 31, 2024 and 2023, respectively.

F-40

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the material costs, subcontracting costs, direct labor costs and overhead costs that are directly attributable to services provided.

General and administrative expenses

General and administrative expenses mainly consist of administrative staff cost, motor vehicle expenses, office supplies, legal and professional fees, change of credit loss allowances and other miscellaneous administrative expenses.

Employee benefits

Short term employee benefits and contributions to defined contribution retirement plans

Short-term employee benefits are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Obligations for contributions to defined contribution retirement plans are expensed as the related service is provided.

Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operations as the related employee service are provided.

The Company also recognizes long service payments to be made by the Company to its employees upon the termination of services as a defined benefit plan under post-employment benefits. The cost of providing benefits is measured using projected unit credit method with actuarial valuations to determine its present value and service cost. When the calculation results in a benefit to the Company, the recognized assets are limited to lower of the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan and the asset ceiling. The net defined benefit liabilities recognized in the combined balance sheets represent the present value of the obligation under defined benefit plan minus the fair value of plan assets. The Company carried out a comprehensive actuarial valuation at the end of reporting period. The remeasurement of the net defined benefit liabilities during a period are recognized as cost of defined benefit plan during the period.

Income Tax

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for combined financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

We believe there were no uncertain tax positions as of March 31, 2024, and 2023. We do not expect that our assessment regarding unrecognized tax positions will materially change over the next 12 months. We are not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

F-41

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recently Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326) (“ASU 2016-13”), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 is to be adopted on a modified retrospective basis. In March 2022, the FASB issued ASU 2022-02, Topic 326. The ASU eliminates the accounting guidance for trouble debt restructurings by creditors in Subtopic 310-40, and enhances the disclosure requirements for modifications of loans to borrowers experiencing financial difficulty. Additionally, the ASU requires disclosure of gross write-offs of receivables by year of origination for receivables within the scope of Subtopic 326-20, Financial Instruments - Credit Losses - Measured at Amortized Cost. This ASU is effective for periods beginning after December 15, 2022. The Company applied the new standard beginning April 1, 2023 using the modified retrospective method. This adoption did not have material impact on the Company’s combined financial statements. Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the combined financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its combined financial condition, results of operations, cash flows or disclosures.

In March 2023, the FASB issued ASU 2023-01, Lease (Topic 842): Common Control Arrangements, which clarifies the accounting for leasehold improvements associated with leases between entities under common control (hereinafter referred to as common control lease). ASU 2023-01 requires entities to amortize leasehold improvements associated with common control lease over the useful life to the common control group (regardless of the lease term) as long as the lessee controls the use of the underlying asset through a lease, and to account for any remaining leasehold improvements as a transfer between entities under common control through an adjustment to equity when the lessee no longer controls the underlying asset. This ASU will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. An entity may apply ASU 2023-01 either prospectively or retrospectively. The adoption did not have material impact on the Company’s combined financial statement.

In March 2023, the FASB issued ASU No. 2023-02, Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method, that is intended to improve the accounting and disclosures for investments in tax credit structures. This ASU allows reporting entities to elect to account for qualifying tax equity investments using the proportional amortization method, regardless of the program giving rise to the related income tax credits. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. Early adoption is permitted for all entities in any interim period. The adoption did not have material impact on the Company’s combined financial statement.

In October 2023, the FASB issued Accounting Standards Update No. 2023-06 to clarify or improve disclosure and presentation requirements of a variety of topics, which will allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the FASB accounting standard codification with the SEC’s regulations. The Company is currently evaluating the provisions of the amendments and the impact on its combined financial statement presentations and disclosures.

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. This ASU will likely result in us including the additional required disclosures when adopted. The Company is currently evaluating the provisions of the amendments and the impact on its combined financial statement presentations and disclosures.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the provisions of the amendments and the impact on its combined financial statement presentations and disclosures.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s combined financial statements upon adoption.

3. Accounts Receivable, net

Accounts receivable, net consisted of the following as of March 31:

	As of March 31,
	2024	2023
	USD	USD
Accounts receivable	2,499,395	1,008,067
Less: allowance for expected credit loss	(10,248)	(10,933)
Accounts receivable, net	2,489,147	997,134

The movement of allowance for expected credit loss of accounts receivable, net are as follows:

	As of March 31,
	2024	2023
	USD	USD
Balance at beginning of the year	10,933	19,757
Changes during the year	(685)	(8,824)
Balance at end of the year	10,248	10,933

F-42

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

4. Contract Assets and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s combined balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. Contract assets that have billing terms with unconditional rights to be billed beyond one year are classified as non-current assets.

Contract assets, net consisted of the following as of March 31:

	As of March 31,
	2024	2023
	USD	USD
Contract assets:
Retainage included in contract assets due to being conditional on something other than solely passage of time	245,913	123,579
Less: allowance for expected credit loss	(10,318)	(4,526)
Contract assets, net	235,595	119,053

Contract assets, current	78,303	8,282
Contract assets, non-current	157,292	110,771

The movement of retainage before net of allowance for expected credit loss is as follows:

	As of March 31,
	2024	2023
	USD	USD
Balance at beginning of the year	123,579	178,113
Increase as a result of changes in progress of ongoing projects	130,616	106,054
Reclassified to accounts receivable as payment becomes unconditional	(8,282)	(160,588)
Balance at end of the year	245,913	123,579

The movement of allowance for expected credit loss of contract assets, net are as follows:

	As of March 31,
	2024	2023
	USD	USD
Balance at beginning of the year	4,526	56,783
Changes during the year	5,792	(52,257)
Balance at end of the year	10,318	4,526

Contract liabilities consisted of the following as of March 31:

	As of March 31,
	2024	2023
	USD	USD
Contract liabilities:
Payments received in excess of revenue recognized on uncompleted contracts	-	34,766

The movement of contract liabilities is as follows:

	As of March 31,
	2024	2023
	USD	USD
Balance at beginning of the year	34,766	-
Advances received from customers	25,641	78,688
Revenue recognized	(60,407)	(43,922)
Balance at end of the year	-	34,766

5. Deposits and other receivable

	As of March 31,
	2024	2023
	USD	USD
Deposits	6,654	6,654
Other receivable	-	1,282
	6,654	7,936

F-43

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

6. Plant and equipment, net

Plant and equipment, stated at cost less accumulated depreciation, consisted of the following as of March 31, 2024 and 2023:

	As of March 31,
	2024	2023
	USD	USD
Equipment	28,308	28,308
Motor vehicle	125,681	112,605
Furniture and fixture	9,176	9,176
Less: accumulated depreciation	(110,958)	(104,966)
Amount classified as non-current assets	52,207	45,123

Depreciation expenses of plant and equipment, net totaled USD18,557 and USD21,326 for the year ended March 31, 2024 and 2023, respectively.

During the year ended March 31, 2024 and 2023, no plant and equipment was impaired.

Included in plant and equipment, net were assets under finance leases of USD24,359 and USD25,456 as of March 31, 2024 and 2023, respectively. The amount of related depreciation expense related to assets under finance leases was USD6,232 and USD8,485 for the years ended March 31, 2024 and 2023, respectively.

7. Leases

The financed lease asset is included in plant and equipment, net. The following table shows finance lease liabilities, ROU assets — operating lease, operating lease liabilities, and the associated financial statement line items as of March 31:

	As of March 31,
	2024	2023
	USD	USD
Assets
Right-of-use assets – operating lease, net	28,914	51,075
	28,914	51,075
Liabilities
Finance lease liabilities, current	5,334	8,645
Finance lease liabilities, non-current	18,666	13,064
Weighted average remaining lease term (in years)	4.6	2.3
Weighted average discount rate (%)	4.0	2.3

Operating lease liabilities, current	21,231	22,357
Operating lease liabilities, non-current	5,943	27,174
Weighted average remaining lease term (in years)	1.3	2.3
Weighted average discount rate (%)	3.9	3.9

Information relating to financing and operating lease activities during the years ended March 31, 2024 and 2023 are as follows:

	For the years ended March 31,
	2024	2023
	USD	USD
Finance leases:
Depreciation of assets	6,232	8,485
Interest of finance lease liabilities	820	1,137
Total lease expenses	7,052	9,622

Operating lease:
Operating lease cost – straight line	22,160	22,536

Cash outflows related to finance leases:
Financing cash outflows – principal paid	33,910	8,645
Financing cash outflows – interests paid	820	1,137
	34,730	9,782

Cash outflows related to operating lease:
Operating cash outflows – rental paid	23,846	23,846

F-44

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

7. Leases (cont.)

Finance lease contracts are entered into for fixed term of 48-60 months, Lease terms are negotiated on an individual basis and contain different terms and conditions.

The Company has an operating lease for office space with lease terms of two] years.

Maturities of lease payments under finance lease liabilities were as follows:

	As of March 31,
	2024	2023
	USD	USD
Year ending March 31,
2024	-	9,782
2025	6,134	9,782
2026	6,134	3,260
2027	6,134	-
2028	6,134	-
2029	3,066	-
Total undiscounted finance lease payments	27,602	22,824
Less: imputed interest	(3,602)	(1,115)
Finance lease liabilities recognized in the Combined Balance Sheet	24,000	21,709

Maturities of lease payments under operating lease liabilities were as follows:

	As of March 31,
	2024	2023
	USD	USD
Year ending March 31,
2024	-	23,846
2025	23,846	23,846
2026	5,962	5,962
Total undiscounted operating lease payments	29,808	53,654
Less: imputed interest	(2,634)	(4,123)
Operating lease liabilities recognized in the Combined Balance Sheet	27,174	49,531

F-45

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

8. Accounts payable

Components of accounts payable are as follows as of March 31:

	As of March 31,
	2024	2023
	USD	USD
Trade payables	1,472,935	348,645
Total	1,472,935	348,645

9. Accrued Expenses

Components of accrued expenses are as follows as of March 31:

	As of March 31,
	2024	2023
	USD	USD
Accruals for operating expenses:
– Staff costs	67,917	6,630
– Others	13,184	12,147
Total	81,101	18,777

10. PENSION COSTS

Defined contribution plan

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. For the years ended March 31, 2024 and 2023, the contribution to the defined contribution plans was approximately USD18,167 and USD16,427, respectively.

Define benefit plan

The Company also recognizes long service payments to be made by the Company to its employees upon the termination of services as a defined benefit plan under post-employment benefits. The defined benefit liabilities relate to government-mandated long-service payments. All full-time employees, including executive directors, are covered by program. An employee employed under a continuous contract for not less than five years is eligible for long service payments if the employee retires, resigns or is dismissed under qualifying conditions.

For the eligible employees to be retired, resigned or dismissed before May 1, 2025, long service payments are calculated based on two-third of the salary of last month (or average monthly salary over last twelve months) and the reckonable years of service subject to a maximum amount of HKD390,000 (USD50,000).

For the eligible employees to be retired, resigned or dismissed on or after 1 May 2025, long service payments are divided into two portions (i.e. pre-transition portion and post-transition portion). The pre-transition portion is calculated based on two-third of the salary for April 2025 (or average monthly salary for the twelve months ending April 30, 2025) and the reckonable years of service up to April 30, 2025. The post-transition portion is calculated based on two-third of the salary of last month (or average monthly salary over last twelve months) and the reckonable years of service counting from May 1, 2025 to the last day of employment. The total of the two portions is subject to a maximum amount of HKD390,000 (USD50,000).

The accrued benefit held in a mandatory provident fund scheme in respect of the employer’s contribution up to the end of employment that would be used to offset the pre-transition portion of long service payments is deemed the plan assets for the long-service payments.

The provision of long service payments under defined benefit plan was credit of USD2,912 and charge of USD6,965 for the years ended March 31, 2024 and 2023, respectively.

F-46

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

11. Revenue

The Company has disaggregated its revenue from contracts with customers as follows:

		For the years ended March 31,
		2024	2023
Types of revenue	Point of recognition	USD	USD
Substructure services	Over-time	5,674,872	2,046,946
Consultancy services	Over-time	80,769	181,538
Total		5,755,641	2,228,484

12. Employee benefit plans

	For the years ended March 31,
	2024	2023
	USD	USD
Salaries, bonus, allowances and benefits in kind	681,084	638,437
Retirement benefits	18,167	16,427
Provision for long service payments	(2,912)	6,965
	696,339	661,829

13. Income Taxes

Cayman Islands and British Virgin Islands

Pursuant to the current rules and regulations, the Cayman Islands and British Virgin Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the Cayman Islands or British Virgin Islands.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income.

On 21 March 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on 28 March 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HKD2 million of estimated assessable profits of the qualifying group entity will be taxed at 8.25%, and estimated assessable profits above HKD2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

The components of the income tax expense (benefit) are as follows:

	For the years ended March 31,
	2024	2023
	USD	USD
Current
Cayman Islands	-	-
British Virgin Islands	-	-
Hong Kong	230,304	7,108

Deferred
Cayman Islands	-	-
British Virgin Islands	-	-
Hong Kong	(47,237)	33,653
Total	183,067	40,761

F-47

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

13. Income Taxes (cont.)

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

	As of March 31,
	2024	2023
	USD	USD
Deferred tax assets
Provision for allowance of credit losses	3,394	2,551
Long service payment obligation	669	1,149
Trade and other payables	-	7,033
	4,063	10,733
Deferred tax liabilities
Plant and equipment, net	(2,862)	(3,482)
Accounts and other receivables	-	(53,287)
	(2,862)	(56,769)
Deferred tax assets / (liabilities), net	1,201	(46,036)

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the years ended March 31, 2024 and 2023 are as follows:

	For the years ended March 31,
	2024	2023
	USD	USD
Income before income taxes	1,239,650	391,826
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	204,542	64,651

Reconciling items:
Tax effect of income that is not taxable*	(4)	(2,035)
Tax effect of expense that is not deductible	68	68
Effect of two-tier tax rate	(21,154)	(21,154)
Statutory tax deduction# (tax holiday)	(385)	(769)
Income tax expense	183,067	40,761

* Income that is not taxable mainly consisted of the government subsidies which are non-taxable under Hong Kong income tax law.

# It represents a reduction granted by the Hong Kong SAR Government of 100% of the tax payable subject to a maximum reduction of HKD3,000 (2023: HKD6,000) for each business.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended March 31, 2024 and 2023 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from March 31, 2024.

14. Capital Stock

Ordinary Shares

As discussed in the Note 1 to the combined financial statements regarding reorganization, the ordinary shares issuance and outstanding are summarized below, and was retroactively presented in prior periods.

Date	Events	Number of shares	Par value	Amount
August 9, 2024	Share issued upon incorporate	1	0.00001	0.00001
August 15, 2024	Share issued to sole shareholder	9,999	0.00001	0.09999
	Share issued and outstanding before reorganization	10,000	0.00001	0.1

September 24, 2024	Share issued to exchange for Winfield	16,090,000	0.00001	160.9

	Share issued and outstanding as of March 31, 2024 and 2023*	16,100,000	0.00001	161

* The shares and per share information are presented on a retroactive basis to reflect the Reorganization (see Note 1).

15. Earnings per share

Basic and diluted net earnings per share for each of the years presented are calculated as follows:

Basic earnings per share is computed using the weighted average number of ordinary shares outstanding during the period.

F-48

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

15. Earnings per share (cont.)

Diluted earnings per share is computed using the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period.

	For the year ended March 31,
	2024	2023
Numerator
Net income attributable to the Company’s shareholders basic and diluted	1,056,583	351,065

Denominator
Weighted average number of ordinary shares outstanding – basic and diluted * (note 14)	16,100,000	16,100,000

Earnings per share – basic and diluted	0.07	0.02

* The shares and per share information are presented on a retroactive basis to reflect the Reorganization (see Note 1).

16. Related Party Balance and Transactions

The following is a list of related parties which the Company has transactions with:

(a) Mr. Chi Kin Kelvin Yeung, a director of the Company.

(b) Tak Wan Construction & Drilling Co., Limited, Mr. Shing Wai Wong (a director of the Operating Subsidiary) was a common director between April 2023 and July 2024.

a. Due to related parties

As of March 31, 2024 and 2023, the balances of amounts due to a related party were as follows:

	As of March 31,
	2024	2023
	USD	USD
Due to a related party
Mr. Chi Kin Kelvin Yeung (a)	164,057	394,826

Total(1)	164,057	394,826

(1) The balance represented the advances from a director. The amount was unsecured, interest-free and repayable on demand.

Related party transactions

	For the years ended March 31,
	2024	2023
	USD	USD
Substructure service revenue from a related party
Tak Wan Construction & Drilling Co., Limited (b)	60,407	—
Total	60,407	—

Repayment to a related party
Mr. Chi Kin Kelvin Yeung (a)	230,769	186,073

Total	230,769	186,073

17. Commitments and Contingencies

Commitments

As of March 31, 2024 and 2023, the Company did not have any significant capital and other commitments.

Severance Payment and Long Service Payment

Employment Ordinance of the Laws of Hong Kong requires employers to assure the liability of severance payment if an employee who has been working for the employer for not less than 24 months under a continuous contract is, due to redundancy, dismissed, laid off, or upon expiry of a fixed-term employment contract. The ordinance also requires employers to assure the liability of long service payment if an employee who has been working for the employer for not less than 5 years under a continuous contract is dismissed, dies, resigns on ground of ill health or on or after 65 years old, or upon expiry of a fixed-term employment contract.

As of March 31, 2024 and 2023, the Company has estimated its long service payment to be HKD31,610 (USD4,053) and HKD54,324 (USD6,965), respectively. The provision for long service payment as of March 31, 2024 and 2023 has been reflected in the combined balance sheets as “long service payments obligation” under non-current liabilities.

No severance payment is provided since the Company has no plan to dismiss any staff due to redundancy, and therefore considers the possibility of meeting the criteria of making severance payment is remote.

F-49

PHOENIX ASIA HOLDINGS Limited and its subsidiaries
Notes to Combined Financial Statements

17. Commitments and Contingencies (cont.)

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its combined financial position, cash flows or results of operations on an individual basis or in the aggregate. As of March 31, 2024 and 2023, the Company is not a party to any material legal or administrative proceedings.

18. Subsequent Events

In accordance with ASC Topic 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the combined financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2024, up to the date that the audited combined financial statements were available to be issued.

On August 30, 2024, Winfield Engineering (Hong Kong) Limited issued 785 shares to Mr. Chi Kin Kelvin Yeung at the consideration of HKD785 (USD101). Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805 shares by Mr. Chi Kin Kelvin Yeung. On September 2, 2024, Winfield Engineering (Hong Kong) Limited issued 48, 49, 49 and 49 shares to More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Subsequently, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited injected HKD720,000 (USD92,308), HKD735,000 (USD94,231), HKD735,000 (USD94,231) and HKD735,000 (USD94,231), respectively, into Winfield Engineering (Hong Kong) Limited. Subsequent to the issuance of shares, Winfield Engineering (Hong Kong) Limited is owned as to 805, 48, 49, 49 and 49 shares by Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited.

On September 12, 2024, Phoenix (BVI) Limited and the Company entered into share exchange agreements with (i) Mr. Chi Kin Kelvin Yeung and Phoenix Prosperity Investment Limited, (ii) More Resources Holdings Limited, (iii) Quest Dragon International Limited, (iv) Rich Plenty Investment Limited and (v) Unique Resources Holdings Limited. Pursuant to the share exchange agreements, the Company issued 16,090,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares to Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited, in exchange of 805, 48, 49, 49 and 49 shares in Winfield Engineering (Hong Kong) Limited, being 100% ownership of Winfield Engineering (Hong Kong) Limited, via Phoenix (BVI) Limited, from Mr. Chi Kin Kelvin Yeung, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited. Upon completion of the above share exchange, Winfield Engineering (Hong Kong) Limited became direct wholly-owned subsidiary of Phoenix (BVI) Limited.

Subsequently, Phoenix Prosperity Investment Limited, More Resources Holdings Limited, Quest Dragon International Limited, Rich Plenty Investment Limited and Unique Resources Holdings Limited holds 16,100,000, 960,000, 980,000, 980,000 and 980,000 ordinary shares of the Company with a par value of USD0.00001, representing 80.5%, 4.8%, 4.9%, 4.9% and 4.9% of the issued outstanding share capital of the Company. This resulted in (a) a total additional issuance of 19,990,000 Ordinary Shares; (b) a dilution of Mr. Chi Kin Kelvin, Yeung’s ownership interest in the Company from 100.0% to 80.5% though he remained as the controlling shareholder of the Company; and (c) a decrease in earnings per shares (basic and diluted) due to the increased number of shares outstanding.

Prior to a Group Reorganization, Winfield was held as to 100% by Mr. Chi Kin Kelvin Yeung. Upon completion of Group Reorganization, Phoenix Asia Holdings Limited, who is controlled by Mr. Chi Kin Kelvin Yeung, ultimately owns 16,100,000 ordinary shares of the Company and Winfield will become an indirectly-owned subsidiary of the Company. The proceed of these additional16,100,000 shares was paid in October 2024.

Other than the completion of the reorganization, the Company has assessed all other events or transactions that occurred from March 31, 2024, up through the date that these combined financial statements are available to be issued, there are not any material subsequent events that require disclosure in these combined financial statements.

F-50

Phoenix Asia Holdings Limited

1,600,000 Ordinary Shares

PROSPECTUS

April 25, 2025

D. Boral Capital

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Through and including May 20, 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Phoenix Asia Holdings Limited

500,000 Ordinary Shares to be sold by the Selling Shareholder

PROSPECTUS

          April 25, 2025

Through and including May 20, 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.